UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LYDALL, INC.
(Name of Registrant as Specified In Its Charter)

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LYDALL, INC.
One Colonial Road
Manchester, Connecticut 06042
August 10, 2021
Dear Stockholder:
On June 21, 2021, Lydall, Inc. (“Lydall”) entered into a definitive merger agreement with Unifrax Holding Co. (“Parent”), Outback Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”) and solely with respect to certain payment obligations of Parent thereunder, Unifrax I LLC (“Unifrax”) (the “merger agreement”). Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into Lydall, with Lydall surviving the merger as a wholly owned subsidiary of Parent (the “merger”).
If the merger is completed, Lydall stockholders will have the right to receive $62.10 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of Lydall that they own immediately prior to the effective time of the merger unless they have properly demanded appraisal rights for such shares in accordance with Delaware law. The purchase price represents a premium of approximately 87% over Lydall’s closing share price on June 18, 2021, the last trading day prior to the announcement that Lydall had entered into the merger agreement and a premium of approximately 71% to Lydall’s thirty (30)-trading-day volume-weighted average stock price on the same date.
We will hold a virtual special meeting of our stockholders in connection with the proposed merger on September 14, 2021 at 9:00 a.m., Eastern Time (the “special meeting”) (unless the special meeting is adjourned or postponed). The special meeting is scheduled to be held exclusively online via live webcast. There will not be a physical meeting location. You will be able to attend the Stockholder Meeting by first registering at https://viewproxy.com/Lydall/2021. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Please note you will not be able to attend the special meeting in person. We have chosen to hold a virtual meeting rather than an in-person meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.
At the special meeting (or any adjournment or postponement thereof), stockholders will be asked to vote on the proposal to approve and adopt the merger agreement, as it may be amended from time to time. Under Delaware law, stockholders holding at least a majority of the shares of Lydall common stock outstanding at the close of business on the record date must vote “FOR” the merger proposal to approve and adopt the merger agreement. A failure to vote your shares of Lydall common stock or an abstention from voting will have the same effect as a vote against the merger proposal.
We cannot complete the merger unless Lydall stockholders approve and adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the special meeting via the virtual meeting website, please complete, sign and date the enclosed proxy card and return it in the envelope provided or vote by telephone (at the toll-free number indicated on the proxy card) or via the internet (at the voting site indicated on the proxy card) as promptly as possible so that your shares may be represented and voted at the special meeting (or any adjournment or postponement thereof).
After careful consideration, the Lydall board of directors has unanimously determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of Lydall stockholders and has approved the merger agreement. The Lydall board of directors recommends that Lydall stockholders vote “FOR” the proposal to approve and adopt the merger agreement.
In addition, the Securities and Exchange Commission (the “SEC”) has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger. The Lydall board of directors recommends that Lydall stockholders vote “FOR” the named executive officer merger-related compensation proposal described in the accompanying proxy statement.
The proposal to approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock in attendance via the virtual meeting website or represented by proxy at the special meeting and entitled to vote and voting on such proposal. The Lydall board of directors recommends that Lydall stockholders vote “FOR” the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.
The obligations of Lydall and Parent to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Lydall, the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement.
If you have any questions or need assistance voting your shares of our common stock, please contact Alliance Advisors, our proxy solicitor (“Alliance Advisors”), by calling toll-free at 855-973-0094.
Thank you for your consideration of this matter and your continued confidence in Lydall.
Sincerely,
Chad A. McDaniel
Executive Vice President, General Counsel &
Chief Administrative Officer
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated August 10, 2021 and, together with the enclosed form of proxy, is first being mailed to Lydall stockholders on or about August 10, 2021.

LYDALL, INC.
One Colonial Road
Manchester, Connecticut 06042

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	September 14, 2021 at 9:00 a.m., Eastern Time.
PLACE	The special meeting of stockholders of Lydall will be exclusively online via live webcast (the “special meeting”) and can be accessed by visiting https://viewproxy.com/Lydall/2021 (the “virtual meeting website”), where you will be able to attend the special meeting, vote, and submit your questions during the special meeting. There will not be a physical meeting location.
ITEMS OF BUSINESS	Consider and vote on:

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A proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 21, 2021, by and among Lydall, Inc. (“Lydall”), Unifrax Holding Co. (“Parent”), Outback Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and solely with respect to certain payment obligations of Parent thereunder, Unifrax I LLC (“Unifrax”), as may be amended from time to time (the “merger agreement”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into Lydall, with Lydall surviving the merger as a wholly owned subsidiary of Parent (the “merger”);

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A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger discussed under the section entitled “The Merger (Proposal 1) — Interests of Lydall Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement; and

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A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

RECORD DATE	Stockholders of record at the close of business on August 9, 2021 are entitled to notice of and may vote at the special meeting.
At least one (1) day before the special meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, will be prepared by the Secretary at Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042, or the transfer agent in charge of the stock ledger of Lydall. Such list will be open for examination by any Lydall stockholder at such address at the time of the meeting.
VOTING BY PROXY	The Lydall board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by returning your proxy by mail (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote at the special meeting via the virtual meeting website, your proxy prior to the special meeting will be revoked.
RECOMMENDATIONS	The Lydall board of directors recommends that you vote:
• “FOR” the proposal to approve and adopt the merger agreement;

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“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger; and

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“FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

APPRAISAL RIGHTS	Under the Delaware General Corporation Law (the “DGCL”), any record holder of Lydall common stock who does not vote in favor of the merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, all (but not less than all) of its shares of Lydall common stock if the merger is completed.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE VIRTUAL MEETING WEBSITE, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS, OR BY MAIL BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY VIA THE VIRTUAL MEETING WEBSITE, YOU MAY DO SO.
Your proxy may be revoked at any time before the vote at the special meeting, or any adjournment or postponement thereof, by (i) giving the Office of the Secretary written notice of revocation, (ii) returning a later-dated proxy or (iii) attending the special meeting and voting via the virtual meeting website.
Please note that we intend to limit attendance at the special meeting to stockholders at the close of business on the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder giving you the right to vote the shares at the special meeting.
The proxy statement of which this notice forms a part provides a detailed description of the merger agreement, the merger and the other transactions contemplated by the merger agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Lydall common stock, please contact Lydall’s proxy solicitor:
Alliance Advisors
200 Broadacres Drive
3rd Floor
Bloomfield, NJ 07003
Toll-Free: 855.973.0094
E-mail: LDL@allianceadvisors.com

By Order of the Board of Directors of Lydall, Inc.

Chad A. McDaniel Executive Vice President, General Counsel & Chief Administrative Officer
Manchester, Connecticut
August 10, 2021

Lydall, Inc.
One Colonial Road, Manchester, Connecticut 06042
LYDALL, INC.
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

i

ii

iii

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Lydall included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 93 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.
All references to “Lydall,” “we,” “us” or “our” in this proxy statement refer to Lydall, Inc., a Delaware corporation; all references to “Parent” refer to Unifrax Holding Co., a Delaware corporation; all references to “Merger Sub” refer to Outback Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent formed for the sole purpose of effecting the merger; all references to “Unifrax” refer to Unifrax I LLC, a Delaware limited liability company; all references to “Lydall common stock” refer to the common stock, par value $0.01 per share, of Lydall; all references to the “Lydall board” or “Lydall board of directors” refer to the board of directors of Lydall; all references to the “merger” refer to the merger of Merger Sub with and into Lydall with Lydall surviving as a wholly owned subsidiary of Parent; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of June 21, 2021, as may be amended from time to time, by and among Lydall, Parent, Merger Sub, and solely with respect to certain payment obligations of Parent thereunder, Unifrax, a copy of which is included as Annex A to this proxy statement. Lydall, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”
THE COMPANIES
Lydall, Inc. (see page 23)
Lydall and its subsidiaries design, manufacture, and market specialty filtration and advanced materials solutions that contribute to a cleaner, quieter and safer world. Lydall operates in a variety of attractive end markets supported by global megatrends such as the demand for indoor air quality and lower emissions, near sourcing of supply chains, and vehicle electrification redefining safety and sound. Lydall solves our customers’ problems culminating in demanding applications, including: high performance air and liquid specialty filtration, molecular filtration, engineered fiber based materials and sealing solutions, specialty insulation including high temperature and ultra-low temperature (cryogenic) insulation, needle punch nonwoven materials for industrial, geosynthetic, medical and other specialty applications; and thermal management and acoustical products and solutions to assist in the reduction of noise, vibration, and harshness.
Lydall’s principal executive office is located at One Colonial Road, Manchester, Connecticut 06042. Lydall’s telephone number is (860) 646-1233. Lydall’s internet website address is www.lydall.com. The information provided on the Lydall website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of Lydall common stock are listed and trade on the New York Stock Exchange (the “NYSE”) under the symbol “LDL.”
Parent (see page 23)
Parent and its subsidiaries are a leading global supplier of high-performance specialty fibers and inorganic materials used in emission control, thermal management, filtration, battery and fire protection applications. Parent’s ceramic and microfine glass fiber products are sold worldwide, primarily to industrial, commercial and automotive customers. Parent’s portfolio of fiber products, technologies, proprietary chemistries and processes have been developed from more than 70 years of deep application knowledge and innovation. Parent’s products address mission critical energy efficiency, emission control, regulatory and fire safety requirements across the globe.
Parent’s principal executive office is located at 600 Riverwalk Parkway, Suite 120, Tonawanda, New York 14150. Parent’s telephone number is (716)768-6500. Parent’s internet website address is www.unifrax.com. The information provided on the Parent website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Merger Sub (see page 23)
Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent. Merger Sub exists for the sole purpose of entering into the merger agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Merger Sub will cease to exist and Lydall will continue as the surviving company and as a wholly owned subsidiary of Parent.
THE MERGER
A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled “The Merger Agreement” beginning on page 57 of this proxy statement.
Effects of the Merger (see page 30)
If the merger is completed, then, at the effective time of the merger, Merger Sub will be merged with and into Lydall in accordance with the DGCL. As a result of the merger, the separate existence of Merger Sub will cease, and Lydall will survive the merger as a wholly owned subsidiary of Parent.
Upon consummation of the merger, your shares of Lydall common stock will be converted into the right to receive the per share merger consideration described below unless you have properly demanded appraisal rights in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. As a result of the merger, Lydall will cease to be a publicly-traded company and will be wholly owned by Parent. Following consummation of the merger, the surviving corporation will terminate the registration of Lydall’s common stock on the NYSE and Lydall will no longer be subject to reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Merger Consideration (see page 58)
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Lydall stockholders will have the right to receive $62.10 in cash, without interest (the “merger consideration”), and less any applicable withholding taxes, for each share of Lydall common stock that they own immediately prior to the effective time of the merger.
Treatment of Lydall Equity Awards (see page 59)
The merger agreement provides that, at or immediately prior to the effective time of the merger, the outstanding equity awards of Lydall will be treated as follows:
Each award of  (or with respect to) Lydall common stock (including any restricted stock and restricted stock unit awards) that is subject to vesting or other forfeiture conditions (each, a “Lydall RSA”) that is outstanding under Lydall’s 2003 Stock Incentive Compensation Plan, Lydall’s Amended and Restated 2012 Stock Incentive Plan or any inducement share agreements with current or former service providers of Lydall (together, the “Lydall Stock Plans”), whether or not vested, will become fully vested and be automatically canceled in exchange for the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Lydall common stock underlying the Lydall RSA (including the value of any dividends accrued thereon). To the extent the number of shares of Lydall common stock underlying a Lydall RSA is based on the satisfaction of performance conditions (each, a “Lydall PSA”), such performance conditions will be deemed to have been earned at the greater of  (i) the target amount under the terms of the applicable award agreement relating to such Lydall PSA and (ii) the amount reasonably projected to be earned under the terms of the award agreement based on performance achievement through the effective time of the merger.
Each option to acquire shares of Lydall common stock (a “Lydall Stock Option”) that is outstanding under a Lydall Stock Plan, whether or not vested, will become fully vested and be automatically canceled in exchange for the right to receive an amount in cash (without interest) determined by multiplying (i) the excess, if any, of the merger consideration over the applicable exercise price of such Lydall Stock Option by (ii) the number of shares of Lydall common stock underlying the Lydall Stock Option. Any Lydall Stock Option for which the exercise price is equal to or greater than the merger consideration will be canceled without any consideration.
Each Lydall Stock Option that was intended to qualify as an “incentive stock option” (each, an “Incentive Stock Option”) within the meaning of Section 422 of the Internal Revenue Code will, at least ten (10) business days prior to the closing of the merger, automatically vest and be exercisable for Lydall common stock and each holder of Incentive

Stock Options shall be provided with written notice that such holder will, during the period beginning on the date of such notice and ending on the business day immediately preceding the closing of the merger, have the right to exercise such Incentive Stock Option by providing Lydall with notice of exercise and a cash amount equal to the applicable exercise price (with each share of Lydall common stock acquired on exercise being converted into the right to receive the merger consideration at the effective time of the merger and each Incentive Stock Option not so exercised and that remains outstanding immediately prior to the effective time of the merger being treated as a Lydall Stock Option).
Recommendation of the Lydall Board of Directors (see page 41)
After careful consideration, the Lydall board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Lydall board of directors in reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement can be found in the section entitled “The Merger (Proposal 1) — Lydall’s Reasons for the Merger” beginning on page 38 of this proxy statement.
The Lydall board of directors recommends that Lydall stockholders vote:
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“FOR” the proposal to approve and adopt the merger agreement;

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“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger; and

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“FOR” the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Opinion of Lydall’s Financial Advisor (see page 41)
In connection with the merger, Lydall’s financial advisor, BofA Securities, Inc. (“BofA Securities”), delivered a written opinion, dated June 20, 2021, to the Lydall board of directors as to the fairness, from a financial point of view and as of that date, of the merger consideration to be received by holders of Lydall common stock (other than, as applicable, Parent, Unifrax, Merger Sub, their respective affiliates, including Clearlake Capital Group, L.P. (“Clearlake”) and its affiliates, and any subsidiary of Lydall). The full text of BofA Securities’ written opinion, dated June 20, 2021, which describes, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities delivered its opinion for the benefit and use of the Lydall board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Lydall or in which Lydall might engage or as to the underlying business decision of Lydall to proceed with or effect the merger. BofA Securities expresses no opinion or recommendation as to how any securityholder should vote or act in connection with the merger or any other matter.
Financing of the Merger (see page 54)
In connection with the transactions contemplated by the merger agreement, certain funds managed by affiliates of Parent (the “Investors”) have delivered an equity commitment letter (the “Equity Commitment Letter”) to Parent, dated as of June 21, 2021, pursuant to which, upon the terms and subject to the conditions set forth therein, such funds have committed to capitalize Parent at the closing of the merger in an aggregate amount of  $474 million in cash, in immediately available funds.
In addition, Parent has obtained debt financing commitments (pursuant to a debt commitment letter) for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with the cash on hand at Parent, will be used to consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses, to repay certain existing indebtedness of Unifrax as required by the terms of such financing commitments, and to pay any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement. Pursuant to the terms of the debt commitment letter, J.P. Morgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Morgan Stanley Senior Funding, Inc. and Stifel Syndicated Credit, LLC have committed to provide, severally but not jointly upon the terms and subject to the conditions set forth in the debt commitment letter, debt financing in the aggregate amount of  $1.2 billion.
The total amount of funds required to complete the merger and related transactions, including payment of related fees and expenses, is anticipated to be approximately $1.674 billion, which will be funded with the net proceeds of the Financing.
In addition, the Investors entered into a Limited Guarantee dated June 21, 2021 (the “Limited Guarantee”) with Lydall to guarantee Parent’s obligation to pay the reverse termination fee to Lydall and certain other specified payments to Lydall, subject to the terms and obligations set forth in the merger agreement and the Limited Guarantee.
For additional information, see the section entitled “The Merger (Proposal 1) — Financing of the Merger” beginning on page 54 of this proxy statement.
Material U.S. Federal Income Tax Consequences of the Merger (see page 55)
The exchange of Lydall common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. Accordingly, a stockholder that is a “U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 of this proxy statement) will generally recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the merger consideration received by such U.S. holder in the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of Lydall common stock exchanged therefor. With respect to a stockholder that is a “non-U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 of this proxy statement), the exchange of shares of Lydall common stock for the merger consideration pursuant to the merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the merger unless the stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form). You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Regulatory Clearances and Approvals Required for the Merger (see page 54)
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated), including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Under the terms of the merger agreement, each of Lydall and Parent have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining certain specified regulatory approvals.
Parent shall and shall cause its subsidiaries to take all actions needed in the event that a governmental authority or third party challenges any of the transactions contemplated by the merger agreement as violating the HSR Act or other competition laws to obtain such regulatory clearances, including divestitures, hold separate arrangements, the termination of any existing relationships and contractual rights and obligations, termination of any venture or other arrangement, effectuating any other change or restructuring of Parent, Lydall or any of their respective subsidiaries, and opposing, fully and vigorously, any administrative or judicial action, proceeding, or order that could threaten, restrain, prevent or delay the consummation of the transactions contemplated by the merger agreement. At the request of Parent, Lydall shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of Lydall or any of its subsidiaries, provided that any such action shall be conditioned upon consummation of the merger and the other transactions contemplated by the merger agreement.
On July 6, 2021, both Lydall and Parent filed notification of the proposed merger with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) under the HSR Act. The HSR Act waiting period with respect to the proposed merger expired on August 5, 2021.
In addition, prior to the effective time of the merger, Lydall and Parent are required to obtain regulatory approvals from the Austrian Federal Competition Authority, German Federal Cartel Office, German Federal Ministry for Economic Affairs and Energy, Turkish Competition Authority, and French Ministry of Economy and Finance. On July 16, 2021, Lydall and Parent notified the proposed merger with the above-mentioned regulatory authorities (including by way of draft filing in those jurisdictions where the pre-notification is the custom).
See the section entitled “The Merger Agreement — Regulatory Clearances and Approvals Required for the Merger” beginning on page 68 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the merger.
Expected Timing of the Merger (see page 57)
We expect to complete the merger in the second half of 2021. The merger is subject to various conditions, however, and it is possible that factors outside the control of Lydall or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.
See the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 74 of this proxy statement.
Conditions to Completion of the Merger (see page 74)
As more fully described in this proxy statement and in the merger agreement, each party’s obligation to consummate the merger depends on a number of conditions being satisfied, including:
•
Approval and adoption of the merger agreement by an affirmative vote of the holders of a majority of the shares of Lydall common stock outstanding at the close of business on the record date in accordance with Delaware law;

•
The absence of any law or order issued by any court of competent jurisdiction or other legal restraint being in effect prohibiting, rendering illegal or enjoining the consummation of the merger, whether on a preliminary or permanent basis;

•
Certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, such waiting periods having expired or been terminated);

•
The other party having performed in all material respects all of its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger;

•
Subject to certain qualifications, the accuracy of representations and warranties made by the other party in the merger agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties); and

•
There having not occurred a company material adverse effect (as described in the section entitled “The Merger Agreement — Definition of  ‘Company Material Adverse Effect’”) on Lydall.

Restrictions on Solicitation of Acquisition Proposals (see page 64)
Subject to certain exceptions, Lydall has agreed that from the date of the merger agreement until the earlier of the receipt of stockholder approval or the termination of the merger agreement in accordance with its terms, except as otherwise set forth below, Lydall will not, and will cause its subsidiaries and each of its and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives not to, and use reasonable best efforts to cause its subsidiaries and its subsidiaries’ respective representatives not to, directly or indirectly:
•
Solicit or take any action to knowingly facilitate or encourage the submission of any “acquisition proposal” (as described in the section entitled “The Merger Agreement — Restrictions on Solicitation of Acquisition Proposals”);

•
Initiate, solicit, facilitate, participate, engage with, enter into or knowingly encourage any discussions or negotiations with, furnish any information relating to Lydall or any of its subsidiaries or afford access to the business, properties, assets, personnel, books or records of Lydall or any of its subsidiaries to, otherwise knowingly cooperate with any third party relating to an acquisition proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to an acquisition proposal (other than requesting the clarification of the terms and conditions thereof) (as described in the section entitled “The Merger Agreement — Restrictions on Solicitation of Acquisition Proposals”);

•
Make an adverse recommendation change (as described in the section entitled “The Merger Agreement — Restrictions on Solicitation of Acquisition Proposals”) with regard to the merger;

•
Grant a waiver, amendment or release under a standstill or confidentiality agreement, provided that Lydall or any of its subsidiaries shall not be prohibited from amending, modifying or granting any waiver or release of any standstill provision contained in a standstill, confidentiality or similar agreement of Lydall or any of its subsidiaries, in each case solely to the extent the Lydall board of directors determines, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties; or

•
Allow, authorize or cause Lydall or any of its subsidiaries to enter into any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement or contract providing for or relating to an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal (an “alternative acquisition agreement”).

Notwithstanding the restrictions described above, if at any time prior to obtaining the approval of Lydall stockholders, the Lydall board of directors receives an unsolicited acquisition proposal which has not resulted from a breach of the restrictions set forth above that the Lydall board of directors determines, after consultation with its financial advisor and outside legal counsel, (i) is or would reasonably be expected to lead to a superior proposal and (ii) the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then the Lydall board of directors may provide information to and engage in discussions or negotiations with a third party.
Changes in Board Recommendation (see page 67)
Under the merger agreement, under certain circumstances and subject to certain requirements described in the section entitled “The Merger Agreement — Changes in Board Recommendation” beginning on page 67 of this proxy statement, the Lydall board of directors is entitled to make an adverse recommendation change prior to obtaining stockholder approval, if the Lydall board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that an acquisition proposal constitutes a superior proposal (as described in the section entitled “The Merger Agreement — Changes in Board Recommendation”), if the Lydall board of directors determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
Lydall notifies Parent in writing at least five (5) business days before taking such action, that Lydall intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches the most current version of any proposed transaction agreement;

•
If requested by Parent during such five (5) business day period, Lydall negotiates in good faith with Parent regarding any proposal by Parent to amend the terms of the merger agreement in response to such superior proposal; and

•
After such five (5) business day period, the Lydall board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, taking into account any proposal by Parent received during such period to amend the terms of the merger agreement, that such acquisition proposal continues to constitute a superior proposal (provided that any material amendment of any such superior proposal requires a new written notification from Lydall and a new notice period of three (3) business days will commence, during which notice period Lydall will be required to comply with the foregoing requirements anew, except that such new notice period will be for three (3) business days (as opposed to five (5) business days)).
In the event that the Lydall board of directors is permitted to change its recommendation with respect to the merger agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Lydall may also terminate the merger agreement to enter into a definitive written agreement for such superior proposal if concurrently with such termination, Lydall pays to Parent the fee required to be paid to Parent as described in the section entitled “The Merger Agreement — Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement.
In addition, at any time prior to obtaining the approval of Lydall’s stockholders, the Lydall board of directors is permitted to effect an adverse recommendation change involving or relating to an “intervening event” (as described in the section entitled “The Merger Agreement — Changes in Board Recommendation”) if the Lydall board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
Lydall notifies Parent in writing of its intention to take such action and at least five (5) business days before taking such action, that Lydall intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches a reasonably detailed description of the intervening event;

•
If requested by Parent, during such five (5) business day period, Lydall negotiates in good faith with Parent regarding any proposal by Parent to amend the terms of the merger agreement; and

•
After such five (5) business day period described above, the Lydall board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, taking into account any proposal by Parent received during such period to amend the terms of the merger agreement, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

In addition, if the Lydall board of directors changes its recommendation with respect to the merger agreement, Parent may terminate the merger agreement and collect a termination fee as described in the section entitled “The Merger Agreement — Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement.
Termination of the Merger Agreement (see page 75)
•
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by Lydall stockholders):

•
At any time prior to the effective time of the merger, by mutual written agreement of Lydall and Parent;

•
At any time prior to the effective time of the merger, by either Lydall or Parent if:

•
The merger has not been consummated on or before June 21, 2022 (the “end date”); provided that this termination right will not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of the merger agreement has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger by such time;

•
There is in effect a permanent injunction or other order issued by a court of competent jurisdiction preventing the consummation of the merger and such injunction or other order shall have become final and non-appealable; provided that this termination right will not be available to any party whose breach of any provision of the merger agreement results in the existence of such permanent injunction or order; or

•
At the meeting of Lydall stockholders to approve and adopt the merger agreement (including any adjournment or postponement thereof), stockholder approval is not obtained.

•
At any time prior to the effective time of the merger, by Parent if:

•
An adverse recommendation change has occurred prior to the receipt of the stockholder approval; or

•
Lydall has breached any representation or warranty or failed to perform any covenant or agreement on the part of Lydall set forth in the merger agreement that would cause the closing conditions not to be satisfied and to be incapable of being satisfied by the end date, or if curable prior to the end date, Lydall shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Parent stating Parent’s intention to terminate the merger agreement pursuant to the terms set forth therein; provided that, at the time at which Parent would otherwise exercise such termination right, neither Parent nor Merger Sub shall be in material breach of its or their obligations under the merger agreement so as to cause any of the closing conditions not to be capable of being satisfied.

•
At any time prior to the effective time of the merger, by Lydall if:

•
Prior to the receipt of the stockholder approval, the Lydall board of directors authorizes Lydall to enter into a written agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals; provided that concurrently with such termination, Lydall pays to Parent the termination fee required to be paid to Parent as described in the section entitled “The Merger Agreement — Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement and enters into the alternative acquisition agreement with respect to such superior proposal;

•
Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the merger agreement that would cause the closing conditions not to be satisfied, and to be incapable of being satisfied by the end date, or if curable prior to the end date, Parent or Merger Sub shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Lydall stating Lydall’s intention to terminate the merger agreement pursuant to the terms set forth therein; provided that, at the time at which Lydall would otherwise exercise such termination right, Lydall shall not be in material breach of its obligations under this Agreement so as to cause any of the closing conditions not to be capable of being satisfied; or

•
(A) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied (other than those conditions (x) the failure of which to be satisfied is attributable primarily to or results primarily from a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements under the merger agreement and (y) that by their terms are to be satisfied at the closing of the merger, so long as such actions would then be capable of being satisfied), (B) Parent and Merger Sub have failed to consummate the merger by the time the closing of the merger should have occurred, (C) Lydall has notified Parent in writing that the conditions to the merger have been satisfied or, with respect to Lydall’s conditions, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and that it is ready, willing and able to consummate the merger, (D) Lydall has given Parent at least three (3) business days written notice stating its intention to terminate and (E) Parent has failed to consummate the merger within three (3) business days of the delivery of Lydall’s notice of termination.

Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent (see page 76)
•
Lydall has agreed to pay Parent a termination fee of  $31.5 million in immediately available funds (the “termination fee”) upon termination of the merger agreement if:

•
Lydall terminates the merger agreement because the Lydall board of directors authorizes Lydall to enter into a written agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals;

•
Parent terminates the merger agreement because an adverse recommendation change occurred; or

•
Parent terminates the merger agreement because of any breach by Lydall that would cause or result in any closing conditions not being satisfied or being incapable of being satisfied by the end date or either Parent or Lydall terminates the merger agreement because Lydall’s stockholders did not approve the merger at the stockholder meeting and:

•
At or prior to the stockholder meeting, an acquisition proposal was made public; and

•
On or prior to twelve (12) months after the date of such termination an acquisition proposal (whether or not the same one) is consummated or Lydall or its subsidiaries has entered into a definitive agreement relating to an acquisition proposal (whether or not the same one) (provided that all references to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

•
Parent has agreed to pay Lydall a reverse termination fee of  $91.7 million in immediately available funds (the “reverse termination fee”) upon termination of the merger agreement if  (i) Lydall terminates the merger agreement because of the breach of any covenant or agreement under the merger agreement by Parent or Merger Sub, which breach would give rise to the failure of any conditions to the obligations of Lydall to effect the merger; (ii) Lydall terminates the merger agreement because Parent failed to consummate the merger by the time the closing of the merger should have occurred, and Lydall has given Parent written notice at least three (3) business days prior to such termination stating Lydall’s intention to terminate the merger agreement; or (iii) either Lydall or Parent terminates if the merger is not consummated on or before 5:00 p.m. (New York City time) on June 21, 2022 and, at the time of such termination, Lydall would have been entitled to terminate the merger agreement pursuant to (i) or (ii) above.

Remedies; Maximum Liability (see page 77)
The merger agreement provides that, upon any termination of the merger agreement under circumstances where the termination fee is payable by Lydall and the termination fee is paid in full, except in the case of willful breach, Parent and Merger Sub will be precluded from any other remedy against Lydall, at law or in equity or otherwise and neither Parent nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Lydall or any of Lydall’s subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby.
In addition, the merger agreement provides that, upon any termination of the merger agreement under circumstances where the reverse termination fee is payable by Parent and the reverse termination fee is paid in full, except in the case of willful breach, Lydall will be precluded from any other remedy against Parent or Merger Sub, at law or in equity or otherwise and Lydall will not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Sub, any debt financing sources or any of their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby. The Investors have agreed to guarantee Parent’s obligation to pay the reverse termination fee to Lydall and certain other specified payments to Lydall pursuant to the Limited Guarantee, subject to the terms and obligations set forth therein.
If the merger agreement is terminated under circumstances where neither the termination fee is payable by Lydall nor the reverse termination fee is payable by Parent, the merger agreement will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party), except in the case of willful breach of any provision of the merger agreement.
Specific Performance (see page 77)
The merger agreement provides that the parties will be entitled to an injunction to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement.
Lydall is entitled to obtain specific performance or other equitable relief to cause Parent to effect the closing of the merger and fund the Equity Financing if and only if  (i) the conditions to the obligations of Parent and Merger Sub to consummate the merger (other than conditions to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger) have been satisfied at the time when the closing of the Merger would have occurred but for any breach by Parent or Merger Sub, (ii) the financing provided for by the Debt Commitment Letter or alternative financing has been funded in accordance with its terms or will be funded at the closing of the merger in accordance with its terms if the Equity Financing is funded at the closing of the merger, and (iii) Lydall has irrevocably confirmed in a written notice that if specific performance is granted and the Equity Financing and Debt Financing or alternative financing are funded, then Lydall will take any actions required of it so that the closing of the Merger will occur.
Appraisal Rights (page 55)
Under the DGCL, any record holder of Lydall common stock at the close of business on the record date who does not vote in favor of the merger, and who exercises its appraisal rights and fully complies with all of the provisions of

Section 262 of the DGCL (but not otherwise), will be entitled to demand and receive payment of the “fair value” as determined pursuant to Section 262 of the DGCL for all (but not less than all) of his or her shares of Lydall common stock if the merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 80 of this proxy statement. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C.
The Special Meeting (see page 24)
The special meeting of Lydall’s stockholders is scheduled to be held exclusively online via live webcast on September 14, 2021 at 9:00 a.m., Eastern Time. You will be able to attend the Special Meeting by first registering at https://viewproxy.com/Lydall/2021. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Instructions on how to attend and participate online are also posted online at https://viewproxy.com/Lydall/2021/VM. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.
The special meeting is being held in order to consider and vote on the following:
•
A proposal to approve and adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 30 and 57, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger (Proposal 1) — Interests of Lydall’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Only holders of record of Lydall common stock at the close of business on August 9, 2021, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 18,037,202 shares of Lydall common stock were issued and outstanding, approximately 711,835 of which were held by Lydall’s directors and executive officers. We currently expect that all of Lydall’s directors and executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the shares of Lydall common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Lydall to additional expense.
You may cast one vote for each share of Lydall common stock that you own at the close of business on the record date. Approval and adoption of the merger agreement requires the affirmative vote of the majority of the shares of Lydall common stock outstanding at the close of business on the record date in accordance with Delaware law. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of at least a majority of the outstanding shares of Lydall common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (provided that a quorum is present). The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of at least a majority of the outstanding shares of Lydall common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (whether or not a quorum is present).
An abstention occurs when a stockholder attends a meeting, either via the virtual meeting website or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Because under Delaware law the approval and adoption of the merger agreement requires the affirmative vote of the majority of the shares of Lydall common stock outstanding at the close of business on the record date, abstentions and a complete failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement. Because the other two proposals require the affirmative vote of at least a majority of the outstanding shares of Lydall common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting, abstentions and a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of such proposals.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted for (i) the proposal to approve and adopt the merger agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.
Interests of Lydall’s Directors and Executive Officers in the Merger (see page 50)
In considering the recommendation of the Lydall board of directors to approve and adopt the merger agreement, you should be aware that Lydall’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Lydall’s stockholders generally. The Lydall board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to Lydall stockholders that the merger agreement be approved and adopted. These interests are described in further detail and quantified below under “The Merger (Proposal 1) — Interests of Lydall’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement.
Directors’ and Officers’ Indemnification and Insurance (see page 54)
For six (6) years after the effective time of the merger, Parent has agreed to cause the surviving corporation to indemnify and hold harmless the present and former directors and officers of Lydall, exclusively in their capacity as such (each, an “indemnified person”) in respect of acts or omissions occurring at or prior to the effective time of the merger to the fullest extent provided under Lydall’s certificate of incorporation and bylaws in effect on June 21, 2021.
Market Prices of Lydall Common Stock (see page 79)
The merger consideration of  $62.10 per share represents a premium of approximately 87% over Lydall’s closing share price on June 18, 2021, the last trading day prior to the announcement that Lydall had entered into the merger agreement and a premium of approximately 71% to Lydall’s thirty (30)-day volume-weighted average stock price on the same date. The closing price of Lydall common stock on the NYSE on August 9, 2021, the most recent practicable date prior to the date of this proxy statement, was $61.51 per share. You are encouraged to obtain current market prices of Lydall common stock in connection with voting your shares of Lydall common stock.
Litigation Related to the Merger (see page 55)
As of the date of this proxy statement, three putative securities class action lawsuits related to the proposed merger have been filed by purported stockholders of Lydall. Two of these lawsuits, captioned Stein v. Lydall, Inc., et al., Case No. 1:21-cv-06248 (the “Stein Complaint”), and Whitfield v. Lydall, et al., Case No. 1:21-cv-05289 (the “Whitfield Complaint”) were filed in the United States District Court for the Southern District of New York on July 22, 2021 and July 23, 2021, respectively. The third lawsuit, captioned Barry v. Lydall, et al., Case No. 1:21-cv-04298 (referred to as the “Barry Complaint” and together with the Stein Complaint and the Whitfield Complaint, the “Complaints”), was filed in the United States District Court for the Eastern District of New York on July 30, 2021. The Complaints name as defendants Lydall and each member of the Lydall board of directors. The Complaints generally allege, among other things, that defendants violated Section 14(a) and Section 20(a) of the Exchange Act. Specifically, one or more of the Complaints allege that the proxy statement filed by Lydall with the SEC on July 21, 2021 in connection with the merger (referred to as the “preliminary proxy statement”) contains materially incomplete and misleading information with respect to certain disclosures. The relief sought in one or more of the Complaints includes enjoining the consummation of the merger unless and until the defendants disclose certain allegedly material information, rescinding, to the extent already implemented, the merger agreement or any of the terms thereof, and granting rescissory damages, monetary damages and attorneys’ fees.

Lydall believes that the Complaints are without merit and Lydall and the individual defendants intend to defend vigorously against all claims asserted.
The outcome of any pending or future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the merger and result in substantial costs to Lydall, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the merger is that no applicable law or order issued by a court of competent jurisdiction or other legal restraint which is then in effect renders illegal or enjoins the consummation of the merger whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the merger on the agreed-upon terms, then such injunction may prevent the merger from being consummated, or from being consummated within the expected time frame.

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of Lydall, may have regarding the merger and the special meeting and the answers to those questions. Lydall urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.
Q:
What is the purpose of the special meeting?

A:
At the special meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:

•
A proposal to approve and adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 30 and 57, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger (Proposal 1) — Interests of Lydall’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Q:
Where and when is the special meeting?

A:
The special meeting is scheduled to be held exclusively online via live webcast on September 14, 2021 at 9:00 a.m., Eastern Time. There will not be a physical meeting location. You will be able to attend the Special Meeting by first registering at https://viewproxy.com/Lydall/2021. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Instructions on how to attend and participate online are also posted online at https://viewproxy.com/Lydall/2021/VM. We encourage you to allow ample time for online check-in, which will open at 8:30 a.m., Eastern Time. Please note that you will not be able to attend the special meeting in person. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.

Q:
What do I need in order to be able to attend the special meeting online?

A:
The special meeting will be held via live webcast only. Any stockholder can attend the special meeting live by pre-registering online at https://viewproxy.com/Lydall/2021. The webcast will start at 9:00 a.m., Eastern Time on September 14, 2021. Stockholders may vote and submit questions while attending the special meeting online. In order to be able to enter the special meeting, you will need to pre-register at https://viewproxy.com/Lydall/2021. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Instructions on how to attend and participate online are also posted online at https://viewproxy.com/Lydall/2021/VM.

Q:
How does the Lydall board of directors recommend that I vote on the proposals?

A:
The Lydall board of directors determined that the adoption of the merger agreement and consummation of the merger are in the best interests of Lydall and its shareholders and thus recommends that you vote as follows:

•
“FOR” the approval and adoption of the merger agreement;

•
“FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger; and

•
“FOR” the approval of an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Q:
How does the per share merger consideration compare to the market price of Lydall common stock prior to announcement of the merger?

A:
The merger consideration of  $62.10 per share represents a premium of approximately 87% over Lydall’s closing share price on June 18, 2021, the last trading day prior to the announcement that Lydall had entered into the merger agreement. The closing price of Lydall common stock on the NYSE on August 9, 2021, the most recent practicable date prior to the date of this proxy statement, was $61.51 per share. You are encouraged to obtain current market prices of Lydall common stock in connection with voting your shares of Lydall common stock.

Q:
What will happen in the merger?

A:
If the merger is completed, Merger Sub will merge with and into Lydall, whereupon the separate existence of Merger Sub will cease and Lydall will be the surviving corporation and a wholly owned subsidiary of Parent. As a result of the merger, Lydall common stock will no longer be publicly traded, and you will no longer have any interest in Lydall’s future earnings or growth. In addition, Lydall common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Lydall will no longer be required to file periodic reports with the SEC with respect to Lydall common stock, in each case in accordance with applicable law, rules and regulations.

Q:
Who will own Lydall after the merger?

A:
Immediately following the merger, Lydall will be a wholly owned subsidiary of Parent.

Q:
What will I receive in the merger?

A:
Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, the holders of Lydall common stock will have the right to receive $62.10 in cash, without interest and less any applicable withholding taxes, for each share of Lydall common stock that they own immediately prior to the effective time of the merger.

Q:
What will happen in the merger to Lydall equity awards?

A:
The merger agreement provides that at or immediately prior to the effective time of the merger, the outstanding equity awards of Lydall will be treated as follows:

•
Each Lydall RSA that is outstanding under a Lydall Stock Plan, whether or not vested, will become fully vested and be automatically canceled in exchange for the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Lydall common stock underlying the Lydall RSA (including the value of any dividends accrued thereon). For each Lydall PSA, performance conditions will be deemed to have been earned at the greater of  (i) the target amount under the terms of the applicable award agreement relating to such Lydall PSA and (ii) the amount reasonably projected to be earned under the terms of the award agreement based on performance achievement through the effective time of the merger.

•
Each Lydall Stock Option that is outstanding under a Lydall Stock Plan, whether or not vested, will become fully vested and be automatically canceled in exchange for the right to receive an amount in cash (without interest) determined by multiplying (i) the excess, if any, of the merger consideration over the applicable exercise price of such Lydall Stock Option by (ii) the number of shares of Lydall common stock underlying the Lydall Stock Option. Any Lydall Stock Option for which the exercise price is equal to or greater than the merger consideration will be canceled without any consideration.

•
Each Incentive Stock Option will, at least ten (10) business days prior to the closing of the merger, automatically vest and be exercisable for Lydall common stock and each holder of Incentive Stock Options shall be provided with written notice that such holder will, during the period beginning on the date of such notice and ending on the business day immediately preceding the closing of the merger, have the right to exercise such Incentive Stock Option by providing Lydall with notice of exercise and a cash amount equal to the applicable exercise price (with each share of Lydall common stock acquired on exercise being converted into the right to receive the merger consideration at the effective time of the merger and each Incentive Stock Option not so exercised and that remains outstanding immediately prior to the effective time of the merger being treated as a Lydall Stock Option).
Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Lydall common stock?

A:
If you comply with all the requirements of Section 262 of the DGCL (including not voting in favor of the adoption of the merger agreement), you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL) of your shares of Lydall common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL. See “Appraisal Rights of Stockholders” beginning on page 80 of this proxy statement and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement.

Q:
What vote is required to approve and adopt the merger agreement?

A:
The proposal to approve and adopt the merger agreement requires the affirmative vote of at least a majority of the shares of Lydall common stock outstanding at the close of business on the record date. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. A failure to vote your shares of Lydall common stock or an abstention from voting will have the same effect as a vote against the merger proposal.

Q:
What vote is required to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger?

A:
The named executive officer merger-related compensation proposal, approval of which is not required to complete the merger, requires the affirmative vote of at least a majority of the outstanding shares of Lydall common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (provided a quorum is present or represented by proxy).

Q:
What vote is required to approve the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement?

A:
The proposal to adjourn the special meeting, the approval of which is not required to complete the merger, requires the affirmative vote of at least a majority of the outstanding shares of Lydall common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (whether or not a quorum is present). Notwithstanding the inclusion or approval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another place, if applicable, date or time, in accordance with Lydall’s Amended and Restated Bylaws, as amended and restated as of December 6, 2018 (the “Bylaws”).

Q:
Do any of Lydall’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:
In considering the recommendation of the Lydall board of directors with respect to the merger proposal, you should be aware that our directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of our Lydall stockholders generally. The Lydall board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by the stockholders of Lydall. See “The Merger (Proposal 1) — Interests of Lydall’s Directors and Executive Officers in the Merger” beginning on page 50 and “Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)” beginning on page 84.

Q:
When do you expect the merger to be completed?

A:
In order to complete the merger, Lydall must obtain the stockholder approval of the proposal to adopt the merger agreement described in this proxy statement and the other closing conditions under the merger agreement must be satisfied or waived. The parties to the merger agreement currently expect to complete the merger in the second half of 2021, although Lydall cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q:
What conditions must be satisfied to complete the merger?

A:
There are several conditions which must be satisfied to complete the merger, including, among other things, the expiration or termination of any applicable waiting period under the HSR Act, compliance with certain other regulatory filings and obtaining certain other regulatory approvals. The obligation of each party to consummate the merger is also conditioned on the other party’s representations and warranties being true and correct (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties) and the other party having performed in all material respects its obligations under the merger agreement (subject to certain qualifications). Consummation of the merger is not subject to any financing condition.

Q:
Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger?

A:
SEC rules require Lydall to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to in connection with the merger. Approval of this proposal by Lydall’s stockholders is not required to complete the merger.

Q:
Do you expect the merger to be taxable to Lydall stockholders?

A:
The exchange of Lydall common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the merger consideration you receive and (2) the adjusted tax basis of the shares of common stock you surrender in the merger. Assuming you are a non-U.S. holder, your exchange of shares of Lydall common stock for the merger consideration generally will not result in U.S. federal income tax unless you have certain connections with the United States.You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q:
Who is entitled to vote at the special meeting?

A:
The record date for the special meeting is August 9, 2021. Only stockholders of record at the close of business on that date are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. The only class of stock that can be voted at the meeting is Lydall common stock. Each outstanding share of Lydall common stock is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were 18,037,202 shares of Lydall common stock issued and outstanding, approximately 3.91% of which were held by Lydall’s directors and executive officers. We currently expect that all of Lydall’s directors and executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.

Q:
Who may attend the special meeting?

A:
Only stockholders as of the close of business on August 9, 2021, or their duly appointed proxies, and invited guests of Lydall may attend the meeting via the virtual meeting website. “Street name” holders (those whose shares are held through a broker, bank or other nominee) who wish to vote at the special meeting must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the special meeting.

Q:
Who is soliciting my vote?

A:
The Lydall board of directors is soliciting your proxy, and Lydall will bear the cost of soliciting proxies. Alliance Advisors has been retained to assist with the solicitation of proxies. Alliance Advisors will be paid a solicitation fee of approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Lydall common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Alliance Advisors or, without additional compensation, by certain of Lydall’s directors, officers and employees.

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the special meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:
How do I vote if my shares are registered directly in my name?

A:
If you are a stockholder of record, there are four methods by which you may vote at the special meeting:

•
Internet:   To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.

•
Telephone:   To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.

•
Mail:   To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•
Virtually During Meeting:   To vote your shares during the special meeting, click on the vote button provided on the screen and follow the instructions provided. If you encounter any difficulties accessing the special meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page.

Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting and vote your shares via the virtual meeting website, even if you have already voted by proxy. If you later decide to vote at the special meeting, your proxy prior to the special meeting will be revoked. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.
Q:
How do I vote if my shares are held in the name of my broker (street name)?

A:
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:
Can I change my vote after I submit my proxy?

A:
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;

•
You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Secretary, Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042; or

•
You may attend the special meeting (or any adjournment or postponement thereof) and vote via the virtual meeting website.

If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.
If you have questions about how to vote or change your vote, please contact Alliance Advisors, the firm assisting us in the solicitation of proxies, toll-free at 855-973-0094.
Q:
What happens if I sell my shares of Lydall common stock before the special meeting?

A:
The record date for the special meeting is earlier than the expected date of the merger. If you own shares of common stock as of the close of business on the record date but transfer your shares prior to the date of the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares immediately prior to the effective time of the merger.

Q:
What happens if I sell my shares of Lydall common stock after the special meeting but before the effective time?

A:
If you transfer your shares after the special meeting but before the effective time, you will have transferred the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger.

Q:
Should I send in my stock certificates now?

A:
No. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Lydall common stock for the merger consideration. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY OR OTHERWISE SEND THEM TO LYDALL, PARENT OR THE PROXY SOLICITOR.

Q:
How many shares must be present to constitute a quorum for the meeting?

A:
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the shares of Lydall common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Lydall to additional expense.

Q:
What if I abstain from voting?

A:
If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the proposal to approve and adopt the merger agreement at the special meeting, it will have the same effect as a vote “AGAINST” such proposal. If you abstain from voting on the other two proposals, it will have no effect on the outcome of such proposals.

Q:
Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance via the virtual meeting website?

A:
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone, by mail or by attendance via the virtual meeting website, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If your shares are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under NYSE rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in “street name” and you do not issue instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If you fail to complete, sign, date and return your proxy card by mail, or vote via the internet, by telephone or by attendance via the virtual meeting website, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement, but will have no effect on the other proposals.
Q:
What is a broker non-vote?

A:
Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Lydall common stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the non-binding proposal regarding merger-related compensation for Lydall’s named executive officers (assuming a quorum is present) or the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the merger agreement, will have no effect on the outcome of such proposals.
Q:
Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What does it mean if I receive more than one set of proxy materials?

A:
This means you own shares of Lydall common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
Who will count the votes?

A:
A representative from Alliance Advisors will serve as the inspector of election.

Q:
Can I participate if I am unable to attend the special meeting?

A:
If you are unable to attend the special meeting, we encourage you to complete, sign, date and return your proxy card or to vote over the internet or by telephone.

Q:
Where can I find the voting results of the special meeting?

A:
Lydall intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Lydall files with the SEC are publicly available when filed.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not approved and adopted by Lydall stockholders or if the merger is not completed for any other reason, Lydall stockholders will not receive any payment for their shares of Lydall common stock in connection with the merger. Instead, Lydall will remain an independent public company and shares of Lydall common stock will continue to be listed and traded on the NYSE.

The merger agreement provides that, upon termination of the merger agreement under certain circumstances, Lydall will be required to pay to Parent a termination fee of  $31.5 million, or under specified circumstances, Lydall may be entitled to receive a reverse termination fee of  $91.7 million from Parent. If Parent commences an action or proceeding that results in a judgment against Lydall for the payment of the termination fee, Lydall shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses actually incurred by Parent in connection with such action or proceeding) in an amount not to exceed $5 million in the aggregate. If Lydall commences an action or proceeding that results in a judgment against Parent or Unifrax for the payment of the reverse termination fee, Parent or Unifrax shall pay to Lydall its costs and expenses (including reasonable attorneys’ fees and expenses actually incurred by Lydall in connection with such action or proceeding) in an amount not to exceed $5 million in the aggregate.
See the section entitled “The Merger Agreement — Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement for a discussion of the circumstances under which such a termination fee or a reverse termination fee will be required to be paid.
Q:
How can I obtain additional information about Lydall?

A:
Lydall will provide copies of this proxy statement and its 2020 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, without charge to any stockholder who makes a written request to our Secretary at Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042. Lydall’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investor Relations section of Lydall’s website at www.lydall.com. Lydall’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to our website provided in this proxy statement.

Q:
How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Lydall and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Lydall if you are a stockholder of record. You can notify us by sending a written request to Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042, Attn: Secretary, or calling (860) 646-1233. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Lydall at the telephone and address set forth in the prior sentence. In addition, Lydall will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

Q:
Whom should I contact if I have any questions?

A:
If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Alliance Advisors
200 Broadacres Drive
3rd Floor
Bloomfield, NJ 07003
Toll-Free: 855.973.0094
E-mail: LDL@allianceadvisors.com

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Any statements contained in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, that are not statements of historical fact may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of Lydall based on current assumptions relating to Lydall’s business, the economy and future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs” and other words of similar meaning in connection with the discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, Lydall’s actual results may differ materially from those contemplated by the forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Forward-looking statements in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, include, among others, statements relating to:
•
Expected impact of the COVID-19 on Lydall’s businesses;

•
The occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Lydall to pay a termination fee;

•
The failure to receive, on a timely basis or otherwise, the required approvals by Lydall stockholders with regard to the merger agreement;

•
The risk that a closing condition to the merger agreement may not be satisfied;

•
Lydall’s and Parent’s ability to complete the proposed merger on a timely basis or at all;

•
The failure of the merger to be completed on a timely basis or at all for any other reason;

•
The risks that Lydall’s business may suffer as a result of uncertainties surrounding the merger;

•
The ability of Lydall to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the consummation of the merger;

•
The possibility of disruption to Lydall’s business from the proposed merger, including increased costs and diversion of management time and resources;

•
Limitations placed on Lydall’s ability to operate its business under the merger agreement;

•
General economic, business and political conditions;

•
The outcome of any legal proceedings that may be instituted against Lydall or others relating to the merger agreement or the merger; and

•
Other financial, operational and legal risks and uncertainties detailed from time to time in Lydall’s SEC reports.

All forward-looking statements are inherently subject to a number of risks and uncertainties that could cause the actual results of Lydall to differ materially from those reflected in forward-looking statements made in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, as well as in press releases and other statements made from time to time by Lydall’s authorized officers. Such risks and uncertainties include, among others, the risk factors included in Item 1A of Lydall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and under Part II, Item 1A I Lydall’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. Lydall does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANIES

Lydall, Inc.
Lydall and its subsidiaries design, manufacture, and market specialty filtration and advanced materials solutions that contribute to a cleaner, quieter and safer world. Lydall operates in a variety of attractive end markets supported by global megatrends such as the demand for indoor air quality and lower emissions, near sourcing of supply chains, and vehicle electrification redefining safety and sound. Lydall solves our customers’ problems culminating in demanding applications, including: high performance air and liquid specialty filtration, molecular filtration, engineered fiber based materials and sealing solutions, specialty insulation including high temperature and ultra-low temperature (cryogenic) insulation, needle punch nonwoven materials for industrial, geosynthetic, medical and other specialty applications; and thermal management and acoustical products and solutions to assist in the reduction of noise, vibration, and harshness.
Lydall’s principal executive office is located at One Colonial Road, Manchester, Connecticut 06042. Lydall’s telephone number is (860) 646-1233. Lydall’s internet website address is www.lydall.com. The information provided on the Lydall website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of Lydall common stock are listed and trade on the NYSE under the symbol “LDL.”
Parent
Parent and its subsidiaries are a leading global supplier of high-performance specialty fibers and inorganic materials used in emission control, thermal management, filtration, battery and fire protection applications. Parent’s ceramic and microfine glass fiber products are sold worldwide, primarily to industrial, commercial and automotive customers. Parent’s portfolio of fiber products, technologies, proprietary chemistries and processes have been developed from more than 70 years of deep application knowledge and innovation. Parent’s products address mission critical energy efficiency, emission control, regulatory and fire safety requirements across the globe.
Parent’s principal executive office is located at 600 Riverwalk Parkway, Suite 120, Tonawanda, New York 14150. Parent’s telephone number is (716)768-6500. Parent’s internet website address is www.unifrax.com. The information provided on the Parent website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Merger Sub
Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent. Upon consummation of the transactions contemplated by the merger agreement, Merger Sub exists for the sole purpose of entering into the merger agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Merger Sub will cease to exist and Lydall will continue as the surviving company and as a wholly owned subsidiary of Parent.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of Lydall as part of a solicitation of proxies by the Lydall board of directors for use at the special meeting to be held at the time specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Lydall with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place
The special meeting is scheduled to be held exclusively online via live webcast on September 14, 2021 at 9:00 a.m., Eastern Time. You will be able to attend the special meeting by first registering at https://viewproxy.com/Lydall/2021. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the special meeting. We encourage you to allow ample time for online check-in, which will open at 8:30 a.m., Eastern Time. Please note that you will not be able to attend the special meeting in person. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.
We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual special meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving Lydall and its stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the special meeting so they can ask questions of our board of directors or management. During the live Q&A session of the special meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the special meeting, as time permits.
Both stockholders of record and street name stockholders will be able to attend the special meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the special meeting.
If you are a registered holder, your virtual control number will be on your proxy card.
If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the special meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2021 special meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/Lydall/2021. On the day of the special meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.
Technical Difficulties
There will be technicians ready to assist you with any technical difficulties you may have accessing the special meeting live audio webcast. Please be sure to check in by 8:45 a.m. Eastern Time on September 14, 2021, (fifteen (15) minutes prior to the start of the meeting is recommended) the day of the meeting, so that any technical difficulties may be addressed before the special meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call 866-612-8937.
Purpose of the Special Meeting
At the special meeting, Lydall stockholders will be asked to consider and vote on the following:

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A proposal to approve and adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 30 and 57, respectively, of this proxy statement;

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A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger (Proposal 1) — Interests of Lydall’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement; and

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A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

Lydall stockholders must approve and adopt the merger agreement for the merger to occur. If Lydall stockholders fail to approve and adopt the merger agreement, the merger will not occur. The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve and adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation payable in connection with the merger and vote not to approve and adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either Lydall or Parent. Accordingly, because Lydall is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and adopted and the merger is consummated, and regardless of the outcome of the advisory vote.
Lydall does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters.
Recommendation of the Lydall Board of Directors
After careful consideration, the Lydall board of directors, by a unanimous vote, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Lydall board of directors in reaching its decision to authorize and approve the merger agreement and the merger can be found in the section entitled “The Merger (Proposal 1) — Lydall’s Reasons for the Merger” beginning on page 38 of this proxy statement.
The Lydall board of directors recommends that the Lydall stockholders vote “FOR” the proposal to approve and adopt the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.
Record Date; Stockholders Entitled to Vote
Only holders of record of Lydall common stock at the close of business on August 9, 2021, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, 18,037,202 shares of Lydall common stock were issued and outstanding and held by 943 holders of record.
Holders of record of Lydall common stock are entitled to one vote for each share of Lydall common stock they own at the close of business on the record date.
Quorum
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the shares of Lydall common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. Any shares of Lydall common stock held by Lydall are not considered to be outstanding for purposes of determining a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject Lydall to additional expense. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting.
Required Vote
Approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares of Lydall common stock outstanding at the close of business on the record date. The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of at least a majority of the outstanding shares of Lydall common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (whether or not a quorum is present). Notwithstanding the inclusion or approval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another place, if applicable, date or time in accordance with the Bylaws. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of at least a majority of the outstanding shares of Lydall common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (provided that a quorum is present).
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either by attendance via the virtual meeting website or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present, and will be counted as a vote “AGAINST” the proposal to approve and adopt the merger agreement. At the special meeting, abstentions will have no effect on the outcomes of the proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, and the advisory vote on named executive officer merger-related compensation.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to approve and adopt the merger agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.
Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Lydall common stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the merger agreement or, assuming a quorum is present, the proposal regarding the advisory vote on named executive officer merger-related compensation, will have no effect on the outcome of such proposals.
Failure to Vote
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone or by attendance via the virtual meeting website, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. If you are the record owner of your shares and you fail to vote, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement but will have no effect on the proposal to adjourn the special meeting (whether or not a quorum is present), including if necessary to permit further solicitation of proxies, and the advisory vote on named executive officer merger-related compensation (assuming a quorum is present).
Voting by Lydall’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of Lydall and their affiliates were entitled to vote 711,835 shares of Lydall common stock, or approximately 3.91% of the shares of Lydall common stock issued and outstanding on that date.
Voting at the Special Meeting
To participate in the special meeting, visit please click on the voting link provided from your registration e-mail and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. If you wish to submit a question during the special meeting, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast.
If we experience technical difficulties during the special meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via e-mail notification. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.
Please note that if your shares of Lydall common stock are held by a broker, bank or other nominee, and you wish to vote at the special meeting, you must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the special meeting.
You may also authorize the persons named as proxies on the proxy card to vote your shares by (i) signing, dating, completing and returning the proxy card by mail; (ii) over the internet; or (iii) by telephone. Lydall encourages you to vote over the internet as Lydall believes this is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. The internet provides a convenient, cost-effective alternative to returning your proxy card by mail or voting by telephone. If you vote your shares over the internet, you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares over the internet, there is no need for you to mail back your proxy card.
To Vote Over the Internet:
To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.
To Vote By Telephone:
To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.
To Vote By Mail:
To vote by mail, complete, sign, date and return the enclosed proxy card and mail it to the address indicated on the proxy card.
If you return your signed proxy card without indicating how you want your shares of Lydall common stock to be voted with regard to a particular proposal, your shares of Lydall common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
If you hold shares in more than one account, you may receive more than one proxy or voting instruction card. To be sure that all of your shares are represented at the meeting, you must submit your proxy or voting instructions with respect to each proxy or voting instruction card you receive.
Revocation of Proxies
You can revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
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You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;

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You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Secretary, Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042; or

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You may attend the special meeting (or any adjournment or postponement thereof) and vote via the virtual meeting website.

If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to revoke your proxy.
If you have questions about how to vote or change your vote, you should contact the firm assisting us with the solicitation of proxies, Alliance Advisors, toll-free at 855-973-0094.
Shares Held in Name of Broker
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
Tabulation of Votes
A representative from Alliance Advisors will serve as the inspector of election.
Solicitation of Proxies
The Lydall board of directors is soliciting your proxy, and Lydall will bear the cost of soliciting proxies. Alliance Advisors has been retained to assist with the solicitation of proxies. Alliance Advisors will be paid a solicitation fee of approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Lydall common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Alliance Advisors or, without additional compensation, by certain of Lydall’s directors, officers and employees.
Adjournment
In addition to the proposal to approve and adopt the merger agreement and the advisory vote on named executive officer merger-related compensation, Lydall stockholders are also being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. The special meeting could be adjourned by Lydall as permitted under the terms of the merger agreement to any date. In addition, Lydall could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting or any adjournment or postponement thereof. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.
Notwithstanding the inclusion or approval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another place, if applicable, date or time, in accordance with the Bylaws.
The Lydall board of directors recommends a vote “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.
Other Information
You should not send documents representing Lydall common stock with the proxy card. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Lydall common stock for the merger consideration.

THE MERGER (PROPOSAL 1)

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the merger agreement carefully as it is the legal document that governs the merger.
Effects of the Merger
Pursuant to the terms of the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into Lydall in accordance with the DGCL. As a result of the merger, the separate existence of Merger Sub will cease, and Lydall will survive the merger as a wholly owned subsidiary of Parent.
At the effective time of the merger, each outstanding share of Lydall common stock (other than any shares held by Lydall (as treasury stock), Parent, Merger Sub or any other subsidiary of Parent or Lydall, or any stockholder who has properly demanded and not failed to perfect or validly withdrawn appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive $62.10 in cash, without interest and less any applicable withholding taxes.
Upon consummation of the merger, your shares of Lydall common stock will no longer be outstanding and will automatically be canceled and cease to exist in exchange for payment of the merger consideration described above unless you have properly demanded and not failed to perfect or validly withdrawn appraisal rights in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. As a result of the merger, Lydall will cease to be a publicly-traded company and will be wholly owned by Parent. Following consummation of the merger, the surviving corporation will terminate the registration of Lydall common stock on the NYSE and Lydall will no longer be subject to reporting obligations under the Exchange Act.
Upon consummation of the merger, each outstanding Lydall RSA, Lydall PSA and Lydall Stock Option, whether vested or unvested and whether subject to time-based or performance-based vesting, will vest, be canceled and the holder thereof paid, in each case based on the merger consideration. Each Lydall RSA and Lydall PSA that is outstanding, whether vested or unvested, will automatically be canceled in exchange for the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Lydall common stock underlying the Lydall RSA or Lydall PSA, respectively (then adding, if applicable, the value of any dividends accrued thereon). In the case of any Lydall PSA, performance conditions will be deemed to have been earned at the greater of  (i) the target amount under the terms of the applicable award agreement relating to such Lydall PSA and (ii) the amount reasonably projected to be earned under the terms of the award agreement based on performance achievement through the effective time of the merger.
Each Lydall Stock Option that is outstanding, whether or not vested or exercisable, will automatically be canceled in exchange for the right to receive an amount in cash (without interest) determined by multiplying (i) the excess, if any, of the merger consideration over the applicable exercise price of such Lydall Stock Option by (ii) the number of shares of Lydall common stock underlying the Lydall Stock Option. Any Lydall Stock Option for which the exercise price is equal to or greater than the merger consideration will be automatically canceled without any consideration.
If, during the period between the date of the merger agreement and the effective time of the merger, any change in the outstanding shares of Lydall common stock occurs by reason of any reclassification, recapitalization, stock split or combination or any stock dividend thereon with a record date during such period, excluding any change that results from any exercise of options outstanding as of the date of the merger agreement to purchase shares of Lydall common stock granted under Lydall’s stock option or compensation plans or arrangements, the merger consideration will be appropriately adjusted.
Effects on Lydall If the Merger Is Not Completed
If the merger agreement is not approved and adopted by Lydall stockholders or if the merger is not completed for any other reason, Lydall stockholders will not receive any payment for their shares of Lydall common stock in connection with the merger. Instead, Lydall will remain an independent public company and shares of Lydall common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, Lydall stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the industry in which Lydall operates, the servicing of Lydall’s debt, market volatility and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Lydall common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Lydall common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Lydall common stock. If the merger agreement is not approved and adopted by Lydall stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Lydall will be offered or that Lydall’s business, prospects or results of operation will not be adversely impacted.
In addition, the merger agreement provides that, upon termination of the merger agreement under certain circumstances, Lydall will be required to pay to Parent a termination fee of  $31.5 million, or under specified circumstances, Lydall may be entitled to receive a reverse termination fee of  $91.7 million from Parent, upon the terms of the merger agreement. If Parent commences an action or proceeding that results in a judgment against Lydall for the payment of the termination fee, Lydall shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses actually incurred by Parent in connection with such action or proceeding) in an amount not to exceed $5 million in the aggregate. If Lydall commences an action or proceeding that results in a judgment against Parent or Unifrax for the payment of the reverse termination fee, Parent or Unifrax shall pay to Lydall its costs and expenses (including reasonable attorneys’ fees and expenses actually incurred by Lydall in connection with such action or proceeding) in an amount not to exceed $5 million in the aggregate.
See the section entitled “The Merger Agreement — Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.
Background of the Merger
The Lydall board of directors, together with members of Lydall’s senior management team, regularly reviews and assesses Lydall’s operations, performance, prospects and strategic direction. In connection therewith, and with the assistance of legal and financial advisors, the Lydall board of directors and Lydall management have considered potential strategic alternatives for Lydall, including potential business combinations or other transactions, to strengthen Lydall’s business and maximize stockholder value. In addition, from time to time, and as noted below, Lydall has received unsolicited inquiries from third parties seeking to determine Lydall’s interest in a business combination transaction.
In late September 2019, the Chief Executive Officer of Parent, a portfolio company of Clearlake, contacted Lydall to express an interest in exploring the possibility of a transaction with Lydall if Lydall determined to pursue such a path, but no price and no specific terms were discussed.
In early October 2019, a potential strategic counterparty to a strategic transaction we refer to as Party A submitted to Lydall an unsolicited letter expressing interest in acquiring Lydall at a price per share range in the low $30s. The Lydall board of directors discussed Party A’s indication of interest with management during its October 7, 2019 meeting and decided more information was required to adequately assess the expressions of interest. In early November 2019, the Chairman of Lydall’s board of directors and an additional independent director met with the Chief Executive Officer and Chairman of Party A to discuss their interest in pursuing a transaction. The Lydall board of directors discussed Party A’s indication of interest with management during its November 18, 2019 meeting, and instructed Lydall management to convey to Party A that the Lydall board of directors believed Lydall could achieve more value for its stockholders by continuing to pursue its business plan.
On March 5, 2020, Sara A. Greenstein, Lydall’s President and Chief Executive Officer, was contacted by the Chief Executive Officer of a potential strategic counterparty to a strategic transaction we refer to as Party B regarding the possibility of a transaction with Lydall if Lydall determined to pursue such a path, but no price was proposed and no formal expression of interest was received. Additionally, on May 5, 2020, the Chief Executive Officer of Parent sent a letter to Lydall to reiterate its interest in exploring the possibility of a transaction with Lydall if Lydall were to determine to pursue such a path, but no price and no specific terms were discussed.
In addition to the specific inquiries noted above, from time to time in late 2019 and throughout 2020, Lydall received general unsolicited inquiries regarding whether Lydall would be interested in pursuing a strategic transaction, although none of these inquiries was sufficiently specific or credible as to be potentially actionable.
On April 9, 2020, Ms. Greenstein and John Dandolph, President and Chief Executive Officer of Parent, held a virtual meeting regarding Parent’s continued interest in pursuing a potential strategic transaction with Lydall and discussed their respective histories, businesses and strategies. The two executives communicated from time to time in the following months, but no specific transaction proposal was discussed.
In July 2020, the Lydall board of directors held a regularly scheduled meeting at which members of Lydall management and, at the invitation of Lydall, representatives of BofA Securities also were present. At this meeting, the Lydall board of directors discussed with Lydall management and BofA Securities, among other things, Lydall’s business model and potential growth, the current state of the industry, Lydall’s long-term growth and strategy, a five-year strategic plan and potential strategic alternatives for Lydall. Among other alternatives discussed were the continued execution by Lydall of its five-year strategic plan and initiatives, the potential sale of Lydall’s Thermal Acoustical Solutions segment and business combinations with potential third parties, including strategic and financial counterparties. After careful consideration, the Lydall board of directors directed Lydall management to undertake a long-term strategic review of Lydall and its business and potential strategic alternatives with the assistance of a financial advisor.
On February 18 and 19, 2021, the Lydall board of directors held a regularly scheduled meeting at which members of Lydall management and representatives of BofA Securities also were present. Lydall management and BofA Securities updated the Lydall board of directors regarding the ongoing strategic review of Lydall, challenges and opportunities for Lydall and its industry, Lydall’s historical and projected operational and financial performance and potential strategic alternatives to enhance stockholder value. Among the alternatives discussed were the continued execution by Lydall of its five-year strategic plan and initiatives, the potential sale of Lydall’s Thermal Acoustical Solutions segment and business combinations with potential counterparties, including strategic and financial counterparties. The Lydall board of directors discussed, among other things, prior contacts from third parties expressing an interest in pursuing a potential transaction with Lydall and, if such discussions were to be pursued, the timing of such discussions and certain strategic considerations. Based on such review, and following a full discussion, the Lydall board of directors directed Lydall management to begin preparing for a strategic process in which third parties would be contacted on a confidential basis to assess their interest in a potential business combination transaction with Lydall on terms acceptable to the Lydall board of directors. Representatives of BofA Securities were then excused from the meeting and the Lydall board of directors discussed the formal engagement of legal and financial advisors to assist Lydall in its strategic process. Given, among other things, BofA Securities’ ongoing assistance with Lydall’s strategic review and familiarity with Lydall’s business and industry, the Lydall board of directors authorized Lydall management to formally engage BofA Securities as Lydall’s financial advisor, subject to approval by the Lydall board of directors of the terms of BofA Securities’ engagement and the absence of material conflicts of interest that would prevent BofA Securities from serving as Lydall’s financial advisor in connection with a potential business combination transaction. Following the meeting, members of senior management met with a selection of top-tier law firms with suitable experience in significant strategic transactions and determined to appoint Davis Polk & Wardwell LLP (which we refer to as Davis Polk) as Lydall’s legal advisor in connection with Lydall’s strategic review.
On March 8, 2021, the Lydall board of directors held a meeting. At the invitation of the Lydall board of directors, members of management and representatives of Davis Polk also were present. Management discussed with the Lydall board of directors the results of their preliminary review of potential business combination transactions and other strategic alternatives, and various factors involved in a possible acquisition of Lydall by a financial or strategic buyer. Lydall management recommended contacting certain parties, including Parent (an affiliate of Clearlake), Party A, Party B and another potential strategic counterparty we refer to as Party C, that previously had expressed interest in a possible strategic transaction with Lydall and were viewed as capable of making a compelling and actionable proposal to acquire Lydall. In advance of such meeting, at the request of Lydall management, BofA Securities provided certain disclosures for the Lydall board of directors regarding BofA Securities’ material relationships with Lydall, Parent, Clearlake, Party A, Party B, Party C and certain of their respective affiliates during the prior two years. After discussion and consideration of these disclosures, the Lydall board of directors determined that BofA Securities had no material conflicts of interest that would prevent it from serving as Lydall’s financial advisor in connection with a potential business combination transaction. After further discussion, and taking into account certain factors such as confidentiality, the Lydall board of directors authorized Lydall management, with the assistance of BofA Securities, to conduct a targeted outreach to Parent, Party A, Party B and Party C to assess their level of interest in pursuing a potential strategic transaction with Lydall. Additionally, referring to materials provided to the Lydall board of directors in advance of the meeting, representatives of Davis Polk advised on fiduciary duties and disclosure obligations in connection with any such outreach and any potential business combination transaction.
On March 30, 2021, in accordance with the directives of the Lydall board of directors, BofA Securities contacted Parent, Party A, Party B and Party C to solicit their potential interest in a strategic transaction with Lydall. In order to facilitate the preliminary exploration of discussions regarding a potential business combination transaction with Lydall, each of Parent, Party A, Party B and Party C were provided with a summary overview regarding a potential business combination transaction with Lydall and entered into confidentiality agreements with Lydall. All of such confidentiality agreements contained customary standstill provisions, but none of those provisions currently would restrict any of those parties from making an unsolicited offer to participate in a potential business combination transaction with Lydall.
On April 5, 2021, the Lydall board of directors held a meeting. At the invitation of the Lydall board of directors, members of management and representatives of Davis Polk also were present. Lydall management updated the Lydall board of directors on the status of preliminary discussions to date with potential counterparties regarding a potential business combination transaction with Lydall. Following discussion, the Lydall board of directors determined that Lydall should continue to pursue such discussions, including broadening the group of selected third parties to be contacted to include an additional financial sponsor we refer to as Party D, and to prepare to support such potential counterparties’ non-public due diligence investigation. In advance of this meeting, the Lydall board of directors was provided with certain disclosures from BofA Securities regarding BofA Securities’ material relationships with Party D, including certain of its portfolio companies and affiliates, during the prior two years, and the Lydall board of directors determined that BofA Securities had no material conflicts of interest that would prevent it from serving as Lydall’s financial advisor in connection with a potential business combination transaction with Party D.
On April 8, 2021, Lydall entered into a confidentiality agreement with Party D with respect to a potential business combination transaction with Lydall, which contained a customary standstill provision, but such standstill provision currently would not restrict such party from making an unsolicited offer to participate in a potential business combination transaction with Lydall.
Also on April 8, 2021, in accordance with the instructions of the Lydall board of directors, Lydall’s first round process letter was sent to five potential counterparties (Parent, Party A, Party B, Party C and Party D) describing the initial phase of Lydall’s process and requesting initial written proposals by May 6, 2021.
Commencing the week of April 19, 2021 and continuing through the end of April, executive presentations were delivered to all five potential counterparties.
On April 20, 2021, the Lydall board of directors held a meeting. At the invitation of the Lydall board of directors, members of management and representatives of BofA Securities were also present. At such meeting, Lydall management and BofA Securities updated the Lydall board of directors regarding the strategic review process undertaken by Lydall to date, and potential strategic alternatives to enhance stockholder value. Among the alternatives discussed were the continued execution by Lydall of its five-year strategic plan and initiatives, potential strategic acquisitions by Lydall, the potential sale of Lydall’s Thermal Acoustical Solutions segment and business combinations with potential counterparties, including strategic and financial counterparties. Following discussion, the Lydall board of directors determined that Lydall should continue to pursue discussions with potential counterparties regarding a potential business combination transaction with Lydall.
On May 6, 2021, in response to Lydall’s first round process letter, Lydall received non-binding indications of interest from Parent, Party B, Party C and Party D. Party A did not provide an indication of interest, indicating that it was not in a position at that time to pursue a transaction given a recent material acquisition that it had undertaken. Parent submitted a non-binding indication of interest for an all-cash transaction at $47.00 to $50.00 per share. Party B submitted a non-binding indication of interest for a cash and stock transaction with an indicated value of  $42.50 to $45.00 per share. Party B also confirmed that the stock portion of the proposed transaction would likely require a vote of its stockholders. Additionally, Party C submitted a non-binding indication of interest for an all-cash transaction at $46.00 to $47.00 per share, and Party D submitted a non-binding indication of interest for an all-cash transaction at $46.00 to $48.00 per share.
On May 7, 2021, BofA Securities received an unsolicited inquiry from a strategic third party, which we refer to as Party E, through Party E’s financial advisor, regarding a potential business combination transaction with Lydall. BofA Securities thereafter informed Lydall management of Party E’s inquiry.
On May 11, 2021, in accordance with the instructions of Lydall management, BofA Securities contacted representatives of each of Parent, Party B, Party C and Party D regarding their respective non-binding indications of interest and expected timing for entering into a definitive transaction agreement.
On May 13, 2021, representatives of Parent provided BofA Securities with a proposed timetable to complete remaining due diligence and execute a definitive transaction agreement in early June 2021 and requested that Lydall negotiate exclusively with Parent.
On May 14, 2021, the Lydall board of directors held a meeting, at which it discussed Lydall’s strategic review process. At the invitation of the Lydall board of directors, members of management and representatives of Davis Polk and BofA Securities also were present. At such meeting, BofA Securities updated the Lydall board of directors regarding the process undertaken by Lydall to date (including the inbound inquiry from Party E) and reviewed with the Lydall board of directors the financial terms of the four indications of interest that had been received from Parent, Party B, Party C and Party D and certain related information. The Lydall board of directors noted that while there could be potential upside for Lydall’s stockholders in a transaction involving stock consideration as compared to all-cash consideration, the top end of Party B’s indication of interest was below the bottom end of the indications of interest of the other interested parties and determined that such proposal was not a basis on which to continue discussions with Party B. Additionally, the Lydall board of directors discussed with Lydall management and Lydall’s advisors whether to seek to engage with Party E and/or contact additional counterparties. The Lydall board of directors discussed, but determined not to grant, Parent’s request for exclusivity, authorized following up on Party E’s unsolicited inbound inquiry and directed BofA Securities to invite Parent, Party C and Party D to participate in the second phase of Lydall’s strategic review process and to provide Party E with Lydall’s first round process letter and a request for a written non-binding indication of interest.
On May 15, 2021, Lydall entered into a confidentiality agreement with Party E, which contained a customary standstill provision, but such standstill provision currently would not restrict such party from making an unsolicited offer to participate in a potential business combination transaction with Lydall.
Also on May 15, 2021, Parent, Party C and Party D were granted access to a virtual data room containing certain non-public information regarding Lydall.
On May 17, 2021, Ms. Greenstein had a meeting with a representative of Party E regarding Party E’s interest in exploring the possibility of a business combination transaction with Lydall.
Also on May 17, 2021, in accordance with the instructions of the Lydall board of directors, Lydall’s second round process letter was sent to Parent, Party C and Party D, requesting mark-ups of the draft merger agreement and disclosure schedules no later than June 11, 2021, and requesting definitive proposals no later than June 17, 2021.
On May 19, 2021, Lydall held an executive presentation with Party E and, in accordance with the instructions of the Lydall board of directors, Lydall’s first round process letter was provided to Party E.
On May 21, 2021, Party E submitted a non-binding indication of interest for an all-cash transaction at $50.00 per share.
On May 25, 2021, Lydall held a management presentation with Party C and Lydall’s second round process letter was provided to Party E.
On May 26, 2021, Lydall held a management presentation with Party D.
On May 27, 2021, Lydall held a management presentation with Parent.
On May 28, 2021, Lydall held a management presentation with Party E.

Also on May 28, 2021, Lydall posted to the data room Lydall’s draft of a merger agreement.
On June 3, 2021, the Lydall board of directors held a meeting. At the invitation of the Lydall board of directors, members of senior management and representatives of Davis Polk and BofA Securities also were present. The Lydall board of directors discussed Lydall’s strategic review process, including that Parent, Party C, Party D and Party E had been invited into the next phase of the process at the direction of the Lydall board of directors, had been provided with Lydall’s second round process letter and a draft merger agreement and were informed of the date upon which they were to submit final proposals. The Lydall board of directors also discussed, among other things, the status of continuing due diligence by each of these parties and certain disclosures provided prior to such meeting by BofA Securities regarding BofA Securities’ material relationships with Party E and certain of its affiliates during the prior two years, and the Lydall board of directors determined that BofA Securities had no material conflicts of interest that would prevent it from serving as Lydall’s financial advisor in connection with a potential business combination transaction with Party E.
From June 3, 2021 until June 9, 2021, at the direction of the Lydall board of directors, Lydall management participated in due diligence sessions with each of Parent, Party C, Party D and Party E. Lydall’s legal and financial advisors also attended these sessions.
On June 4, 2021, at the request of Party E and with the permission of the Lydall board of directors, Ms. Greenstein spoke via telephone with a representative of Party E in which Party E sought a better understanding of the existing management team.
Also on June 4, 2021, Lydall posted to the data room disclosure schedules to Lydall’s draft merger agreement posted on May 28, 2021.
On June 6, 2021, Party D withdrew its interest in a potential business combination transaction with Lydall, stating that it believed it would not be able to submit a definitive proposal that would be higher than its initial non-binding indication of interest.
On June 9, 2021, legal counsel representing Party C contacted a representative of Davis Polk via telephone and indicated that Party C’s final proposal would provide for a cash and stock transaction and that the stock component would be below the level at which approval by Party C’s stockholders would be required. In addition, Party C’s legal counsel stated that certain due diligence information regarding Party C would be provided the following week. Later that day, representatives of Party C’s legal counsel provided representatives of Davis Polk with a draft confidentiality agreement for Lydall’s reverse due diligence on Party C to be performed in light of Party C’s expected proposal for a cash and stock transaction.
On June 10, 2021, Lydall and Party C executed the confidentiality agreement to enable Lydall to perform reverse due diligence on Party C.
Also on June 10, 2021, Ms. Greenstein and representatives of Party D spoke by telephone regarding Party D’s decision not to proceed further in the process.
On June 11, 2021, Lydall received mark-ups to its draft merger agreement from each of Parent, Party C and Party E.
Between June 11, 2021 and June 14, 2021, representatives of Davis Polk reviewed with Lydall senior management and BofA Securities key outstanding points presented by the mark-ups to Lydall’s draft merger agreement and related disclosure schedules submitted by each of Parent, Party C and Party E, including among other things, (i) timing and certainty of financial arrangements, including that Parent was only offering a 4% reverse termination fee in the event of a debt financing failure, (ii) the level of termination fees proposed and applicable triggers, (iii) the fact that not all parties agreed to the same level of commitments relating to regulatory approvals and (iv) significant expansions to Lydall’s representations, warranties and covenants that could impose a scheduling burden and increase closing risk.
On June 15, 2021, in accordance with the instructions of Lydall management, BofA Securities sent Party C’s financial advisor an information request list to support Lydall’s reverse due diligence review of Party C.
Also on June 15, 2021, in accordance with the instructions of Lydall management, representatives of BofA Securities had a call with representatives of each of Parent, Party C and Party E, relaying Lydall’s views regarding key areas in which each bidder should improve its proposed mark-up of Lydall’s draft merger agreement.

On June 16, 2021, the management of Lydall, together with representatives of BofA Securities, held a telephonic meeting with representatives of Party C as part of Lydall’s reverse due diligence on Party C.
Also on June 16, 2021, Ms. Greenstein and an executive from Party C held a virtual meeting during which Party C indicated its intention to include in its final bid a reference that it would like for Ms. Greenstein to consider joining Party C’s board post-closing.
On June 17, 2021, legal counsel representing Party C provided written responses to certain of Lydall’s reverse due diligence questions. Later that same day, the management of Lydall and representatives of Davis Polk held a telephonic meeting with Party C and representatives of its legal counsel as part of Lydall’s reverse due diligence on Party C.
Also on June 17, 2021, (i) Parent submitted a revised proposal, revised mark-ups of the merger agreement and initial drafts of commitment letters for Parent’s proposed debt and equity financings, (ii) Party C submitted a revised proposal, revised mark-ups of the merger agreement and related disclosure schedules and initial drafts of Party C’s debt commitment letter, and (iii) Party E submitted a revised proposal and revised mark-ups of the merger agreement and related disclosure schedules.
Parent’s June 17, 2021 proposal contemplated an all-cash transaction at $55.50 per share and stated that this proposal would expire on June 18, 2021 at 12:00 p.m., Eastern Time. Although Parent’s merger agreement mark-up made some improvements in key areas, such as an increased reverse termination fee of 8%, the terms still presented certain issues such as an extended closing date as a result of financing marketing periods and limits on its commitments to obtain regulatory approvals.
Party C’s June 17, 2021 proposal contemplated a cash and stock transaction with an indicated value of  $52.50 per share, consisting of  $45.49 in cash and the balance in shares of Party C common stock. Party C’s revised merger agreement improved in significant areas, including agreeing to strong commitments to obtain regulatory approvals and significantly reducing its likely timing for closing its financing; however, Party C maintained a higher termination fee of 3.5% than the fee proposed by other potential counterparties.
Party E’s June 17, 2021 proposal contemplated an all-cash transaction at $49.00 per share. Party E’s proposed draft of the merger agreement improved in certain areas, but Party E continued to place limits on its commitments to obtain regulatory approvals and significantly expanded the scope of Lydall’s representations and interim operating covenants. In addition, representatives of Party E indicated that Party E’s proposal was subject to additional due diligence on certain technical matters.
Later that day, in accordance with the instructions of Lydall management, representatives of BofA Securities, spoke with representatives of each of Parent, Party C and Party E to (i) convey that multiple proposals had been received and that an improvement in value would be necessary to remain competitive with other parties, (ii) identify key areas in which such parties could improve the legal terms of their proposals and (iii) encourage updated proposals in substantially executable form before the end of the following day.
On June 18, 2021, representatives of Davis Polk discussed with Parent’s legal counsel key outstanding points in Parent’s latest merger agreement mark-up, including with respect to closing certainty, financing contingencies, regulatory matters, termination rights, and the scope of representations and interim operating covenants. Representatives of Davis Polk, at the instruction of Lydall management, requested a revised merger agreement by the end of that day.
Also on June 18, 2021, Party C provided representatives of Lydall additional written responses to Lydall’s reverse due diligence requests.
Additionally, on June 18, 2021, representatives of Party E verbally indicated to representatives of BofA Securities that, subject to reviewing certain technical due diligence matters, it could increase its proposed all-cash purchase price from $49.00 to $53.00 per share, subject to its supervisory board approval.
Later that day, in accordance with the instructions of Lydall’s management, representatives of BofA Securities spoke with representatives of Party C regarding the terms of Party C’s proposal. Following that discussion, Party C submitted an updated proposal for a cash and stock transaction which reflected an indicated value of  $54.50 per share, consisting of  $47.47 in cash and the balance in shares of Party C common stock.

Also later that day, Party E submitted an updated written proposal for $53.00 per share (subject to its supervisory board approval), which had been verbally communicated to representatives of BofA Securities by representatives of Party E’s financial advisor on a telephone call earlier in the day.
Later that day, Parent’s legal counsel submitted a revised draft of the merger agreement to representatives of Davis Polk. In the mark-up, Parent agreed to strong commitments to obtain regulatory approvals and additional closing certainty for the financing marketing period to a similar timing as contemplated for Party C’s financing marketing period.
Also later that day, Party C submitted a revised draft of the merger agreement in which Party C provided additional closing certainty for its financing marketing period.
On June 19, 2021, representatives of Davis Polk discussed with Party C’s legal counsel key outstanding points in Party C’s latest merger agreement mark-up, including with respect to closing certainty, regulatory matters, termination rights, definition of  “material adverse effect” and the scope of representations and interim operating covenants. Representatives of Davis Polk, at the instruction of Lydall management, requested a revised merger agreement by the end of the day.
Also on June 19, 2021, Parent submitted an updated proposal for an all-cash transaction at $56.25 per share.
Also on June 19, 2021, Party C submitted an updated proposal for a cash and stock transaction with an indicated value of  $56.50 per share, consisting of  $49.51 in cash and the balance in shares of Party C common stock. Representatives of Party C’s legal counsel also provided representatives of Davis Polk with a revised mark-up to the merger agreement, which improved the key points requested by Davis Polk.
Later that day, following discussions among representatives of Lydall and their respective legal and financial advisors, representatives of Davis Polk sent to Parent’s legal counsel revised drafts of the merger agreement, disclosure schedules, equity commitment letter and debt commitment letter.
Following receipt of the revised proposals, Lydall senior management met with representatives of Davis Polk and BofA Securities to discuss and review the revised proposals. Given that the headline prices proposed by Parent and Party C were very close, the stock component of Party C’s proposal provided less certainty as to value and Parent had indicated a willingness to consider a higher proposal, Lydall management instructed BofA Securities to revert to Parent, Party C and Party E for “best and final” offers.
Later that day, in accordance with the instructions of Lydall management, representatives of BofA Securities spoke with representatives of each of Parent, Party C and Party E requesting, on behalf of Lydall, “best and final” offers by 12:00 p.m., Eastern Time, on June 20, 2021.
On June 20, 2021, Parent submitted an updated proposal for an all-cash transaction at $59.25 per share. Parent’s legal counsel also sent representatives of Davis Polk an initial draft of a limited guarantee.
Also on June 20, 2021, Party C’s financial advisor submitted to representatives of BofA Securities an updated proposal for a cash and stock transaction with an indicated value of  $60.00 per share, consisting of  $53.19 in cash and the balance in Party C common stock. On such date, Party E confirmed its $53.00 per share all-cash proposal as its “best and final” offer (subject to its supervisory board approval).
Following receipt of further revised proposals from Parent and Party C, Lydall senior management met with representatives of Davis Polk and BofA Securities to discuss and review the proposals. Lydall senior management again concluded that the values of Parent’s and Party C’s proposals were too close to differentiate the two parties and therefore instructed BofA Securities to solicit further “best and final” offers.
Later that day, in accordance with the instructions of Lydall’s management, representatives of BofA Securities spoke with Party C’s financial advisor with respect to Lydall’s additional request for further revised “best and final” offers. Party C’s financial advisor indicated that Party C was not willing to further increase its offer price and that such offer would expire at 4:30 p.m., Eastern Time, that afternoon.
Also later that day, in accordance with the instructions of Lydall management, BofA Securities relayed to Parent Lydall’s additional request for further revised “best and final” offers. Parent thereafter submitted a further updated offer for an all-cash transaction at $62.10 per share.

Promptly after receiving Parent’s further revised “best and final” offer, Lydall senior management reviewed and discussed the offers it had received with representatives of Davis Polk and BofA Securities. Given the higher value of Parent’s further revised “best and final” offer relative to Party C’s “best and final” offer and Party C’s indication that it was not willing to further increase its proposed purchase price, Lydall senior management instructed BofA Securities to inform Party C that Lydall senior management intended to recommend to the Lydall board of directors a different bidder whose proposal reflected a higher value. In accordance with Lydall senior management’s instructions, BofA Securities thereafter conveyed such message to Party C’s financial advisor.
On June 20, 2021, the Lydall board of directors held a meeting to review the terms of a proposed transaction with Parent. At the invitation of the Lydall board of directors, members of senior management and representatives of Davis Polk and BofA Securities also were present. Prior to the meeting, copies of the current drafts of the merger agreement and related transaction agreements were provided to the Lydall board of directors. At the meeting, representatives of Davis Polk reviewed the terms of the draft merger agreement and other transaction documents, and updated the Lydall board of directors as to the resolution of outstanding deal points. Representatives of Davis Polk also discussed with the Lydall board of directors the debt financing commitment letters and no-shop restrictions in the merger agreement, and also reviewed with the Lydall board of directors its fiduciary duties and public disclosure obligations. Also at this meeting, the Lydall board of directors considered the multiple rounds of proposals that had been received and the course of negotiations with the various counterparties. At the Lydall board of directors’ request, BofA Securities then reviewed its financial analysis of the merger consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated June 20, 2021, to the Lydall board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the opinion, the merger consideration to be received by holders of Lydall common stock (other than, as applicable, Parent, Unifrax, Merger Sub, their respective affiliates, including Clearlake and its affiliates, and any subsidiary of Lydall) was fair, from a financial point of view, to such holders. The Lydall board of directors then engaged in further discussions with Lydall senior management and Lydall’s advisors regarding the proposed transaction. The Lydall board of directors unanimously determined that it was advisable, fair to and in the best interests of Lydall and its stockholders to enter into the merger agreement, substantially in the form presented (subject to finalization between Davis Polk and representatives of Parent), and to consummate the merger and the other transactions contemplated thereby, and unanimously approved, adopted and authorized the merger agreement and the transactions contemplated thereby, resolved, subject to the provisions of the merger agreement, that the merger agreement be submitted to Lydall’s stockholders and recommended that Lydall’s stockholders approve and adopt the merger agreement and the merger.
Throughout the evening of June 20, 2021 and into the early morning of June 21, 2021, Davis Polk and Parent’s legal counsel and legal counsel for its debt financing sources finalized the merger agreement, the equity commitment letter, the debt commitment letter and the limited guarantee.
Early in the morning on June 21, 2021, and prior to the commencement of trading on the NYSE, Lydall, Parent, Merger Sub and Unifrax executed the merger agreement, the equity commitment letter, the debt commitment letter, the fee letter and the limited guarantee, and Lydall issued a press release announcing the proposed transaction.
Lydall’s Reasons for the Merger
At a meeting duly called and held on June 20, 2021, the Lydall board of directors determined, by unanimous vote, that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Lydall and its stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. The Lydall board of directors also resolved that the merger agreement be submitted for consideration by the stockholders of Lydall at a special meeting of stockholders and to recommend that the stockholders of Lydall vote to adopt the merger agreement. The Lydall board of directors consulted with Lydall’s senior management and outside legal and financial advisors and considered a number of factors, including the following principal factors (not in any relative order of importance) that the Lydall board of directors believed to support its decision:
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Lydall’s business, current and projected financial performance and condition and future prospects in relation to the merger consideration of  $62.10 per share,

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the Lydall board of directors’ belief that the merger was more favorable to Lydall’s stockholders than the alternative of remaining a standalone independent company, which belief was based on and informed by consideration of a number of factors, risks and uncertainties, including:

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general industry, economic and market conditions, both on a historical and on a prospective basis,

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the level of investments in Lydall’s systems, people, “game changing” technologies and continued portfolio realignment that would be required to execute the long-term strategy,

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Lydall’s scale being a limiting factor in the foreseeable future, which would necessitate substantial investments in inorganic growth to otherwise capture benefits of scale (e.g., access to capital, purchasing power, optimization of costs, etc.), and

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the uncertain returns to Lydall’s stockholders if Lydall were to remain independent, taking into account, in particular, management’s financial projections of the future financial performance and earnings of Lydall, including those set forth below under “The Merger (Proposal 1) — Projected Financial Information” and the risks involved in achieving those returns,

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the Lydall board of directors’ belief that the risks and challenges to Lydall’s business described above, and in Lydall’s SEC filings, create substantial execution risks relative to the $62.10 per share price in the merger,

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the fact that, during a more than one (1)-year period leading up to the execution of the merger agreement, the Lydall board of directors explored and evaluated various potential strategic alternatives, including a sale of the whole company and remaining as a standalone public company, none of which alternatives was deemed more favorable to Lydall’s stockholders than the merger,

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the fact that Lydall’s exploration of potential strategic alternatives involved a third-party solicitation process involving the group of potentially most interested parties that Lydall and its advisors believed were capable of delivering an executable proposal, in addition to Parent, which included both strategic and financial potential acquirors, five of which, in addition to Parent, entered into confidentiality agreements with Lydall and received information related to Lydall, and that Parent submitted the highest final offer to Lydall in connection with such process after active negotiations and multiple rounds of bidding,

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the fact that Lydall did not enter into any exclusivity arrangements with Parent and did not negotiate with Parent on a contractually exclusive basis,

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current and historical market prices of Lydall common stock, including the market performance of Lydall common stock relative to other participants in Lydall’s industry and general market indices, and the fact that the merger consideration represented an attractive premium of approximately 87% to Lydall’s closing stock price on June 18, 2021, the last trading day before the announcement of the merger,

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the fact that Lydall’s legal and financial advisors assisted Lydall throughout the process and negotiations and updated the Lydall board of directors directly and regularly, which provided the Lydall board of directors with additional perspectives on the negotiations in addition to those of Lydall’s management,

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the opinion, dated June 20, 2021, of BofA Securities to the Lydall board of directors as to the fairness, from a financial point of view and as of that date, of the merger consideration to be received by holders of Lydall common stock (other than, as applicable, Parent, Unifrax, Merger Sub, their respective affiliates, including Clearlake and its affiliates, and any subsidiary of Lydall), which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described under “The Merger (Proposal 1) — Opinion of Lydall’s Financial Advisor,”

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the fact that the merger consideration is all cash, so that the transaction will allow Lydall’s stockholders to realize a fair value, in cash, for their investment and provides such stockholders certainty of value for their shares, and

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the material terms and conditions of the merger agreement, including:

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the conditions to the consummation of the merger, including the requirement that the merger agreement be adopted by Lydall’s stockholders,

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the Lydall board of directors’ “fiduciary out” with respect to third-party acquisition proposals likely to result in superior proposals, the Lydall board of directors’ ability to negotiate with another party regarding a superior proposal and, subject to paying a termination fee to Parent in the amount of  $31.5 million, accept a superior proposal,
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Parent’s and Unifrax’s obligation to pay a reverse termination fee to Lydall in the amount of  $91.7 million under certain circumstances,

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the Lydall board of directors’ belief that, if triggered, the termination fee payable by Lydall to Parent is consistent with fees payable in comparable transactions and would not be likely to preclude another party from making a competing proposal,

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the scope of the representations, warranties and covenants of Lydall, Parent and Merger Sub,

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the fact that the merger agreement is not subject to a financing condition and, in particular, that Parent represented, as of the signing of the merger agreement, that it had or would have at the effective time, sufficient funds to pay the merger consideration,

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Lydall’s ability to specifically enforce Parent’s obligation to cause the completion of the merger under certain circumstances,

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the fact that Lydall and Parent agreed to use their respective reasonable best efforts to consummate the merger, including preparing and filing as promptly as practicable all necessary filings and obtaining certain specified regulatory approvals in connection with the merger or the consummation of the merger, as well as the merger agreement’s significant protection against any regulatory impediments that could arise, as described in the section entitled “The Merger Agreement — Regulatory Clearances and Approvals Required for the Merger” below, and

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the fact that Lydall managed to successfully improve the terms of Parent’s merger agreement over several rounds of negotiation.

The Lydall board of directors also considered various potentially countervailing factors in its deliberations related to the merger, including the following principal factors (not in any relative order of importance):
•
the fact that holders of Lydall common stock will not have an opportunity to participate in any future earnings or growth of the combined company following the merger,

•
the possibility that the merger might not be completed and the effect the termination of the transaction may have on the trading price of Lydall common stock and Lydall’s business, operating results and prospects, which effect is likely to be exacerbated the longer the time period between the signing and any termination of the merger agreement,

•
the fact that there was an improvement in Lydall’s operating results in 2021 (as compared to the same period in 2020), although the Lydall board of directors also considered the uncertainty as to whether such trend was sustainable over any significant period,

•
that Lydall cannot solicit other acquisition proposals, and must pay Parent a termination fee in the amount of $31.5 million if the merger agreement is terminated under certain circumstances, including if the Lydall board of directors changes its recommendation to Lydall’s stockholders to adopt the merger agreement or exercises its right to enter into a transaction that constitutes a superior proposal, which although such termination fee is consistent with fees payable in comparable transactions could deter others from proposing an alternative transaction that may be more advantageous to Lydall’s stockholders,

•
that the restrictions imposed by the merger agreement on the conduct of Lydall’s business prior to completion of the merger, requiring Lydall to conduct its business only in the ordinary course and imposing additional specific restrictions, may delay, limit or prevent Lydall from undertaking business opportunities that may arise during that period,

•
the possible effects of the pendency (or termination) of the merger agreement on Lydall’s business, operating results, prospects, employees, customers and suppliers,

•
the fact that if the merger is not consummated, Lydall will be required to pay its own expenses associated with the merger agreement,

•
the fact that the receipt of cash in exchange for shares of Lydall common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes,

•
the fact that Lydall is subject to various remedies available to Parent should it breach the merger agreement or fail to complete the merger, and

•
that if Parent fails to complete the merger as a result of a breach of the merger agreement, depending upon the reason for not closing, Lydall’s rights and remedies may be expensive and difficult to enforce through litigation, and the success of any such action may be uncertain.

The foregoing discussion of the information and factors considered by the Lydall board of directors is not intended to be exhaustive, but includes the material factors considered by the Lydall board of directors. The Lydall board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Lydall board of directors based its recommendation on the totality of the information it considered.
In considering the recommendation of the Lydall board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The Lydall board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Lydall. See the section entitled “The Merger (Proposal 1) — Interests of Lydall’s Directors and Executive Officers in the Merger.”
Recommendation of the Lydall Board of Directors
After careful consideration, the Lydall board of directors, by a unanimous vote, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
The Lydall board of directors recommends that the Lydall stockholders vote “FOR” the proposal to approve and adopt the merger agreement.
Opinion of Lydall’s Financial Advisor
Lydall engaged BofA Securities as its financial advisor in connection with the merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Lydall selected BofA Securities to act as its financial advisor in connection with the merger on the basis of BofA Securities’ experience in similar transactions, its reputation in the investment community and its familiarity with Lydall and its business.
At the June 20, 2021 meeting of the Lydall board of directors held to evaluate the merger, BofA Securities rendered an oral opinion, confirmed by delivery of a written opinion dated June 20, 2021, to the Lydall board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the opinion, the merger consideration to be received by holders of Lydall common stock (other than, as applicable, Parent, Unifrax, Merger Sub, their respective affiliates, including Clearlake and its affiliates, and any subsidiary of Lydall) was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion, dated June 20, 2021, delivered to the Lydall board of directors is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BofA Securities in rendering its opinion. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion for the benefit and use of the Lydall board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Lydall or in which Lydall might engage or as to the underlying business decision of Lydall to proceed with or effect the merger. BofA Securities expresses no opinion or recommendation as to how any securityholder should vote or act in connection with the merger or any other matter.

In connection with its opinion, BofA Securities, among other things:
(i)
reviewed certain publicly available business and financial information relating to Lydall;

(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Lydall furnished to or discussed with BofA Securities by the management of Lydall, including certain financial forecasts and estimates relating to Lydall prepared by the management of Lydall based on Lydall’s strategic plan (the “Strategic Plan Case”) and certain sensitivities thereto reflecting varying financial performance for Lydall, and discussed with the management of Lydall its assessments as to the relative likelihood of achieving the future financial results reflected in the Strategic Plan Case and such sensitivities;

(iii)
discussed the past and current business, operations, financial condition and prospects of Lydall with members of the senior management of Lydall;

(iv)
reviewed the trading history for Lydall common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(v)
compared certain financial and stock market information of Lydall with similar information of other companies BofA Securities deemed relevant;

(vi)
compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(vii)
considered the results of BofA Securities’ efforts on behalf of Lydall to solicit, at the direction of Lydall, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Lydall;

(viii)
reviewed a draft, dated June 20, 2021, of the merger agreement; and

(ix)
performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and relied upon the assurances of the management of Lydall that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Strategic Plan Case and other estimates relating to Lydall that BofA Securities was directed to utilize in its analyses, BofA Securities was advised by Lydall and BofA Securities assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Lydall as to the future financial performance of Lydall and the other matters covered thereby and, based on the assessments of the management of Lydall as to the relative likelihood of achieving the future financial results reflected in the Strategic Plan Case and the sensitivities thereto, BofA Securities relied, at the direction of Lydall, on the Strategic Plan Case for purposes of its analyses and opinion.
At the direction of Lydall, BofA Securities relied upon the assessments of the management of Lydall as to, among other things, (i) the potential impact on Lydall of certain market, seasonal, competitive, geopolitical and macroeconomic and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the engineered materials and specialty filtration solutions industries and the geographic regions in which Lydall operates, including as to future prices, supply and demand for raw materials and other commodities and currency exchange rates, which may be subject to significant volatility and which, if different than assumed could have a material impact on BofA Securities’ analyses or opinion, (ii) implications for Lydall of the global COVID-19 pandemic, (iii) the products, technology and intellectual property of Lydall and associated risks (including, without limitation, with respect to the validity and duration of patents) and (iv) existing and future agreements and arrangements involving, and the ability to attract, retain and/or replace, key employees, customers, suppliers, derivatives counterparties and other commercial relationships of Lydall, as well as agreements and arrangements involving certain labor unions. BofA Securities assumed, with the consent of Lydall, that there would be no developments with respect to any such matters or any modification to the transaction structure as permitted by the merger agreement that would be meaningful in any respect to BofA Securities’ analyses or opinion.

BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of Lydall or any other entity, nor did BofA Securities make any physical inspection of the properties or assets of Lydall or any other entity. BofA Securities was not requested to make, and did not make, an independent evaluation of, and BofA Securities expressed no opinion or view as to, any pending or potential litigation, claims or governmental, regulatory or other proceedings, actions or investigations or possible unasserted claims or other contingent liabilities affecting Lydall or any other entity. BofA Securities did not evaluate the solvency or fair value of Lydall or any other entity under any state, federal, foreign or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Lydall, that the merger will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases, waivers and agreements for the merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements or amendments or modifications, will be imposed or occur that would have an adverse effect on Lydall or the merger (including the contemplated benefits of the merger) or that otherwise would be meaningful in any respect to BofA Securities’ analyses or opinion. BofA Securities also assumed, at the direction of Lydall, that the final executed merger agreement would not differ in any material respect from the draft reviewed by BofA Securities.
BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, any terms, aspects or implications of any guarantee or any other agreements, arrangements or understandings entered into in connection with, related to or contemplated by the merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the merger consideration to holders of Lydall common stock (other than as specified in such opinion), without regard to individual circumstances of specific holders (whether by virtue of voting, control, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities held by such holders, and BofA Securities’ opinion did not in any way address proportionate allocation or relative fairness. BofA Securities expressed no opinion or view with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, BofA Securities expressed no opinion or view with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors or employees of any party to the merger or any related entities, or class of such persons, relative to the merger consideration or otherwise. Furthermore, BofA Securities expressed no opinion or view as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Lydall or in which Lydall might engage or as to the underlying business decision of Lydall to proceed with or effect the merger. BofA Securities also expressed no opinion or view with respect to accounting, tax, legal, regulatory or similar matters, including, without limitation, as to tax or other consequences of the merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Lydall or any other entity or the merger, as to which BofA Securities understood such advice was obtained as deemed necessary from qualified professionals, and BofA Securities relied, at the direction of Lydall, upon the assessments of representatives of Lydall as to such matters. In addition, BofA Securities expressed no opinion or recommendation as to how any securityholder should vote or act in connection with the merger or any other matter.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of BofA Securities’ opinion. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Except as described in this summary, Lydall imposed no other instructions or limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
In connection with its opinion, BofA Securities performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below and certain factors considered is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities. The preparation of a financial opinion or analysis is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion and analyses are not readily susceptible to summary description. BofA Securities believes that the analyses and factors summarized below must be considered as a whole and in context. BofA Securities further believes that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion.
In performing its financial analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lydall. The estimates of the future performance of Lydall and other estimates in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by such analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the merger consideration to be received by holders of Lydall common stock (other than, as applicable, Parent, Unifrax, Merger Sub, their respective affiliates, including Clearlake and its affiliates, and any subsidiary of Lydall) and were provided to the Lydall board of directors in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as the views of BofA Securities regarding the actual value of Lydall or otherwise.
The type and amount of consideration payable in the merger was determined through negotiations between Lydall, on the one hand, and Parent and Clearlake, on the other hand, rather than by any financial advisor, and was approved by the Lydall board of directors. The decision of Lydall to enter into the merger agreement was solely that of the Lydall board of directors. BofA Securities’ opinion and analyses were only one of many factors considered by the Lydall board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Lydall board of directors, Lydall management or any other person with respect to the merger or the merger consideration.
Financial Analyses
The discussion set forth below under this heading “— Financial Analyses” is a summary of the material financial analyses provided by BofA Securities in connection with its opinion, dated June 20, 2021, to the Lydall board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities. Future results may differ from those described and such differences may be material. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. For purposes of the financial analyses described below, implied per share equity value reference ranges have been rounded to the nearest $0.05.
Selected Public Companies Analysis. BofA Securities reviewed publicly available financial and stock market information of Lydall and the following three (3) selected publicly traded companies in the filtration and specialty materials industry that BofA Securities considered generally relevant for purposes of analysis (collectively, the “selected companies”):
• Glatfelter Corporation
• Neenah, Inc.
• Schweitzer-Mauduit International, Inc.
BofA Securities reviewed, among other information, enterprise values of the selected companies, calculated as fully diluted equity values based on closing stock prices on June 18, 2021 plus total debt less cash and cash equivalents, as a multiple of calendar year 2021 estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”). Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of Lydall was based on financial forecasts and estimates of Lydall’s management and public filings.

The overall low to high calendar year 2021 estimated EBITDA multiples observed for the selected companies were 7.7x to 8.0x (with a mean of 7.8x and a median of 7.7x). BofA Securities applied a selected range derived from the selected companies of calendar year 2021 estimated EBITDA multiples of 7.5x to 9.0x to the calendar year 2021 estimated EBITDA as adjusted for one-time non-recurring items (“adjusted EBITDA”) of Lydall.
This analysis indicated the following approximate implied per share equity value reference range for Lydall, as compared to the merger consideration:
Approximate Implied Per Share Equity Value Reference Range	Merger Consideration
$39.95 – $49.65	$62.10
No company used in this analysis is identical or directly comparable to Lydall. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Lydall was compared.
Selected Precedent Transactions Analysis. BofA Securities reviewed publicly available financial information relating to the following 39 selected transactions, consisting of 24 transactions involving target companies or businesses in the filtration and specialty materials industry (collectively, the “selected filtration and specialty materials transactions”) and 15 transactions involving target companies or businesses in the automotive parts industry (collectively, the “selected automotive parts transactions”), that BofA Securities considered generally relevant for purposes of analysis (collectively, the “selected transactions”):
Selected Filtration and Specialty Materials Transactions
Announcement Date	Acquiror	Target
• March 2021	• Neenah, Inc.	• Global Release Liners, S.L.
• January 2021	• Schweitzer-Mauduit International, Inc.	• Scapa Group, Plc
• January 2021	• Glatfelter Corporation	• Georgia-Pacific LLC (Nonwovens business)
• September 2020	• Funds affiliated with Bain Capital Investors, LLC	• Ahlstrom-Munksjö Oyj
• May 2019	• Affiliates of KPS Capital Partners, LP	• Colfax Corporation (Howden air and gas handling business)
• August 2018	• Lydall	• Vulcan Global, LLC (Interface Performance Materials business)
• February 2018	• Regal Beloit Corporation	• Nicotra Gebhardt S.P.A.
• December 2016	• Lydall	• MGF Gutsche GmbH
• July 2016	• Lydall	• ADS, Inc. (Texel division)
• February 2016	• Daikin Industries Ltd./ American Air Filter Company	• Flanders Holdings LLC
• August 2015	• Polypipe Group plc	• Nu-Oval Acquisitions 1 Limited (Nuaire)
• March 2015	• Wolong Electric Group Co. Ltd.	• Nanyang Explosion Protection Group Co. Ltd. (60% interest)
• February 2015	• 3M Company	• Polypore International Inc. (Separations media business)
• April 2013	• CECO Environmental Corp.	• Met-Pro Corporation
• March 2012	• An affiliate of Insight Equity Holdings LLC	• Flanders Corporation
• April 2011	• Pentair, Inc.	• Norit Holding, BV (Clean Process Technologies division)

Announcement Date	Acquiror	Target
• February 2010	• Merck KGaA	• Millipore Corporation
• February 2008	• GE Healthcare Life Sciences Ltd.	• Whatman Plc
• October 2007	• Clarcor Inc.	• Perry Equipment Corporation
• August 2005	• Parker Hannifin Corporation	• Domnick Hunter Group Plc
• May 2005	• 3M Company	• CUNO, Inc.
• March 2005	• Entegris, Inc.	• Mykrolis Corporation
• May 2004	• Siemens AG	• United States Filter Corporation
• February 2002	• Pall Corporation	• Vivendi Environnement, S.A. (Filtration and Separations Group of its subsidiary, United States Filter Corporation)
Selected Automotive Parts Transactions
Announcement Date	Acquiror	Target
• November 2018	• Continental AG	• Cooper-Standard Holdings Inc. (Anti-Vibration Systems business)
• September 2018	• Hanon Systems	• Magna International Inc. (Fluid Pressure & Controls business)
• July 2018	• Dana Incorporated	• OC Oerlikon Corporation AG (Drive Systems segment)
• August 2017	• Adient PLC	• Futuris Global Holding, LLC
• June 2017	• Pierer Industrie AG	• SHW AG
• January 2017	• Motherson Sumi Systems Limited	• PKC Group OYJ
• September 2016	• Liaoning Dare Industrial Company LTD.	• Carcoustics International GmbH
• September 2016	• Tejin Limited	• Continental Structural Plastics Holdings Corporation
• June 2016	• Valeo SA	• FTE Automotive GmbH
• October 2015	• Linamar Corporation	• Montupet S.A.
• August 2015	• ITT Corporation	• Wolverine Advanced Materials LLC
• July 2015	• BorgWarner Inc.	• Remy International, Inc.
• February 2015	• Mahle GmbH	• Delphi Automotive plc (Thermal Management business)
• May 2014	• AVIC Electromechanical Systems Co., Ltd.	• Hilite International, Inc.
• April 2014	• Clarcor Inc.	• Stanadyne Corporation (Filtration business)
BofA Securities reviewed, among other information and to the extent publicly available, transaction values, calculated as the enterprise values implied for the target companies or businesses based on the consideration payable in the selected transactions, as a multiple of the most recently disclosed latest twelve (12) months (“LTM”) EBITDA of the target company or business as of the applicable announcement dates of the selected transactions. Financial data for the selected transactions were based on public filings and other publicly available information. Financial data of Lydall was based on forecasts and estimates of Lydall’s management.
The overall low to high LTM EBITDA multiples observed for the selected filtration and specialty materials transactions were 8.3x to 20.4x (with a mean of 10.6x and a median of 11.5x) and for the selected automotive parts transactions were 5.5x to 10.3x (with a mean of 8.2x and a median of 8.0x). BofA Securities applied a selected range of LTM EBITDA multiples derived from the selected transactions of 8.5x to 11.0x to the LTM estimated adjusted EBITDA (as of June 30, 2021) of Lydall.

This analysis indicated the following approximate implied per share equity value reference range for Lydall, as compared to the merger consideration:
Approximate Implied Per Share Equity Value Reference Range	Merger Consideration
$31.70 – $43.55	$62.10
No company, business or transaction used in this analysis is identical or directly comparable to Lydall or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, businesses or transactions to which Lydall and the merger were compared.
Discounted Cash Flow Analysis.   BofA Securities performed a discounted cash flow analysis of Lydall by calculating the estimated present value (as of March 31, 2021) of the standalone unlevered, after-tax free cash flows that Lydall was forecasted to generate during the last three (3) quarters of the fiscal year ending December 31, 2021 through the full fiscal year ending December 31, 2025 based on financial forecasts and estimates of Lydall’s management. BofA Securities calculated terminal values for Lydall by applying a selected range of EBITDA multiples of 7.0x to 9.0x to Lydall’s fiscal year 2025 estimated EBITDA. The cash flows and terminal values were then discounted to present value (as of March 31, 2021) using a selected range of discount rates of 9.0% to 12.0%. This analysis indicated the following approximate implied per share equity value reference range for Lydall, as compared to the merger consideration:
Approximate Implied Per Share Equity Value Reference Range	Merger Consideration
$37.05 – $53.15	$62.10
Certain Additional Information
BofA Securities observed certain additional information that was not considered part of its financial analyses for its opinion but was noted for informational purposes, including the following:
•
the historical trading performance of Lydall common stock during the 52-week period ended June 18, 2021, which indicated low and high closing prices during such period of  $11.59 per share and $40.93 per share, respectively; and

•
stock price targets for Lydall as reflected in selected publicly available Wall Street research analysts’ reports, which indicated stock price targets of  $41.00 per share on an undiscounted basis and approximately $36.55 per share (rounded to the nearest $0.05) on a discounted basis.

Miscellaneous
Lydall has agreed to pay BofA Securities for its services as financial advisor to Lydall in connection with the merger an aggregate fee currently estimated to be approximately $23 million, of which a portion was payable upon delivery of BofA Securities’ opinion and approximately $22 million is contingent upon consummation of the merger. Lydall also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under U.S. federal securities laws.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of  (i) Lydall and certain of its affiliates, and (ii) Parent, Unifrax and certain of their respective affiliates, including Clearlake and certain of its affiliates and portfolio companies.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Lydall and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as an administrative agent, collateral agent, book manager, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements (including acquisition financing) of Lydall and/or certain of its affiliates, (ii) having provided or providing certain derivatives, foreign exchange and other trading services to Lydall and/or certain of its affiliates, and (iii) having provided or providing certain treasury management products and services to Lydall and/or certain of its affiliates. From June 1, 2019 through May 31, 2021, BofA Securities and its affiliates derived aggregate revenues from Lydall and certain of its affiliates of approximately $10 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent, Unifrax and/or certain of their respective affiliates, including Clearlake and certain of its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Clearlake and certain of its affiliates and portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as a book-running manager and/or underwriter for certain debt offerings of certain affiliates and portfolio companies of Clearlake, (iii) having acted or acting as an administrative agent, collateral agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements (including acquisition financing) of certain affiliates of Parent and/or Unifrax, including Clearlake and/or certain of its affiliates and portfolio companies, (iv) having provided or providing certain derivatives, foreign exchange and other trading services to certain affiliates of Parent and/or Unifrax, including Clearlake and/or certain of its affiliates and portfolio companies, and (v) having provided or providing certain treasury management products and services to certain affiliates of Parent and/or Unifrax, including Clearlake and/or certain of its affiliates and portfolio companies. From June 1, 2019 through May 31, 2021, BofA Securities and its affiliates derived aggregate revenues from Parent, Unifrax and/or certain of their respective affiliates, including Clearlake and certain of its affiliates and portfolio companies, of approximately $30 million for investment and corporate banking services.
Projected Financial Information
Lydall does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods given, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. However, in April 2021, Lydall management prepared certain financial projections in connection with the Lydall board of directors’ review of potential strategic alternatives, which we refer to as the “Strategic Plan Case,” to reflect Lydall’s full-year 2020 financial performance and Lydall management’s then-current expectations of Lydall’s financial performance for fiscal years 2021 through 2025. Also as part of Lydall management presentations provided to bidders invited to participate in Lydall’s strategic review process, Lydall management provided an “Aspirational Case,” as a sensitivity to the Strategic Plan Case (the “Aspirational Case” and, together with the Strategic Plan Case, the “Projections”), assuming generally a higher level of financial performance relative to the Strategic Plan Case. Although both the Strategic Plan Case and the Aspirational Case were also provided to Lydall’s financial advisor, BofA Securities, in connection with Lydall’s strategic review process, based on Lydall management’s assessments as to the relative likelihood of achieving the financial results reflected in the Strategic Plan Case and the Aspirational Case and such management’s judgment that the Strategic Plan Case best reflected the anticipated future financial performance of Lydall, the Lydall board of directors directed BofA Securities to utilize and rely upon the Strategic Plan Case for purposes of its financial analyses and opinion as described under “The Merger (Proposal 1) — Opinion of Lydall’s Financial Advisor.”
We have included a summary of the Projections to give stockholders access to certain nonpublic information prepared by Lydall management for the Lydall board of directors in connection with Lydall’s strategic review process, including the merger, and provided to Lydall’s financial advisor and bidders in connection with such process. The inclusion of the Projections should not be regarded as an indication that Lydall, Parent, Merger Sub or any of their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of actual future results.

The Projections and the underlying assumptions upon which the Projections were based are subjective in many respects. The Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to the business, financial condition or results of operations of Lydall and other matters, including those described under “Caution Regarding Forward-Looking Statements,” many of which are difficult to predict, subject to significant economic and competitive uncertainties, are beyond Lydall’s control and may cause the Projections or the underlying assumptions not to be realized. Since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year. The Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. The Projections were not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Projections are non-GAAP measures, and the Projections do not include footnote disclosures as may be required by GAAP. The prospective financial information included in this document has been prepared by, and is the responsibility of, Lydall’s management. Lydall’s independent auditor has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Lydall’s independent auditor does not express an opinion or any other form of assurance with respect thereto. Lydall’s independent auditor’s report included by reference in this document relates to Lydall’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.
Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Projections below. No one has made or makes any representation to any stockholder regarding the information included in the Projections.
For the foregoing reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as necessarily predictive of actual future events, and they should not be relied on as such. Except as required by applicable securities laws, Lydall does not intend to update or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date on which they were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown not to be appropriate.
Strategic Plan Case
	2021E	2022E	2023E	2024E	2025E
	(dollars in millions rounded to the nearest million)
Net Sales(1)	$871	$893	$896	$968	$958
Adjusted EBITDA(2)	$120	$115	$120	$150	$150
Unlevered Free Cash Flow(3)	$65	$51	$45	$71	$71

(1)
Net Sales means total revenue related to the sales of all products to Lydall’s end customers.

(2)
Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization adjusted for extraordinary expenses that are not reflective of Lydall’s core operating results over time (such as restructuring costs, impairment charges and other one-time and non-recurring items).

(3)
Unlevered Free Cash Flow means Adjusted EBITDA, less depreciation and amortization, tax effected, plus depreciation and amortization, less net capital expenditures and less changes in net working capital. 2021E Unlevered Free Cash Flow reflects amount for last three (3) quarters of the fiscal year ending December 31, 2021.

Aspirational Case(1)
	2021E	2022E	2023E	2024E
	(dollars in millions rounded to the nearest million)
Net Sales	$871	$897	$935	$1,016
Adjusted EBITDA	$120	$150	$168	$184

(1)
Unlevered Free Cash Flow was not calculated for the Aspirational Case.

Interests of Lydall’s Directors and Executive Officers in the Merger
In considering the recommendation of the Lydall board of directors to approve and adopt the merger agreement, you should be aware that some of Lydall’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Lydall’s stockholders generally. The Lydall board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to our stockholders that the merger agreement be approved. These interests are described and quantified below.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
The effective time is September 30, 2021, which is the assumed date of the closing of the merger solely for purposes of the disclosure in this section;

•
The employment of each executive officer of Lydall will have been terminated by Lydall without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the assumed effective time of September 30, 2021; and

•
The performance metrics applicable to each Lydall PSA Award will have been achieved at the maximum level of performance.

As the amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below. In addition, the amounts provided below are determined without regard to any potential “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code.
Treatment and Quantification of Equity-Based Awards
Lydall’s executive officers currently hold vested and unvested Lydall RSAs, Lydall PSAs and Lydall Stock Options.
The merger agreement provides that at or immediately prior to the effective time of the merger, the outstanding equity awards of Lydall will be treated as follows:
•
Each Lydall RSA that is outstanding under a Lydall Stock Plan, whether or not vested, will become fully vested and be automatically canceled in exchange for the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Lydall common stock underlying the Lydall RSA (then adding, if applicable, the value of any dividends accrued thereon). For each Lydall PSA, performance conditions will be deemed to have been earned at the greater of  (i) the target amount under the terms of the applicable award agreement relating to such Lydall PSA and (ii) the amount reasonably projected to be earned under the terms of the award agreement based on performance achievement through the effective time of the merger.

•
Each Lydall Stock Option that is outstanding under a Lydall Stock Plan, whether or not vested, will become fully vested and be automatically canceled in exchange for the right to receive an amount in cash (without interest) determined by multiplying (i) the excess, if any, of the merger consideration over the applicable exercise price of such Lydall Stock Option by (ii) the number of shares of Lydall common stock underlying the Lydall Stock Option. Any Lydall Stock Option for which the exercise price is equal to or greater than the merger consideration will be automatically canceled without any consideration.

•
Each Incentive Stock Option will, at least ten (10) business days prior to the closing of the merger, automatically vest and be exercisable for Lydall common stock and each holder of Incentive Stock Options shall be provided with written notice that such holder will, during the period beginning on the date of such notice and ending on the business day immediately preceding the closing of the merger, have the right to exercise such Incentive Stock Option by providing Lydall with notice of exercise and a cash amount equal to the applicable exercise price (with each share of Lydall common stock acquired on exercise being converted into the right to receive the merger consideration at the effective time of the merger and each Incentive Stock Option (or portion thereof) not so exercised and that remains outstanding immediately prior to the effective time of the merger being treated as a Lydall Stock Option).

See the section entitled “Golden Parachute Compensation” beginning on page 52 of this proxy statement for an estimate of the amounts that would become payable to each Lydall named executive officer in respect of his or her unvested Lydall RSA, Lydall PSA and Lydall Stock Option awards. Based on the assumptions described above under “Interests of Lydall’s Directors and Executive Officers in the Merger — Certain Assumptions,” the estimated aggregate amounts that would become payable to Lydall’s three (3) executive officers who are not named executive officers in respect of their unvested Lydall RSA, Lydall PSA and Lydall Stock Option awards are as follows: Robert Junker: $2,484,212; John J. Tedone: $1,859,032 and Anthony Justice: $918,223. Lydall’s non-employee directors do not hold any unvested Lydall equity awards; however, the directors will receive immediately prior to the closing, an equity grant representing the first 2021 installment award following the 2021 annual shareholder meeting with a value of  $50,000 pro-rated based on the number of days served as non-employee directors for the period between the annual shareholder meeting held on April 20, 2021 and the six-month installment date of October 20, 2021. The estimated aggregate amounts that would become payable to each of Lydall’s non-employee directors in respect of these equity grants will be $270,135, which assumes a share price of  $61.51 for purposes of converting the equity grant value into a number of shares.
Employment Agreements
Lydall has entered into employment agreements (each, an “Employment Agreement”) with each of its executive officers. The Employment Agreements provide that each executive officer party to such an agreement will be eligible to receive the following severance benefits upon a termination of employment by Lydall without cause, or a resignation by the executive officer for good reason, in either case, within eighteen (18) months of the consummation of a change in control. The merger will constitute a change in control for purposes of the Employment Agreements.
The agreements with each of the executive officers provide that, if an executive’s employment is terminated by Lydall without “cause,” or by the executive for “good reason” within 18 months of a “change in control” (except that the agreement with Mr. Junker does not include a “good reason” trigger), Lydall shall pay to the executives the following severance benefits:
•
a lump sum payment equal to two (2) times the sum of  (i) the executive’s annual rate of base salary in effect immediately preceding the executive’s termination of employment, and (ii) the average of the executive’s last three (3) years highest annual bonuses earned under Lydall’s annual bonus plan for any of the five (5) calendar years preceding the executive’s termination of employment;

•
a pro rata portion of the executive’s target bonus opportunity for the year of termination;

•
continued healthcare coverage, and if reasonably commercially available through nationally reputable insurance carriers, executive life and executive long-term disability plan coverage for up to twenty-four (24) months (or less if COBRA coverage ends before such date or the employee becomes eligible for such benefits from another employer), but only if the executive timely pays the portion of the premium for such coverage that members of senior management of Lydall generally are required to pay for such coverage, if any;

•
outplacement services of up to $10,000 for a period of one (1) year;

•
a monthly automobile allowance for twenty-four (24) months following termination; and

•
the accelerated vesting of outstanding Lydall RSAs and Lydall Stock Options (in the case of Ms. Greenstein, her Employment Agreement also provides for the accelerated vesting of outstanding Lydall PSAs with performance conditions applicable to a Lydall PSA deemed to have been earned at the greater of  (i) the target amount under the terms of the applicable award agreement relating to such Lydall PSA and (ii) the amount reasonably projected to be earned under the terms of the award agreement based on performance achievement through termination date).

The provision of payments and benefits described above is conditioned upon the executive officer’s execution of a release of claims.
See “Interests of Lydall’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” beginning on page 52 of this proxy statement for the estimated amounts that each of Lydall’s named executive officers would receive under his or her Employment Agreement upon a qualifying termination of employment. Based on the assumptions described above under “Interests of Lydall’s Directors and Executive Officers in the Merger — Certain Assumptions”, the estimated aggregate amounts of the severance payments (excluding amounts payable in respect of unvested Lydall RSA Awards, unvested Lydall PSA Awards and Lydall Stock Option Awards, which are discussed and quantified above under the section entitled “Treatment and Quantification of Lydall Equity Awards”) to be provided to Lydall’s three (3) executive officers who are not named executive officers under their Employment Agreements upon a qualifying termination of employment are as follows: Robert Junker: $1,269,633; John J. Tedone: $872,252 and Anthony Justice: $848,061.
The Employment Agreements provide that in the event that any payment or benefit payable to each of the executive officers in connection with his or her separation with the Company would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments will be reduced to the largest amount which would result in no portion of the payments being subject to the excise tax if such reduction will provide the executive officer with the best net after-tax result (a “Section 280G cutback”). The Employment Agreements do not provide for a gross-up in the event the executive officer is subject to the “golden parachute” excise tax under Section 4999 of the Code.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K under the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the merger that will or may become payable to each named executive officer of Lydall in connection with the merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the heading “Interests of Lydall Directors and Executive Officers in the Merger” above, which is incorporated herein.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above under “Interests of Lydall’s Directors and Executive Officers in the Merger — Certain Assumptions” and in the footnotes to the table below, and do not reflect certain compensation actions that may occur prior to completion of the merger, including any equity award grants that may be made after the assumed effective time of September 30, 2021. The following table does not include any amounts that are payable to the named executive officer irrespective of the closing of the merger. In addition, the amounts shown below do not attempt to quantify any reduction that may be required as a result of a Section 280G cutback; therefore, actual payments to the named executive officers may be less than the amounts indicated below.
Lydall’s stockholders are being asked to approve, on a non-binding, advisory basis, the compensation that will or may be paid by Lydall to these named executive officers that is based on or otherwise relates to the merger (see the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 84 of this proxy statement). Because the vote to approve such compensation is advisory only, it will not be binding on either Lydall or Unifrax. Accordingly, if the merger is approved by Lydall’s stockholders and the merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation, subject only to the conditions applicable to the vote to approve the merger, which are described in the footnotes to the table and above under the section entitled “The Merger (Proposal 1) — Interests of Lydall’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement.
Joseph Abbruzzi, the former Division President, Lydall Thermal Acoustical Solutions, is considered a named executive officer for purposes of this disclosure. Following his termination of employment with Lydall on September 29, 2020, Mr. Abbruzzi does not have any interest in the merger or any rights to compensation that are based on or otherwise related to the merger other than except insofar as he may be a holder of Lydall common stock.
	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Sara A. Greenstein, President and Chief Executive Officer	$3,698,356	$15,508,157	$169,106	$19,375,619
Randall B. Gonzales, Chief Financial Officer and Treasurer	$1,357,717	$5,425,795	$110,138	$6,893,650
Chad A. McDaniel, General Counsel and Chief Administrative Officer	$1,410,441	$5,286,004	$87,798	$6,784,243

	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Ashish P. Diwanji, Division – Vice President, Lydall Performance Materials	$1,285,013	$5,136,255	$103,568	$6,524,836
David D. Glenn, Division President, Lydall Thermal Acoustical Solutions	$963,094	$2,351,500	$83,658	$3,398,252
Joseph Abbruzzi, former Division President, Lydall Thermal Acoustical Solutions	—	—	—	—

(1)
For the named executive officers, other than Mr. Abbruzzi, the amounts included in this column represent an amount equal to: (A) two (2) times the sum of the named executive officer’s (x) base salary plus (y) the average of the last three (3) years’ highest annual bonuses earned under Lydall’s annual bonus plan for any of the five (5) calendar years preceding termination of employment (to the extent that the named executive officer was employed by Lydall during that time) and (B) a pro rata portion of the executive’s target bonus opportunity for the year of termination. The amounts are “double trigger” payments that will become payable only upon a qualifying termination of employment that occurs within eighteen (18) months following a change in control.

(2)
The following table provides additional information regarding the equity holdings of each named executive officer that will be canceled and exchanged on a “single trigger” basis for the merger consideration in connection with the consummation of the merger.

	Value of Unvested Lydall Stock Options ($)	Value of Lydall RSAs ($)	Value of Lydall PSAs (at maximum) ($)	Total ($)
Named Executive Officers
Sara A. Greenstein, President and Chief Executive Officer	3,206,520	4,072,766	8,228,871	15,508,157
Randall B. Gonzales, Chief Financial Officer and Treasurer	1,641,048	557,037	3,227,710	5,425,795
Chad A. McDaniel, General Counsel and Chief Administrative Officer	2,312,594	378,810	2,594,600	5,286,004
Ashish P. Diwanji, Division – Vice President, Lydall Performance Materials	1,637,230	1,106,933	2,392,092	5,136,255
David D. Glenn, Division President, Lydall Thermal Acoustical Solutions	941,147	267,651	1,142,702	2,351,500
Joseph Abbruzzi, former Division President, Lydall Thermal Acoustical Solutions	—	—	—	—

(3)
For the named executive officers, other than Mr. Abbruzzi, the amounts included in this column include the following, which amounts are “double trigger” payments that will become payable only upon a qualifying termination of employment that occurs within eighteen (18) months following a change in control.

	Continued Insurance Coverage ($)(a)	Outplacement Services ($)	Car Allowance ($)	Total ($)
Named Executive Officers
Sara A. Greenstein, President and Chief Executive Officer	$111,106	$10,000	$48,000	$169,106
Randall B. Gonzales, Chief Financial Officer and Treasurer	$72,538	$10,000	$27,600	$110,138
Chad A. McDaniel, General Counsel and Chief Administrative Officer	$50,198	$10,000	$27,600	$87,798
Ashish P. Diwanji, Division-Vice President, Lydall Performance Materials	$71,488	$10,000	$22,080	$103,568
David D. Glenn, Division President, Lydall Thermal Acoustical Solutions	$57,098	$10,000	$16,560	$83,658

(a)
If applicable insurance coverage is not available for the named executive officer, Lydall must arrange alternate coverage at a cost not to exceed 125% of Lydall’s group coverage cost.

Directors’ and Officers’ Indemnification and Insurance
For information regarding indemnification of Lydall’s directors and executive officers, see the section entitled “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 70 of this proxy statement.
Financing of the Merger
In connection with the transactions contemplated by the merger agreement, the Investors have delivered the Equity Commitment Letter to Parent, dated as of June 21, 2021, pursuant to which, upon the terms and subject to the conditions set forth therein, such funds have committed to capitalize Parent at the closing of the merger in an aggregate amount of  $474 million in cash, in immediately available funds.
In addition, Parent has obtained debt financing commitments (pursuant to a debt commitment letter) for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with the cash on hand at Parent, will be used to consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses, to repay certain existing indebtedness of Unifrax as required by the terms of such financing commitments, and to pay any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement. Pursuant to the debt commitment letter, J.P. Morgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Morgan Stanley Senior Funding, Inc. and Stifel Syndicated Credit, LLC have committed to provide, severally but not jointly upon the terms and subject to the conditions set forth in the debt commitment letter, debt financing in the aggregate amount of  $1.2 billion.
The total amount of funds required to complete the merger and related transactions, including payment of related fees and expenses, is anticipated to be approximately $1.674 billion, which will be funded with the net proceeds of the Financing.
In addition, the Investors entered into the Limited Guarantee with Lydall to guarantee Parent’s obligation to pay its reverse termination fee to Lydall if the merger agreement is terminated in certain circumstances, plus certain other specified payments to Lydall, subject to the terms and obligations set forth in the merger agreement and the Limited Guarantee.
For more information on Parent’s financing arrangements for the merger, see the sections entitled “The Merger Agreement — Financing of the Merger” beginning on page 71.
Regulatory Clearances and Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting period, having expired or been terminated, including the expiration or termination of any applicable waiting period under the HSR Act). Under the terms of the merger agreement, each of Lydall and Parent agrees to use their respective reasonable best efforts (except where the merger agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining certain specified regulatory approvals.
Parent shall and shall cause its subsidiaries to take all actions needed in the event that a governmental authority or third party challenges any of the transactions contemplated by the merger agreement as violating the HSR Act or other competition laws to obtain such regulatory clearances, including divestitures, hold separate arrangements, the termination of any existing relationships and contractual rights and obligations, termination of any venture or other arrangement, effectuating any other change or restructuring of Parent, Lydall or any of their respective subsidiaries, and opposing, fully and vigorously, and administrative or judicial action, proceeding, or order that could threaten, restrain, prevent or delay the consummation of the transactions contemplated by the merger agreement. At the request of Parent, Lydall shall agree to divest, hold separate or otherwise take or commit to take any action that that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of Lydall or any of its subsidiaries, provided that any such action shall be conditioned upon consummation of the merger and the other transactions contemplated by the merger agreement.

On July 6, 2021, both Lydall and Parent filed notification of the proposed merger with the FTC and the Antitrust Division under the HSR Act. The HSR Act waiting period with respect to the proposed merger expired on August 5, 2021.
In addition, prior to the effective time of the merger, Lydall and Parent are required to obtain regulatory approvals from the Austrian Federal Competition Authority, German Federal Cartel Office, German Federal Ministry for Economic Affairs and Energy, Turkish Competition Authority, and French Ministry of Economy and Finance. On July 16, 2021, Lydall and Parent notified the proposed merger with the above-mentioned regulatory bodies (including by way of draft filing in those jurisdictions where pre-notification is the custom).
See the section entitled “The Merger Agreement — Regulatory Clearances and Approvals Required for the Merger” beginning on page 68 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the merger.
Accounting Treatment
The merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of Lydall common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 of this proxy statement) whose shares of Lydall common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. With respect to a stockholder that is a “non-U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 of this proxy statement), the exchange of shares of Lydall common stock for the merger consideration pursuant to the merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the merger unless the stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form).
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting and Deregistration of Lydall Common Stock
Upon completion of the merger, the Lydall common stock currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.
Appraisal Rights
Under the DGCL, any record holder of Lydall common stock at the close of business on the record date who does not vote in favor of the merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to demand and receive payment of the “fair value” as determined pursuant to Section 262 of the DGCL for all (but not less than all) of his or her shares of Lydall common stock if the merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 80 of this proxy statement. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C.
Litigation Related to the Merger
As of the date of this proxy statement, three putative securities class action lawsuits related to the proposed merger have been filed by purported stockholders of Lydall. Two of these lawsuits, the Stein Complaint and the Whitfield Complaint, were filed in the United States District Court for the Southern District of New York on July 22,

2021 and July 23, 2021, respectively. The third lawsuit, the Barry Complaint, was filed in the United States District Court for the Eastern District of New York on July 30, 2021. The Complaints name as defendants Lydall and each member of the Lydall board of directors. The Complaints generally allege, among other things, that defendants violated Section 14(a) and Section 20(a) of the Exchange Act. Specifically, one or more of the Complaints allege that the preliminary proxy statement contains materially incomplete and misleading information with respect to certain disclosures. The relief sought in one or more of the Complaints includes enjoining the consummation of the merger unless and until the defendants disclose certain allegedly material information, rescinding, to the extent already implemented, the merger agreement or any of the terms thereof, and granting rescissory damages, monetary damages and attorneys’ fees.
Lydall believes that the Complaints are without merit and Lydall and the individual defendants intend to defend vigorously against all claims asserted.
The outcome of any pending or future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the merger and result in substantial costs to Lydall, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the merger is that no applicable law or order issued by a court of competent jurisdiction or other legal restraint which is then in effect renders illegal or enjoins the consummation of the merger whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the merger on the agreed-upon terms, then such injunction may prevent the merger from being consummated, or from being consummated within the expected time frame.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, dated as of June 21, 2021, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.
Explanatory Note Regarding the Merger Agreement
The following summary of the Agreement and Plan of Merger, dated as of June 21, 2021, a copy of which is attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the merger agreement and is not intended to modify or supplement any factual disclosures about Lydall in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Lydall or any of its subsidiaries or affiliates. The merger agreement contains representations and warranties by Lydall, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure schedules to the merger agreement; were made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Lydall’s public disclosures.
Additional information about Lydall may be found elsewhere in this proxy statement and Lydall’s other public filings. See the section entitled “Where You Can Find More Information,” beginning on page 93 of this proxy statement.
Structure of the Merger
At the effective time of the merger, Merger Sub will be merged with and into Lydall in accordance with the DGCL. As a result of the merger, the separate existence of Merger Sub will cease, and Lydall will be the surviving corporation. At the effective time of the merger and by virtue of the merger, the certificate of incorporation of Lydall will be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the effective time of the merger, except (a) to change the name of the surviving corporation to Lydall and (b) as otherwise required by the merger agreement to maintain in effect provisions regarding elimination of liability of directors and indemnification of officers, directors, employees, fiduciaries and agents described in the section entitled “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 70 of this proxy statement, and as so amended will be the amended and restated certificate of incorporation of the surviving corporation. The bylaws of Merger Sub in effect at the effective time of the merger will be the bylaws of the surviving corporation. From and after the effective time of the merger, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the effective time of the merger will be the directors of the surviving corporation and the officers of Lydall will be the officers of the surviving corporation.
Closing and Effective Time of the Merger
Unless another time, date or place is mutually agreed in writing by Lydall and Parent, the closing of the merger will take place as soon as possible, but in any event no later than five (5) business days after the date the closing conditions set forth in the merger agreement and described in the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 74 of this proxy statement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or, if the marketing period has not ended the earlier of  (a) any business day specified by Parent but with not less than two (2) business days’ prior notice to Lydall or (b) one (1) business day following the final day of the marketing period. The merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger in the second half of 2021. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below, and it is possible that factors outside the control of Lydall or Parent could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.
Effect of the Merger on Lydall Common Stock
At the effective time of the merger, each share of Lydall common stock outstanding immediately prior to the effective time of the merger (other than shares owned by Lydall (as treasury stock), Parent or any of their respective subsidiaries, Merger Sub or any stockholder who has properly demanded appraisal rights in accordance with Delaware law, together, the “excluded shares”) will be converted into the right to receive $62.10 in cash, without interest. As of the effective time of the merger, all such shares of Lydall common stock will no longer be outstanding and will automatically be canceled and retired and cease to exist, and will thereafter represent only the right to receive the merger consideration to be paid in accordance with the terms of the merger agreement.
At the effective time of the merger, each share of Lydall common stock held by Lydall (as treasury stock) or owned by Parent, Merger Sub or any other subsidiary of Parent will be canceled without payment of any consideration. At the effective time of the merger, each share of Lydall common stock held by any subsidiary of Lydall or Parent will be canceled and retired and will cease to exist, and will thereafter be converted into such number of shares of stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock in the surviving corporation immediately following the effective time of the merger as such subsidiary owned in Lydall immediately prior to the effective time of the merger. In addition, shares of Lydall common stock outstanding immediately prior to effective time of the merger and held by a stockholder who has not voted in favor of the merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Delaware law will not be converted into the right to receive the merger consideration, unless and until such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If any holder of Lydall common stock that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such shares as determined by the Delaware Court of Chancery plus interest, if any, on the amount determined to be the fair value, as further described in the section entitled “Appraisal Rights of Stockholders” beginning on page 80 of this proxy statement.
Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation.
Procedures for Surrendering Shares for Payment
Prior to the effective time of the merger, Parent will appoint an exchange agent reasonably acceptable to Lydall for the purpose of exchanging for the merger consideration certificates representing shares of Lydall common stock or uncertificated shares of Lydall common stock. As promptly as practicable after the effective time of the merger, Parent will make available to the exchange agent the aggregate merger consideration to be paid in respect of the certificates representing shares of Lydall common stock or uncertificated shares of Lydall common stock.
As promptly as practicable after the effective time of the merger (but no later than two (2) business days thereafter), Parent will send, or cause the exchange agent to send, to each holder of shares of Lydall common stock at the effective time of the merger a letter of transmittal and instructions (which will be in a form reasonably acceptable to Lydall and finalized prior to the effective time of the merger and which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of certificates representing shares of Lydall common stock or transfer of uncertificated shares of Lydall common stock to the exchange agent) for use in such exchange.
Each holder of shares of Lydall common stock that have been converted into the right to receive the merger consideration will be entitled to receive, upon (i) surrender to the exchange agent of a certificate, together with a properly completed letter of transmittal in customary form reasonably acceptable to Parent, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, in each case (i) or (ii), the merger consideration in respect of Lydall common stock represented by a certificate or uncertificated share. Until so surrendered or transferred, as the case may be, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration.
If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that (i) either such certificate be properly endorsed or otherwise be in proper form for transfer or such uncertificated share be properly transferred and (ii) the person requesting such payment must pay to the exchange agent any transfer or other taxes required as a result of such payment or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.
After the effective time of the merger, there will be no further registration of transfers of shares of Lydall common stock. If, after the effective time of the merger, certificates representing shares of Lydall common stock or uncertificated shares of Lydall common stock are presented to the surviving corporation or the exchange agent, they will be canceled and exchanged for the merger consideration.
Any portion of the merger consideration made available to the exchange agent for payment to the stockholders that remains unclaimed by the holders of Lydall common stock twelve (12) months after the effective time of the merger will be returned to Parent, upon demand, and any such holder who has not exchanged shares of Lydall common stock will thereafter look only to Parent for payment of the merger consideration in respect of such shares without any interest thereon.
Withholding
Parent, Merger Sub, the surviving corporation, the exchange agent and other applicable payors are entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the exchange agent, the surviving corporation, Parent or Merger Sub, as the case may be, so withholds amounts and pays over such amounts to the appropriate governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to the person to whom such amounts would otherwise have been paid.
Treatment of Lydall Equity Awards
The merger agreement provides that at or immediately prior to the effective time of the merger, the outstanding equity awards of Lydall will be treated as follows:
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Each Lydall RSA that is outstanding under a Lydall Stock Plan, whether or not vested, will become fully vested and be automatically canceled in exchange for the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Lydall common stock underlying the Lydall RSA (then adding, if applicable, the value of any dividends accrued thereon). For each Lydall PSA, performance conditions will be deemed to have been earned at the greater of  (i) the target amount under the terms of the applicable award agreement relating to such Lydall PSA and (ii) the amount reasonably projected to be earned under the terms of the award agreement based on performance achievement through the effective time of the merger.

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Each Lydall Stock Option that is outstanding under a Lydall Stock Plan, whether or not vested, will become fully vested and be automatically canceled in exchange for the right to receive an amount in cash (without interest) determined by multiplying (i) the excess, if any, of the merger consideration over the applicable exercise price of such Lydall Stock Option by (ii) the number of shares of Lydall common stock underlying the Lydall Stock Option. Any Lydall Stock Option for which the exercise price is equal to or greater than the merger consideration will be automatically canceled without any consideration.

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Each Incentive Stock Option will, at least ten (10) business days prior to the closing of the merger, automatically vest and be exercisable for Lydall common stock and each holder of Incentive Stock Options shall be provided with written notice that such holder will, during the period beginning on the date of such notice and ending on the business day immediately preceding the closing of the merger, have the right to exercise such Incentive Stock Option by providing Lydall with notice of exercise and a cash amount equal to the applicable exercise price (with each share of Lydall common stock acquired on exercise being converted into the right to receive the merger consideration at the effective time of the merger and each Incentive Stock Option (or portion thereof) not so exercised and that remains outstanding immediately prior to the effective time of the merger being treated as a Lydall Stock Option).
Representations and Warranties
Lydall’s representations and warranties to Parent in the merger agreement relate to, among other things:
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The organization, good standing and qualification of Lydall and its subsidiaries;

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The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

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Required regulatory filings and authorizations, consents or approvals of governmental entities;

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The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement and assuming approval of the shareholders;

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The capitalization of Lydall and its subsidiaries, including the number of outstanding shares of Lydall common stock, Lydall RSAs, Lydall PSAs and Incentive Stock Options;

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The reports, schedules, forms, statements and other documents required to be filed with the SEC and other regulatory agencies and the accuracy of the information contained in those documents;

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The financial statements of Lydall and Lydall’s internal system of disclosure controls and procedures concerning financial reporting;

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The disclosure documents required to be filed with the SEC in connection with the merger (including this proxy statement);

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The absence of certain changes or events since March 31, 2021;

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The absence of certain undisclosed liabilities;

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Compliance with laws by Lydall and its subsidiaries during the last three years;

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The absence of certain litigation, actions, suits, investigations or proceedings;

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Real property owned or leased by Lydall and its subsidiaries;

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Ownership of or rights with respect to the intellectual property of Lydall and its subsidiaries;

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The payment of taxes, the filing of tax returns and other tax matters related to Lydall and its subsidiaries;

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Compensation and benefits plans, agreements and arrangements with or concerning employees of Lydall and its subsidiaries;

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Compliance with laws related to labor and employment by Lydall and its subsidiaries;

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Compliance with environmental laws, permits and licenses by Lydall and its subsidiaries and other environmental matters;

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Certain material contracts of Lydall and its subsidiaries;

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Certain matters related to the insurance policies and arrangements of Lydall and its subsidiaries;

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Brokers’ and finders’ fees and other expenses payable by Lydall;

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Receipt by the Lydall board of directors of the opinion of Lydall’s financial advisor; and

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The applicability of, and Lydall’s compliance with, certain state takeover statutes.

Parent’s representations and warranties to Lydall in the merger agreement relate to, among other things:
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The corporate organization, good standing and qualification of each of Parent and Merger Sub;

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The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

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Required regulatory filings and authorizations, consents or approvals of governmental entities;

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The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

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The accuracy of information supplied by Parent to be included in this proxy statement;

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The absence of certain actions, suits, arbitrations or proceedings that would prevent, impair or materially delay the ability of Parent or Merger Sub to perform their respective obligations under the merger agreement or to consummate the merger;

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The guarantee by Parent being delivered to Lydall;

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The delivery of the financing arrangements by Parent including the equity commitment letter and debt commitment letter and with such arrangements, the adequacy of funds to consummate the merger and enforceability thereof;

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Brokers’ and finders’ fees and other expenses payable by Parent;

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The absence of knowledge by Parent of facts or circumstances causing Lydall’s representations to be untrue;

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Beneficial ownership of shares of Lydall common stock by Parent, Merger Sub or any of their respective subsidiaries;

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The solvency of the surviving corporation after the consummation of the merger; and

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The acknowledgement that there are no further representations and warranties made by or on behalf of Lydall, other than in the merger agreement.

None of the representations and warranties in the merger agreement survive the effective time of the merger.
Definition of  “Company Material Adverse Effect”
Many of Lydall’s representations and warranties in the merger agreement are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect). For purposes of the merger agreement, a “company material adverse effect” means a material adverse effect on (i) the financial condition, assets, business or results of operations of Lydall and its subsidiaries, taken as a whole or (ii) the ability of Lydall and its subsidiaries to perform their obligations under or to consummate the merger, excluding, solely in the case of clause (i), any effect resulting directly or indirectly from the following:
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Changes in GAAP or the official interpretation thereof;

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General economic, political, regulatory, legal or tax conditions in the United States or any other country or region including changes in financial, credit, securities or currency markets (including changes in interest or exchange rates);

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Conditions generally affecting any of the industries in which Lydall and its subsidiaries operate;

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Changes in applicable law or the interpretation thereof;

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Geopolitical conditions, the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, cyberattacks, natural disasters, acts of god, demonstrations, public disaster, epidemics, pandemics or other diseases (including COVID-19 and any measures taken in relation to COVID-19) including any deterioration or worsening thereof;

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The announcement, pendency or consummation of the transactions contemplated by the merger agreement or the announcement of Parent’s plans or intentions with respect to the conduct of the business of Lydall following the closing, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Lydall and any of its subsidiaries with customers, suppliers, service providers, employees, governmental authorities, or any other persons and any stockholder or derivative litigation relating to the execution, delivery and performance of the merger agreement or the announcement or consummation of the transactions contemplated by the merger agreement;

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Any failure by Lydall and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from this definition of  “company material adverse effect” may be taken into account in determining whether there has been a company material adverse effect);

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Any action taken (or omitted to be taken) by Lydall or its subsidiaries in order to comply with its obligations to use reasonable best efforts to consummate the merger at the written request of Parent or Merger Sub;

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Changes in the price and/or trading volume of shares of Lydall common stock or any other securities of Lydall on the NYSE or any other market on which such securities are quoted for purchase and sale or changes in the credit ratings of Lydall (it being understood that any underlying facts giving rise or contributing to such changes that are not otherwise excluded from the definition of  “company material adverse effect” may be taken into account in determining whether there has been a company material adverse effect); or

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Any action taken (or omitted to be taken) by Lydall or any of its subsidiaries that is required to be take (or omitted to be taken) pursuant to the merger agreement, including any actions required under the merger agreement to obtain any approvals, consents, registrations, permits, authorizations and other confirmations under applicable antitrust laws and foreign investment laws for the consummation of the merger.

Notwithstanding these exclusions, any event referred to in bullets one, two, three, and five will be taken account in determining whether a “company material adverse” effect has occurred or would reasonably be expected to occur to the extent that such event has a disproportional adverse effect on Lydall and its subsidiaries relative to other companies in the same industry or industries in which Lydall and its subsidiaries conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a company material adverse effect.
Certain of Parent’s representations and warranties in the merger agreement are qualified by a “parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a parent material adverse effect). For purposes of the merger agreement, a “parent material adverse effect” means any event, change, effect, development or occurrence that would reasonably be expected to prevent, or materially delay the ability of Parent or Merger Sub to perform its obligations under the merger agreement or prevent, or materially delay the consummation of the merger or the other transactions contemplated by the merger agreement.
Conduct of the Business Pending the Merger
Lydall has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, except as expressly required or contemplated by the merger agreement, as set forth on the disclosure schedules to the merger agreement, as required by applicable law, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), Lydall will, and will cause each of its subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice except in connection with any action taken, or omitted to be taken, in order to comply with any measures taken in relation to COVID-19 or such action which is otherwise taken, or omitted to be taken, as a necessary response to COVID-19, as determined by Lydall in its reasonable discretion.
In addition, without limiting the generality of the foregoing, except as expressly required or contemplated by the merger agreement, as set forth on the disclosure schedules to the merger agreement, as required by applicable law or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), Lydall will not, nor will Lydall permit any of its subsidiaries to:
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amend its certificate of incorporation, bylaws or other similar organizational documents, other than in immaterial respects and except as may be required by the rules and regulations of the SEC or NYSE;

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(A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its wholly owned subsidiaries or (C) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any company securities or any company subsidiary securities, except as required by the terms of any company benefit plan in effect on the date of the merger agreement;

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(A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any company securities or company subsidiary securities, other than the issuance of  (i) any shares of Lydall common stock upon the exercise of Lydall Stock Options or the vesting of Lydall RSAs or Lydall PSAs that are outstanding on the date of the merger agreement in accordance with their terms or (ii) any company subsidiary securities to Lydall or any of its subsidiaries or (B) amend any term of any company security or any company subsidiary security, except as required by the terms of any company stock plan in effect on the date of the merger agreement;

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acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, other than pursuant to any material contract or the acquisition of inventory, supplies, or materials in the ordinary course of business;

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sell, lease, license or otherwise transfer any of its material assets (including any Lydall intellectual property), securities, properties, interests or businesses, other than (A) pursuant to any material contract, (B) sales of inventory for fair consideration in the ordinary course of business and (C) non-exclusive licenses of Lydall intellectual property granted in the ordinary course of business consistent with past practice;

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make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) advances of business expenses to employees in the ordinary course of business, (B) accounts receivable from customers in the ordinary course of business and (C) loans or advances among Lydall and any of its wholly owned subsidiaries and capital contributions to or investments in its wholly owned subsidiaries);

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establish, adopt or amend (except as required by applicable law) any collective bargaining agreement;

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incur any indebtedness for borrowed money or guarantees thereof, other than, indebtedness incurred between Lydall and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries or guarantees by Lydall of indebtedness of any wholly owned subsidiary of Lydall;

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amend in any material respect or waive any of its material rights under any material contract, or enter into any contract that would, if entered into prior to the date hereof, constitute a material contract;

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settle any material litigation, arbitration, proceeding or other claim involving or against Lydall or any of its subsidiaries, other than settlements that (i) do not require monetary payments by Lydall or any of its subsidiaries in excess of  $1,000,000 individually or $3,000,000 in the aggregate and (ii) do not involve injunctive relief against Lydall or any of its subsidiaries, admission of guilt or wrongdoing or other restrictions on business activities that could be expected to limit Lydall or any of its subsidiaries in the conduct of their business;

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except as required under the terms of any company benefit plan in effect on the date hereof  (including, for the avoidance of doubt, any collective bargaining agreement), (A) increase or decrease the compensation or benefits to be paid or provided to any employee that holds a position of vice president or higher, (B) grant or award any bonus or incentive compensation (excluding equity or equity-based incentive compensation) severance payments to any current or former employee, officer, director or other individual service provider other than bonus or incentive compensation (excluding equity or equity-based incentive compensation) provided to new hires in the ordinary course of business consistent with past practice, (C) establish, adopt, enter into, terminate or materially amend any company benefit plan or any benefit or compensation plan or arrangement that would be a company benefit plan if in effect on the date hereof, or take any action to accelerate the vesting, funding or timing of payment of any compensation or benefits payable to or to become payable to any current or former employee, officer, director or other individual service provider, (D) hire or terminate (without “cause”) the employment of any employee that holds a position of vice president or higher, or (E) negotiate, modify, extend, or enter into any collective bargaining agreement or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of Lydall;

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implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act;

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waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any employee that holds a position of vice president or higher;

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change Lydall’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, as agreed to by its independent public accountants;

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(i) make, change, revoke, rescind, or otherwise modify any material tax election, (ii) file any amended or otherwise modify any income or other material tax return; (iii) prepare, file, or take any position on any income or other material tax return inconsistent with past practice in any material respect; (iv) adopt, change, or otherwise modify any tax accounting period or any material tax accounting method, principles, or practices, (v) settle, consent to, or compromise (in whole or in party) any claim, liability, assessment, audit, examination, proceeding, or other litigation related to income or other material taxes (including, without limitation, by entering into any closing or other settlement agreement with any taxing authority); (vi) surrender any right to claim a material tax refund, offset, or other reduction in liability; (vii) consent to any extension or waiver of the limitation period applicable to any income or other material tax claim or assessment (other than any routine extension granted in the ordinary course of business); (viii) participate in, initiate any discussion with respect to, or enter into any voluntary disclosure program (or similar program or agreement) with any taxing authority with respect to material taxes; or (ix) fail to pay any income or other material tax that becomes due and payable (other than any tax being contested in good faith and for which adequate reserves have been established on the financial statements of Lydall in accordance with GAAP);

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convene any special meeting of their stockholders (or any postponement or adjournment thereof), or propose any matters for consideration and a vote of its stockholders at the stockholder meeting other than as expressly permitted or required pursuant to the merger agreement;

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enter into or adopt any “poison pill” or similar stockholder rights plan;

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make, or enter into any new commitments to make, any capital expenditures, or acquisitions of real or personal property, that deviate by more than 10% from the annual capital expenditures budget for Lydall approved by the board of directors and provided to Parent prior to the date of the merger agreement; or

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agree or commit to do any of the foregoing, or announce an intention, enter into an agreement or otherwise make a commitment to do any of the foregoing.

Board Obligation to Call a Stockholders’ Meeting
Lydall has agreed under the merger agreement to cause a meeting of Lydall stockholders as soon as reasonably practicable following the date on which the SEC staff advises that it has no further comments on this proxy statement or that Lydall may commence mailing this proxy statement, duly call and give notice of, and commence mailing of this proxy statement to the holders of Lydall common stock as of the record date established for, a meeting of holders of the shares of Lydall common stock to consider and vote upon the adoption of the merger agreement and as soon as reasonably practicable following the commencement of the first mailing of this proxy statement, and no later than the fortieth (40th) day following the first mailing of this proxy statement, convene and hold the stockholder meeting, provided that Lydall may (and if requested by Parent (on no more than two occasions), shall) adjourn or postpone the stockholder meeting to a later date with Parent’s consent or to the extent Lydall believes in good faith that such adjournment or postponement is reasonably necessary to ensure that any required supplement or amendment to this proxy statement is provided to the holders of shares of Lydall common stock within a reasonable amount of time in advance of the stockholder meeting, to allow reasonable additional time to solicit additional proxies necessary to obtain approval by Lydall stockholders, to ensure that there are sufficient shares of Lydall common stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the stockholder meeting or otherwise where required to comply with applicable law. Subject to the restrictions on solicitation described below, the board of directors shall recommend that the holders of the shares of Lydall common stock adopt this Agreement, Lydall shall use its commercially reasonable efforts to obtain the approval by Lydall stockholders and Lydall shall otherwise comply in all material respects with all legal requirements applicable to the stockholder meeting.
Restrictions on Solicitation of Acquisition Proposals
Lydall has agreed that from the date of the merger agreement until the receipt of stockholder approval, or if earlier, the termination of the merger agreement in accordance with its terms, except as otherwise set forth below, Lydall will not, and will cause its subsidiaries and each of its and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors (collectively, “representatives”) not to, and use reasonable best efforts to cause its and its subsidiaries’ respective representatives not to, directly or indirectly:
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solicit or take any action to knowingly facilitate or encourage the submission of any “acquisition proposal” (as described below);

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initiate, solicit, facilitate, participate, engage with, enter into or knowingly encourage any discussions or negotiations with, furnish any information relating to Lydall or any of its subsidiaries or afford access to the business, properties, assets, personnel, books or records of Lydall or any of its subsidiaries to, otherwise knowingly cooperate with any third party relating to an acquisition proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to an acquisition proposal (other than requesting the clarification of the terms and conditions thereof);

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make an adverse recommendation change (as described below) with regard to the merger;

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grant a waiver or amendment or release under a standstill or confidentiality agreement, provided that Lydall or any of its subsidiaries shall not be prohibited from amending, modifying or granting any waiver or release of any standstill provision contained in a standstill, confidentiality or similar agreement of Lydall or any of its subsidiaries, in each case solely to the extent the board of directors determines, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties; or

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allow, authorize or cause Lydall or any of its subsidiaries to enter into any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement or contract providing for or relating to an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal (an “alternative acquisition agreement”).

If any representative of Lydall takes any action that Lydall is prohibited from taking by these restrictions, then Lydall will be deemed to have breached such restrictions.
Lydall also agreed in the merger agreement to (and agreed to cause its subsidiaries and direct its and their respective representatives to) cease immediately and cause to be terminated any and all existing activities, solicitations of discussions or negotiations, if any, with any third party and its representatives with respect to any acquisition proposal or any inquiry, discussion or request that would reasonably be expected to lead to an acquisition proposal and Lydall shall promptly (and in any event, within two (2) business days of the signing of the merger agreement) request in writing that each third party that has previously executed a confidentiality or similar agreement promptly return to Lydall or destroy all non-public information previously furnished or made available to such third party or any of its representatives by or on behalf of Lydall or its representatives in accordance with the terms of such confidentiality agreement.
Notwithstanding the restrictions described above, if at any time prior to obtaining the approval of Lydall stockholders, the Lydall board of directors receives an acquisition proposal which has not resulted from a breach of the restrictions set forth above that the Lydall board of directors determines, after consultation with its financial advisor and outside legal counsel, (i) is or is reasonably to lead to a superior proposal and (ii) the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then Lydall, directly or indirectly through its subsidiaries or representatives may:
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engage in negotiations or discussions with such third party and its representatives; and

•
furnish to such third party or its representatives non-public information relating to Lydall or any of its subsidiaries and afford access to the business, properties, assets, books or records of Lydall or any of its subsidiaries pursuant to a confidentiality agreement no less favorable in any material respect to Lydall than the confidentiality agreement with Parent, except that such confidentiality agreement need not include a standstill provision or prohibit the submission of any acquisition proposals or amendments thereto; provided that, to the extent that any nonpublic information relating to Lydall or its subsidiaries is provided to any such third party, such nonpublic information is provided or made available to Parent promptly (and in any event within twenty-four (24) hours) thereafter.

The Lydall board of directors may, in response to its receipt of a bona fide unsolicited written acquisition proposal which did not result from a breach of the foregoing and that the board of directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a superior proposal, make an adverse recommendation change or terminate the merger agreement in order to enter into a definitive agreement for a superior proposal, or in response to an intervening event, make an adverse recommendation change, if and only if, in each case, the board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.

In addition, prior to obtaining the approval of Lydall’s stockholders, Lydall is required to notify Parent in writing promptly (and in any event within forty-eight (48) hours) after receipt by Lydall of any acquisition proposal or any inquiry, proposal or request that would reasonably be expected to lead to any acquisition proposal, or any request for nonpublic information relating to Lydall or any of its subsidiaries or for access to the business, properties, personnel, assets, books or records of Lydall or any of its subsidiaries by any third party that could reasonably be expected to make, or has made, an acquisition proposal. Lydall is required to keep Parent reasonably informed, on a prompt basis, of the status and material terms and conditions (and amendments and modifications thereof) of any such acquisition proposal, inquiry or request, including promptly (but in no event later than forty-eight (48) hours after receipt) providing Parent copies of all material correspondence and written materials (including any such amendment or modifications) sent or provided to Lydall or any of its subsidiaries or any of their respective representatives in connection therewith.
For purposes of the merger agreement, “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any third party offer or proposal relating to:
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any acquisition or purchase, direct or indirect of 20% or more of the consolidated assets of Lydall and its subsidiaries, or 20% or more of any class of equity or voting securities of Lydall or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Lydall;

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any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of Lydall or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Lydall;

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a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Lydall or any of its subsidiaries, whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Lydall; or

•
any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Lydall pursuant to which Lydall’s stockholders immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction.

For purposes of the merger agreement, “adverse recommendation change” means the Lydall board of directors (A) fail to make, withdraw, withhold, qualify or modify in a manner adverse to Parent, or propose publicly to withdraw, withhold, qualify or modify the Lydall board of directors’ recommendation of the merger (or recommend an acquisition proposal), (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, or otherwise declare advisable, any acquisition proposal or proposal that would reasonably be excepted to lead to an acquisition proposal, (C) fail to publicly recommend against any publicly disclosed acquisition proposal (other than a tender offer or exchange offer) within five (5) business days after Parent so requests in writing, (D) fail to recommend against any acquisition proposal structured as a tender offer or exchange offer within ten (10) business days after the commencement thereof or take any public position in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by Lydall’s board of directors, or (E) fail to include the recommendation of Lydall’s board of directors in favor of approval and adoption of the merger agreement and the merger in this proxy statement.
For purposes of the merger agreement, “superior proposal” means any bona fide, written acquisition proposal (but substituting “50%” for all references to “20%” in the definition of such term) on terms that the Lydall board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors and considering all relevant legal, regulatory and financing aspects of such acquisition proposal, is reasonably likely to be consummated in accordance with its terms, and if consummated would be more favorable from a financial point of view to Lydall’s stockholders than the merger (taking into account any changes to the terms of the merger agreement proposed by Parent to Lydall in writing in response to such acquisition proposal taking into consideration (A) the identity of the counterparty, (B) the expected timing, conditionality and likelihood of consummation of the contemplated transaction(s), (C) any other legal, financial or regulatory aspects of such acquisition proposal and (D) any other factors determined by the Lydall board of directors to be relevant (including any changes to the merger agreement that may be proposed by Parent in response to such acquisition proposal).

Changes in Board Recommendation
Under the merger agreement, under certain circumstances and subject to certain requirements described in this section, the Lydall board of directors is entitled to make an adverse recommendation change prior to obtaining stockholder approval, if the Lydall board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that an acquisition proposal constitutes a superior proposal, if the Lydall board of directors determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
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Lydall notifies Parent in writing at least five (5) business days before taking such action, that Lydall intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches the most current version of any proposed transaction agreement;

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If requested by Parent during such five (5) business day period, Lydall negotiates in good faith with Parent regarding any proposal by Parent to amend the terms of the merger agreement in response to such superior proposal; and

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After such five (5) business day period, the Lydall board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, taking into account any proposal by Parent received during such period to amend the terms of the merger agreement, that such acquisition proposal continues to constitute a superior proposal (provided that any material amendment to the principal financial terms or other material terms of any such superior proposal requires a new written notification from Lydall and a new notice period of three (3) business days will commence, during which notice period Lydall will be required to comply with the foregoing requirements anew, except that such new notice period will be for three (3) business days (as opposed to five (5) business days)).

In the event that the Lydall board of directors is permitted to change its recommendation with respect to the merger agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Lydall may also terminate the merger agreement to enter into a definitive written agreement for such superior proposal if concurrently with such termination, Lydall pays to Parent the fee required to be paid to Parent as described in the section entitled “The Merger Agreement — Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement.
In addition, at any time prior to obtaining the approval of Lydall’s stockholders, the Lydall board of directors is permitted to effect an adverse recommendation change involving or relating to an “intervening event” if the Lydall board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
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Lydall notifies Parent in writing of its intention to take such action and at least five (5) business days before taking such action, that Lydall intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches a reasonably detailed description of the intervening event;

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If requested by Parent, during such five (5) business day period, Lydall negotiates in good faith with Parent regarding any proposal by Parent to amend the terms of the merger agreement; and

•
After such five (5) business day period described above, the Lydall board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, taking into account any proposal by Parent received during such period to amend the terms of the merger agreement, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Nothing in the merger agreement prevents Lydall or its board of directors (or any committee thereof) from:
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taking and disclosing to Lydall’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal provided that neither Lydall nor the Lydall board of directors may recommend any acquisition proposal unless permitted in accordance with the terms of the merger agreement;

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issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act will not be an adverse recommendation change; or

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contacting and engaging in discussions with any person who has made an acquisition proposal that was not solicited, and did not otherwise result from a breach of, the merger agreement solely for the purpose of clarifying the terms of such offer or proposal or informing such third party of the restrictions imposed by the merger agreement.

For purposes of the merger agreement, “intervening event” means any material event, fact, circumstance, development or occurrence that was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, to the Lydall board of directors as of the date of the merger agreement and does not relate to (x) an acquisition proposal or (y) any changes after the date hereof in the market price or trading volume of Lydall common stock (it being understood that the underlying cause of any of such changes may be considered and taken into account), and in any case, which event or circumstance becomes known to or by the Lydall board of directors prior to receipt of the stockholder approval.
Regulatory Clearances and Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated). Under the terms of the merger agreement, each of Lydall and Parent agrees to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining and maintaining all approvals, consents, registrations, permits, authorizations, orders, waivers, non-objections and other confirmations required to be obtained from (A) any governmental authority that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement including under the HSR Act and certain other specified regulatory approvals, and (B) any other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.
Parent shall and shall cause its subsidiaries to take all actions needed in the event that a governmental authority or third party challenges any of the transactions contemplated by the merger agreement as violating the HSR Act or other competition laws to obtain such regulatory clearances, including divestitures, hold separate arrangements, the termination of any existing relationships and contractual rights and obligations, termination of any venture or other arrangement, effectuating any other change or restructuring of Parent, Lydall or any of their respective subsidiaries, and opposing, fully and vigorously, any administrative or judicial action, proceeding, or order that could threaten, restrain, prevent or delay the consummation of the transactions contemplated by the merger agreement. At the request of Parent, Lydall shall agree to divest, hold separate or otherwise take or commit to take any action that that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of Lydall or any of its subsidiaries, provided that any such action shall be conditioned upon consummation of the merger and the other transactions contemplated by the merger agreement.
Parent and Lydall each will have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information and confidentiality restrictions, all the information relating to Parent and Lydall, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any governmental authority. In exercising such right, each of Parent and Lydall will act reasonably and as promptly as practicable. Parent and Lydall agree that they will consult with each other with respect to the obtaining of all permits, consents, orders, approvals, waivers, non-objections and authorizations (including the requisite regulatory approvals) of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by the merger agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated by the merger agreement, and each party will consult with the other in advance of any meeting or conference with any governmental authority in connection with the transactions contemplated by the merger agreement and, to the extent permitted by such governmental authority, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law. Parent shall control and lead all communications and strategy for (1) preparing and filing with any governmental authority or other third party any documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (2) obtaining and maintaining any approvals, consents, registrations, permits, authorizations and other confirmations required or advisable to be obtained from any governmental authority, or (3) defending any action, suit or proceeding challenging any of the transactions contemplated by the merger agreement with respect to the HSR Act and any other applicable law.
In addition, each of Parent and Lydall will make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement with the FTC and the Antitrust Division as promptly as practicable after the date of the merger agreement and in any event within ten (10) business days of the date of the merger agreement and the filings for any other applicable competition law as promptly as practicable. Each of Parent and Lydall will (i) make an appropriate response as promptly as reasonably practicable to any inquiries received from any governmental authority for additional information or documentary material that may be requested or required pursuant to the HSR Act or the equivalent period pursuant to any other applicable competition laws or foreign investment law and shall promptly take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any equivalent period pursuant to any applicable competition laws or foreign investment laws in the jurisdictions identified below as promptly as practicable, and (ii) not extend any waiting period under the HSR Act or equivalent period under any other competition law or foreign investment laws or enter into any agreement with the FTC or the Antitrust Division or any other governmental authority not to consummate the transactions contemplated by the merger agreement, except with the prior written consent of the other parties hereto. Notwithstanding the foregoing, (I) each of Parent and Lydall may designate any non-public information provided to any governmental entity as restricted to “outside counsel” only and any such information shall not be shared with employees, officers, managers or directors or their equivalents of the other party without approval of the party providing the non-public information, and (II) materials may be redacted (x) to remove references concerning the valuation of Lydall, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.
On July 6, 2021, both Lydall and Parent filed notification of the proposed merger with the FTC and the Antitrust Division under the HSR Act.The HSR Act waiting period with respect to the proposed merger expired on August 5, 2021.
Each of Parent and Lydall will (1) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental authority and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing, (2) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with the merger agreement or the merger and the other transactions contemplated by the merger agreement unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat, and (3) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any governmental authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with the merger agreement.
In addition, prior to the effective time of the merger, Lydall and Parent are required to obtain regulatory approvals from the Austrian Federal Competition Authority, German Federal Cartel Office, German Federal Ministry for Economic Affairs and Energy, Turkish Competition Authority, and French Ministry of Economy and Finance. On July 16, 2021, Lydall and Parent notified the proposed merger with the above-mentioned regulatory authorities (including by way of draft filing in those jurisdictions where the pre-notification is the custom).
Litigation Related to the Merger
Under the terms of the merger agreement, Lydall will control the defense or settlement of any transaction litigation; provided that Lydall will (i) give Parent prompt written notice of any transaction litigation, including by providing copies of all pleadings with respect thereto, (ii) give Parent reasonable opportunity to participate, at Parent’s expense, in the defense, settlement or prosecution of any transaction litigation, and (iii) consult with Parent with respect to the defense, settlement and prosecution of any transaction litigation. In addition, Lydall has agreed that it will not (and will cause its subsidiaries not to) settle, or offer to settle, any such transaction litigation without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned.

Employee Matters
For twelve (12) months following the closing of the merger, Parent shall cause its affiliates to provide each Lydall employee who continues to be employed by Parent, Lydall or any of their respective subsidiaries (each, a “Continuing Employee”) with (i) base compensation and an annual cash bonus opportunity that are no less favorable than the base compensation and annual cash bonus opportunity that such employee was entitled to immediately prior to the date of the merger agreement and (ii) employee benefits (other than defined benefit pension, nonqualified deferred compensation, one-time bonuses, or retiree or post-termination health or welfare benefits) that are substantially comparable in the aggregate to the employee benefits provided to such employee immediately prior to the closing of the merger. Additionally, for twelve (12) months following the closing of the merger, each Continuing Employee will remain entitled to receive severance benefits that are no less favorable than the greater of  (i) the severance compensation that would have been provided to such employee under Lydall’s severance policies set forth in the company disclosure schedule in effect immediately prior to the date of the merger agreement and (ii) the severance benefits maintained for similarly situated employees of Parent at the time of such employee’s termination of employment.
If the closing of the merger occurs before the date annual bonuses for the fiscal year 2021 are paid under any annual cash incentive compensation plan or arrangement set forth on the company disclosure schedule (each, a “2021 Bonus Plan”), Parent shall cause its affiliates to (i) pay, or cause to be paid, to Continuing Employees in the 2021 Bonus Plans a prorated bonus in an amount that is no less than the bonus amount accrued by Lydall under the applicable 2021 Bonus Plan for the period through the closing of the merger (the “Accrued Bonuses”) and (ii) (A) continue to operate the 2021 Bonus Plans in the ordinary course of business substantially consistent in all material respects with past practice, (B) after consulting with Lydall’s Chief Executive Officer (as of immediately prior to the closing of the merger), determine the amounts to be paid under the 2021 Bonus Plan for the period beginning on the date of the closing of the merger and ending on the last day of the applicable performance period (together with the Accrued Bonuses, the “Earned Bonuses”) in a manner that is consistent in all material respects with the terms of the applicable 2021 Bonus Plan and Lydall’s past practice, including with respect to maintaining accruals, and (C) pay Earned Bonuses in the ordinary course of business consistent in all material respects with Lydall’s past practice and at substantially the same time as annual bonuses have historically been paid (but in no event later than March 15, 2022).
Upon the closing of the merger, Parent will, or will cause its affiliates to, generally recognize the service of each Continuing Employee for all purposes (except for compensatory incentive awards vesting purposes and accruals under any defined benefit plan or equity-based compensation plan) under any benefit plan or arrangement of Parent, the surviving corporation or any of their respective subsidiaries providing benefits to such Continuing Employee after the completion of the merger to the same extent such service credit was granted under any benefit plan or arrangement of Lydall or any of its subsidiaries.
In addition, following the closing of the merger, the merger agreement provides that Parent will use commercially reasonable efforts to cause its affiliates to (i) waive any preexisting conditions, exclusions, limitations and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees under any employee benefit plans maintained by Parent or its subsidiaries to the extent such limitations were waived or satisfied under the applicable Lydall employee benefit plans and (ii) provide Continuing Employees with credit under employee benefit plans maintained by Parent or its subsidiaries for any co-payments and deductibles paid during the calendar plan year in which the closing of the merger occurs to the same extent such credits were given under the applicable Lydall employee benefit plans in which the Continuing Employees previously participated.
Directors’ and Officers’ Indemnification and Insurance
For six (6) years after the effective time of the merger, Parent has agreed to, and to cause the surviving corporation to, indemnify and hold harmless the present and former directors, officers and employees, of Lydall and its subsidiaries and any individuals serving in such capacity at or with respect to other persons at Lydall’s or its subsidiaries request (each, an “indemnified person”), from and against any losses, damages, liabilities, costs, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the indemnified persons’ having served in such capacity prior to the effective time of the merger, in each case to the fullest extent permitted by Delaware law or any other applicable law or provided under Lydall’s certificate of incorporation and bylaws in effect on the date of the merger agreement.

For six (6) years after the effective time of the merger, Parent has agreed to cause the surviving corporation to maintain in effect the provisions in its certificate of incorporation and bylaws (or in such documents of any successor to the business of the surviving corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement.
From and after the effective time of the merger, Parent will and will cause the surviving corporation and its subsidiaries to honor and comply with their respective obligations under any indemnification agreement with any indemnified person, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any right of any indemnified person thereunder.
Prior to the effective time of the merger, Lydall will or, if Lydall is unable to, Parent will cause the surviving corporation as of the effective time of the merger to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of Lydall’s existing directors’ and officers’ insurance policies and Lydall’s existing fiduciary liability insurance policies (collectively, “D&O insurance”), in each case (i) for a claims reporting or discovery period of at least six (6) years from and after the effective time of the merger with respect to any claim related to any period of time at or prior to the effective time of the merger, subject to certain minimum requirements and other conditions, (ii) from an insurance carrier with the same or better credit rating as Lydall’s current insurance carrier with respect to D&O insurance and have terms, conditions, retentions and (iii) limits of liability that are no less favorable than the coverage provided under Lydall’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an indemnified person by reason of his or her having served in such capacity that existed or occurred at or prior to the effective time of the merger (including in connection with the merger agreement or the transactions or actions contemplated thereby).
If Lydall or the surviving corporation for any reason fails to obtain such “tail” insurance policies as of the effective time of the merger, the surviving corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the effective time of the merger, the D&O insurance in place as of the date of the merger agreement with Lydall’s current insurance carrier or with an insurance carrier with the same or better credit rating as Lydall’s current insurance carrier with respect to D&O insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Lydall’s existing policies as of the date of the merger agreement, or the surviving corporation will purchase from Lydall’s current insurance carrier or from an insurance carrier with the same or better credit rating as Lydall’s current insurance carrier with respect to D&O insurance comparable D&O insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in Lydall’s existing policies as of the date of the merger agreement. In no event will Parent or the surviving corporation be required to (and Lydall shall not be permitted to) expend for the D&O insurance an annual premium amount in excess of 300% of the premium amount Lydall paid in its last full fiscal year for its existing policies; and provided that if the aggregate premiums of such insurance coverage exceed such amount, the surviving corporation will be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the effective time of the merger, for a cost not exceeding such amount.
If Parent, the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of Parent or the surviving corporation, as the case may be, will assume the obligations described above.
Financing of the Merger
In connection with the transactions contemplated by the merger agreement, the Investors have delivered the Equity Commitment Letter to Parent, dated as of June 21, 2021, pursuant to which, upon the terms and subject to the conditions set forth therein, such funds have committed to capitalize Parent at the closing of the merger in an aggregate amount of  $474 million in cash, in immediately available funds.
In addition, Parent has obtained debt financing commitments (pursuant to a debt commitment letter) for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with the cash on hand at Parent, will be used to consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses, to repay certain existing indebtedness of Unifrax as required by the terms of such financing commitments, and to pay any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement. Pursuant to the debt commitment letter, J.P. Morgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Morgan Stanley Senior Funding, Inc. and Stifel Syndicated Credit, LLC have committed to provide, severally but not jointly upon the terms and subject to the conditions set forth in the debt commitment letter, debt financing in the aggregate amount of  $1.2 billion.
The total amount of funds required to complete the merger and related transactions, including payment of related fees and expenses, is anticipated to be approximately $1.674 billion, which will be funded with the net proceeds of the Financing.
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition.
Financing Cooperation
Pursuant to the merger agreement, Parent shall use, and shall cause its affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate and obtain the debt financing on the terms and conditions (including the market “flex” provisions) not materially less favorable than those set forth in the debt commitment letter. If funds in the amounts, together with cash on hand at Parent necessary to fund the amounts required by the merger agreement to be paid in connection with the consummation of the transactions contemplated by the merger agreement, to repay certain existing indebtedness of Unifrax as required by the terms of the debt commitment letter and to pay all related fees and expenses of Parent (collectively, the “Required Amount”) and on the terms and conditions (including any applicable “market flex” provisions) contemplated in the debt commitment letter become (or are reasonably expected to become) unavailable, and such funds are necessary to pay the Required Amount, Parent shall promptly notify Lydall and Parent shall use its reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources in an amount (together with all other sources of cash that will be available to the Parent on the closing date of the merger) sufficient to pay the Required Amount with conditions not materially less favorable to Parent (or its affiliates) than the conditions set forth in the debt commitment letter.
In connection with the efforts of Parent to arrange the financing, prior to the closing of the merger, Lydall shall provide (and shall cause its affiliates to provide) to Parent, certain financial information, and shall use its reasonable best efforts to provide, and to cause its subsidiaries and will use its reasonable best efforts to cause its and their representatives to provide, to Parent, in each case at Parent’s sole cost and expense, such other reasonable cooperation as is customary for financings of the type contemplated by the debt commitment letter and reasonably requested by Parent in connection with the arrangement of the debt financing (and taking into account the timing of the marketing period).
No such requested cooperation shall be required if, in Lydall’s reasonable judgment, such cooperation would interfere with the ongoing business or operations of Lydall and any of its subsidiaries. In no event shall Lydall or any of its subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement, incur any other liability or obligation (including the imposition of any lien on any of their respective assets), make any other payment or agree to provide any indemnity in connection with the debt financing or any of the foregoing effective prior to the closing. In addition, nothing in the applicable terms of the merger agreement shall require any action that would (a) conflict with or violate Lydall’s or any of its subsidiaries’ organizational documents or any laws, rules or regulations or result in, prior to the closing, the contravention of, or that would reasonably be expected to result in, prior to the closing, a material violation or breach of, or default under, or require a waiver or amendment of the terms of, any material contract to which Lydall or any of its subsidiaries is a party, (b) require providing access to or providing disclosure of information that could result in the loss of privilege (provided that in such instances Lydall and its subsidiaries shall inform Parent and its debt financing sources of the general nature of the information being withheld and reasonably cooperate with Parent and its debt financing sources to provide such information, in whole or in part, in the manner that would not result in the loss of such privilege), (c) subject any person to any actual or potential personal liability, or (d) subject Lydall or any of its subsidiaries to actual or potential liability, require it to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the commitment letters, the definitive documents related to the financing, the financing or any information utilized in connection therewith prior to the closing for which they are not expected to receive reimbursement or indemnity by or on behalf of Parent. For the avoidance of doubt, none of Lydall or its subsidiaries or their respective officers, directors or employees shall be required to execute or enter into or perform any agreement, certificate or other document with respect to the debt financing contemplated by the debt commitment letter (other than customary representation and authorization letters referred to in the merger agreement) that is not contingent upon the closing or that would be effective prior to the closing and no directors of Lydall or its subsidiaries that will not be continuing directors, acting in such capacity, shall be required to execute or enter into or perform any agreement, or to pass any resolutions or consents, with respect to the debt financing that would be effective prior to the closing. Parent shall, at the closing (or if the closing does not occur on or before the end date, promptly), upon written request by Lydall, reimburse Lydall for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented (A) attorneys’ fees and (B) fees and expenses of Lydall’s accounting firms engaged to assist in connection with the debt financing) incurred by Lydall or any of its subsidiaries or any of their respective representatives in connection with the debt financing, including the cooperation of Lydall or any of its subsidiaries or any of their respective representatives contemplated by the merger agreement and the compliance by Lydall or any of its subsidiaries or any of their respective representatives with its obligations under the merger agreement, and shall indemnify and hold harmless Lydall, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the debt financing and any information used in connection therewith, including compliance by Lydall or any of its subsidiaries or any of their respective representatives with its obligations under the merger agreement, except (x) as a result of the bad faith, willful misconduct, gross negligence or material breach of the merger agreement by Lydall or any of its subsidiaries or any of their respective representatives or (y) to the extent arising from any material inaccuracy of any financial information furnished in writing by or on behalf of Lydall or any of its subsidiaries or any of their respective representatives, including financing statements. Nothing contained in the merger agreement or otherwise shall require Lydall or any of its subsidiaries to be an issuer or obligor with respect to the debt financing prior to the closing. Notwithstanding any other provision of the merger agreement, nothing in the merger agreement shall require (or be deemed to require) the delivery of any (1) pro forma financial statements; (2) description of all or any portion of the debt financing, including any “description of notes”, and other information customarily provided by financing sources or their counsel; (3) risk factors relating to all or any component of the debt financing; (4) “segment” financial information and (5) other information required by Rules 3-05 (with respect to acquisitions by the Company), 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act of 1933 (the “Securities Act”), any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or any other information customarily excluded from an offering memorandum for private placements of nonconvertible high-yield debt securities under Rule 144A promulgated under the Securities Act.
Equity Commitment Letter
In connection with the financing of the merger, the Investors have delivered the Equity Commitment Letter to Parent, pursuant to which, on the terms and subject to the conditions set forth therein, such funds have committed to capitalize Parent at the closing of the merger in an aggregate amount of  $474 million in cash, in immediately available funds, solely for the purpose of permitting Parent to fund (together with the proceeds of the debt financing, and any cash, marketable securities, available lines of credit or other sources of immediately available funds) payment of, and will in the aggregate be sufficient for Parent to pay the merger consideration (and any repayment, redemption, satisfaction, discharge or refinancing of debt contemplated by, or required in connection with the transactions described in, the merger agreement or the debt commitment letter) and any other amounts required by the merger agreement to be paid in connection with the consummation of the transactions contemplated by the merger agreement and to pay all related fees and expenses of Parent.
Lydall is a third-party beneficiary of the Equity Commitment Letter and solely for the purposes of directly or indirectly specifically enforcing the Investors’ obligations to fund the equity commitment amount if Lydall is entitled to specific performance of the obligations of Parent to effect the closing in accordance with the terms and conditions of the merger agreement. The Equity Commitment Letter may not be amended or modified except by a written instrument signed by the Investors, Parent and Lydall (but for Lydall, only to the extent such amendment or modification would directly or indirectly adversely affect Lydall in its capacity as an express third-party beneficiary of the Equity Commitment Letter).
Limited Guarantee
Pursuant to the Limited Guarantee, the Investors absolutely, unconditionally and irrevocably guarantee to Lydall the payment obligations of Parent or Merger Sub of the reverse termination fee, interest and collection costs, if, when and to the extent such amounts become payable under the terms of the merger agreement (the “guaranteed obligations”).

The guaranteed obligations of the Investors under the Limited Guarantee are subject to an aggregate cap equal to $91.7 million, plus up to $5 million of its costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lydall in connection with an action or proceeding that results in a judgment that Parent must pay the reverse termination fee.
Subject to specified exceptions, the Limited Guarantee will terminate upon the earliest of:
•
the closing of the merger;

•
the payment of the guaranteed obligations; and

•
the date that is ninety (90) days after the termination of the merger agreement in accordance with its terms, unless prior to such date (i) Lydall shall have delivered a written notice with respect to non-payment of any of the guaranteed obligations, or (ii) Lydall shall have commenced an action or proceeding against the Investors or Parent alleging any of the guaranteed obligations are due and owing.

Other Covenants
The merger agreement contains other covenants, including those relating to access to information, notices, and employee matters.
Conditions to Completion of the Merger
The obligations of Lydall, Parent and Merger Sub to consummate the merger are subject to the satisfaction of the following conditions:
•
Approval and adoption of the merger agreement by an affirmative vote of the holders of a majority of the shares of Lydall common stock outstanding at the close of business on the record date in accordance with Delaware law;

•
The absence of any law or order issued by any court of competent jurisdiction or other legal restraint being in effect prohibiting, rendering illegal or enjoining the consummation of the merger whether on a preliminary or permanent basis; and

•
Certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of any certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated).

The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction or waiver at or prior to the effective time of the merger, of each of the following conditions:
•
Lydall shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the effective time of the merger agreement;

•
Certain of Lydall’s representations and warranties relating to corporate existence and power, corporate authorization, certain representations relating to capitalization of Lydall, and finders’ fees (disregarding all materiality, company material adverse effect or similar qualifications contained therein) shall be true in all material respects at and as of the effective time of the merger agreement as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time);

•
Certain of Lydall’s representations and warranties relating to capitalization of Lydall (disregarding all materiality, company material adverse effect or similar qualifications contained therein) shall be true and correct at and as of the effective time of the merger agreement as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), except where failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to Lydall, Parent and their affiliates, individually or in the aggregate, that is more than $2,500,000;

•
All other representations and warranties of Lydall set forth in the merger agreement, (disregarding all materiality, company material adverse effect or similar qualifications contained therein) shall be true in all respects at and as of the effective time of the merger agreement as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;
•
Since the date of the merger agreement, there will not have occurred any event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect; and

•
Parent will have received a certificate signed by an executive officer of Lydall dated certifying that the above conditions have been satisfied.

The obligation of Lydall to consummate the merger is also subject to the satisfaction or waiver at or prior to the effective time of the merger of each of the following conditions:
•
Each of Parent and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the effective time of the merger;

•
the representations and warranties of Parent and Merger Sub contained in the merger agreement (disregarding all materiality and parent material adverse effect qualifications contained therein) shall be true in all respects at and as of the effective time of the merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect; and

•
Lydall will have received a certificate signed by an executive officer of Parent certifying that the above conditions have been satisfied.

Termination of the Merger Agreement
•
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by Lydall stockholders):

•
by mutual written agreement of Lydall and Parent;

•
by either Lydall or Parent if:

•
The merger has not been consummated on or before June 21, 2022; provided that this termination right will not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of the merger agreement has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger by such time;

•
There is in effect a permanent injunction or other order issued by a court of competent jurisdiction preventing the consummation of the merger and, if such injunction or other order shall have become final and non-appealable; provided that this termination right will not be available to any party whose breach of any provision of the merger agreement results in the existence of such permanent injunction or order; or

•
At the meeting of Lydall stockholders to approve and adopt the merger agreement (including any adjournment or postponement thereof), stockholder approval is not obtained.

•
by Parent if:

•
An adverse recommendation change has occurred prior to the receipt of the stockholder approval; or

•
Lydall has breached any representation or warranty or failed to perform any covenant or agreement on the part of Lydall set forth in the merger agreement that would cause the applicable closing conditions not to be satisfied and to be incapable of being satisfied by the end date, or if curable prior to the end date, Lydall shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from the Parent stating the Parent’s intention to terminate the merger agreement pursuant to the terms set forth therein; provided that, at the time at which Parent would otherwise exercise such termination right, neither Parent nor Merger Sub shall be in material breach of its or their obligations under the merger agreement so as to cause any of the closing conditions not to be capable of being satisfied.

•
by Lydall if:

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Prior to the receipt of the stockholder approval, the Lydall board of directors authorizes Lydall to enter into a written agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals; provided that concurrently with such termination, Lydall pays to Parent the termination fee required to be paid to Parent as described in the section entitled “The Merger Agreement — Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement and enters into the alternative acquisition agreement with respect to such superior proposal;

•
Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the merger agreement that would cause the closing conditions not to be satisfied, and to be incapable of being satisfied by the end date, or if curable prior to the end date, Parent or Merger Sub shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Lydall stating Lydall’s intention to terminate the merger agreement pursuant to the terms set forth therein; provided that, at the time at which Lydall would otherwise exercise such termination right, Lydall shall not be in material breach of its obligations under this Agreement so as to cause any of the closing conditions not to be capable of being satisfied; or

•
(A) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied (other than those conditions (x) the failure of which to be satisfied is attributable primarily to or results primarily from a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements under the merger agreement and (y) that by their terms are to be satisfied at the closing of the merger, so long as such actions would then be capable of being satisfied), (B) Parent and Merger Sub have failed to consummate the merger by the time the closing of the merger should have occurred, (C) Lydall has notified Parent in writing that the conditions to the merger have been satisfied or, with respect to Lydall’s conditions, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and that it is ready, willing and able to consummate the merger, (D) Lydall has given Parent at least three (3) business days written notice stating its intention to terminate and (E) Parent has failed to consummate the merger within three (3) business days of the delivery of Lydall’s notice of termination.

Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent
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Lydall has agreed to pay Parent a termination fee of  $31.5 million in immediately available funds upon termination of the merger agreement if:

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Lydall terminates the merger agreement because the Lydall board of directors authorizes Lydall to enter into a written agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals;

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Parent terminates the merger agreement because an adverse recommendation change occurred; or

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Either Parent or Lydall terminates the merger agreement because of any breach by Lydall that would cause or result in any closing conditions not being satisfied or being incapable of being satisfied by the end date or Lydall’s stockholders did not approve the merger at the stockholder meeting, and:

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At or prior to the stockholder meeting, an acquisition proposal was made public; and

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On or prior to twelve (12) months after the date of such termination an acquisition proposal (whether or not the same one) is consummated or Lydall or its subsidiaries has entered into a definitive agreement relating to an acquisition proposal (whether or not the same one) (provided that all references to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

•
Parent has agreed to pay Lydall a reverse termination fee of  $91.7 million in immediately available funds upon termination of the merger agreement if  (i) Lydall terminates the merger agreement because of the breach of any covenant or agreement under the merger agreement by Parent or Merger Sub, which breach would give rise to the failure of any conditions to the obligations of Lydall to effect the merger; (ii) Lydall terminates the merger agreement because Parent failed to consummate the merger by the time the closing of the merger should have occurred, and Lydall has given Parent written notice at least three (3) business days prior to such termination stating Lydall’s intention to terminate the merger agreement; or (iii) either Lydall or Parent terminates if the merger is not consummated on or before 5:00 p.m. (New York City time) on June 21, 2022 and, at the time of such termination, Lydall would have been entitled to terminate the merger agreement pursuant to (i) or (ii) above.
Remedies; Maximum Liability
The merger agreement provides that, upon any termination of the merger agreement under circumstances where the termination fee is payable by Lydall and the termination fee is paid in full, except in the case of willful breach, Parent and Merger Sub will be precluded from any other remedy against Lydall, at law or in equity or otherwise and neither Parent nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Lydall or any of Lydall’s subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby.
In addition, the merger agreement provides that, upon any termination of the merger agreement under circumstances where the reverse termination fee is payable by Parent and the reverse termination fee is paid in full, except in the case of willful breach, Lydall will be precluded from any other remedy against Parent or Merger Sub, at law or in equity or otherwise and Lydall will not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Sub, any debt financing sources or any of their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby. The Investors have agreed to guarantee Parent’s obligation to pay the reverse termination fee to Lydall and certain other specified payments to Lydall pursuant to the Limited Guarantee, subject to the terms and obligations set forth therein.
If the merger agreement is terminated under circumstances where neither the termination fee is payable by Lydall nor the reverse termination fee is payable by Parent, the merger agreement will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party), except in the case of willful breach of any provision of the merger agreement.
Specific Performance
The merger agreement provides that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions thereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity.
Lydall is entitled to obtain specific performance or other equitable relief to cause Parent to effect the closing of the merger and fund the Equity Financing if and only if  (i) the conditions to the obligations of Parent and Merger Sub to consummate the merger (other than conditions to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger) have been satisfied at the time when the closing of the Merger would have occurred but for any breach by Parent or Merger Sub, (ii) the financing provided for by the Debt Commitment Letter or alternative financing has been funded in accordance with its terms or will be funded at the closing of the merger in accordance with its terms if the Equity Financing is funded at the closing of the merger, and (iii) Lydall has irrevocably confirmed in a written notice that if specific performance is granted and the Equity Financing and Debt Financing or alternative financing are funded, then Lydall will take any actions required of it so that the closing of the Merger will occur.
Fees and Expenses
Except as set forth in the section “The Merger Agreement — Termination Fee Payable by Lydall and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such cost or expense.
Amendments and Waivers
At any time prior to the effective time of the merger, the parties may amend or waive any provision of the merger agreement. Any such amendment must be in writing and signed by each party to the merger agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective; provided that in no event shall certain conditions to complete the merger be waivable. After the Lydall stockholders have approved and adopted the merger agreement, there will be no amendment or waiver that would require the further approval of the Lydall stockholders under Delaware law without such approval having first been obtained. Notwithstanding anything to the contrary contained in the merger agreement, certain sections may not be amended or waived in a manner that is adverse in any respect to a debt financing source without the prior written consent of such debt financing source.
Governing Law and Venue, Waiver of Jury Trial
The parties agreed that the merger agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Notwithstanding anything contained in the merger agreement to the contrary, the parties agreed that any claim, controversy or dispute of any kind or nature (whether based upon contract, tort or otherwise) asserted against any debt financing source that is in any way related to the merger agreement or any of the contemplated transactions, including but not limited to any dispute arising out of or relating in any way to the debt financing or the debt commitment letter shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction).
The parties agreed that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the merger agreement or the transactions contemplated by the merger agreement (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be brought in the Delaware Chancery Court or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties to the merger agreement irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Notwithstanding the foregoing, each party agrees that it will not bring or support, or permit any of its affiliates to bring or support, any action, controversy or dispute of any kind or nature (whether in law or equity and whether based upon contract, tort or otherwise) against or involving any debt financing source that arises out of, or is related to, the merger agreement or any of the transactions contemplated by the merger agreement, including but not limited to any dispute arising out of or relating in any way to the debt financing, the debt commitment letter or the performance of services thereunder or the transactions contemplated thereby, in any forum other than the state or federal courts sitting in the borough of Manhattan in the county of New York, and any appellate court thereof or, if under applicable law exclusive jurisdiction vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement, any related agreements (including but not limited to any litigation against or involving any debt financing source, any litigation arising out of or relating in any way to the debt financing, the debt commitment letter) or the transactions contemplated by the merger agreement.

MARKET PRICES OF LYDALL COMMON STOCK

Lydall common stock is listed on the NYSE under the symbol “LDL.” The following table sets forth on a per share basis the low and high intra-day prices of Lydall common stock as reported in published financial sources. At the close of business on August 9, 2021, there were 943 holders of record of Lydall common stock. A number of Lydall stockholders have their shares in street name; therefore, Lydall believes that there are substantially more beneficial owners of Lydall common stock.
	High	Low	Dividends
Fiscal Year 2021
Third Quarter (through August 9, 2021)	$61.68	$60.35	—
Second Quarter	$62.10	$30.52	—
First Quarter	$42.06	$28.03	—
Fiscal Year 2020
Fourth Quarter	$35.13	$16.10	—
Third Quarter	$22.27	$12.41	—
Second Quarter	$17.73	$5.67	—
First Quarter	$22.93	$4.79	—
Fiscal Year 2019
Fourth Quarter	$25.84	$17.93	—
Third Quarter	$26.99	$18.02	—
Second Quarter	$26.47	$17.90	—
First Quarter	$31.71	$19.96	—
Fiscal Year 2018
Fourth Quarter	$44.03	$18.47	—
Third Quarter	$48.45	$39.15	—
Second Quarter	$49.50	$37.50	—
First Quarter	$51.85	$42.51	—
The closing price of Lydall common stock on the NYSE on August 9, 2021, the most recent practicable date prior to the date of this proxy statement, was $61.51 per share. As of August 9, 2021, Lydall had 18,037,202 shares of Lydall common stock issued and outstanding, and Lydall had approximately 943 holders of record. You are encouraged to obtain current market prices of Lydall common stock in connection with voting your shares of Lydall common stock.
Dividend Policy
Lydall has never declared or paid cash dividends on Lydall common stock. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, Lydall may not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its wholly owned subsidiaries, without the prior written consent of Parent.

APPRAISAL RIGHTS OF STOCKHOLDERS

The following discussion summarizes appraisal rights under the DGCL. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Section 262 of the DGCL, referred to as “Section 262,” which is attached to this proxy statement as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.
Under Section 262, holders of shares of Lydall common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.
ANY HOLDER OF LYDALL COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF LYDALL COMMON STOCK, LYDALL BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.
Filing Written Demand
Any holder of Lydall common stock wishing to exercise appraisal rights must, before the stockholder vote on the adoption of the merger agreement at the special meeting is taken, deliver to Lydall a written demand for the appraisal of the stockholder’s shares, and not vote in favor of the adoption of the merger agreement. A holder of Lydall common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger. The holder must not vote in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will effectively constitute a waiver of the stockholder’s right of appraisal and will effectively nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. The demand must reasonably inform Lydall of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of Lydall common stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of Lydall common stock should be executed by or on behalf of the holder of record. The demand should set forth the registered holder’s name as it appears on the holder’s stock certificates. A demand for appraisal will be sufficient if it reasonably informs Lydall of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Lydall common stock held in the name of the record owner. If a stockholder holds shares of Lydall common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
All written demands for appraisal pursuant to Section 262 should be sent or delivered to Lydall at:
Lydall, Inc.
One Colonial Road
Manchester, Connecticut 06042
Attention: Secretary
At any time within sixty (60) days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Lydall, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date of the merger will require written approval of Lydall, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within sixty (60) days after the effective date of the merger. If Lydall, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
Within ten (10) days after the effective date of the merger, Lydall, as the surviving corporation, must notify each holder of Lydall common stock who has complied with Section 262, and who has not voted in favor of the adoption of the merger agreement, of the date on which the merger became effective.
Filing a Petition for Appraisal
Within one hundred twenty (120) days after the effective date of the merger, but not thereafter, Lydall, as the surviving corporation, or any holder of Lydall common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served upon the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all such holders. Lydall, as the surviving corporation, is under no obligation to and has no present intention to file a petition and holders should not assume that Lydall as the surviving corporation will file a petition. Accordingly, any holders of Lydall common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of Lydall common stock within the time prescribed in Section 262. Within one hundred twenty (120) days after the effective date of the merger, any holder of common stock who has complied with the requirements of Section 262 will be entitled, upon written request, to receive from Lydall as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten (10) days after a written request therefor has been received by Lydall as the surviving corporation or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. The foregoing notwithstanding, a person who is the beneficial owner of shares of Lydall common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from Lydall as the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.
If a petition for an appraisal is timely filed by a holder of shares of Lydall common stock and a copy thereof is served upon Lydall as the surviving corporation, Lydall as the surviving corporation will then be obligated within twenty (20) days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders, the Delaware Court of Chancery will conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.
Determination of Fair Value
After the Delaware Court of Chancery’s determination of the stockholders entitled to appraisal of their shares of common stock, an appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Lydall common stock as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest, if any, by the surviving corporation to the stockholders entitled thereto. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in Section 262 of the DGCL only upon the sum of  (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation pursuant to Section 262 of the DGCL and who has submitted such stockholder’s stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL.
In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. Lydall does not anticipate offering greater than the merger consideration to any stockholder who exercises appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the fair value of the Lydall common stock shares is less than the merger consideration.
Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the effective date of the merger, be entitled to vote such shares for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than dividends or other distributions payable to stockholders of record at a date prior to the effective date of the merger; however, if no petition for appraisal is filed within one hundred twenty (120) days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the corporation, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration, without interest, for shares of his, her or its common stock pursuant to the merger agreement.
In view of the complexity of Section 262 of the DGCL, our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisor. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall govern.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED
COMPENSATION ARRANGEMENTS (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Lydall is required to submit a proposal to Lydall stockholders for a non-binding, advisory vote to approve the payment by Lydall of certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the named executive officer merger-related compensation proposal, gives Lydall stockholders the opportunity to vote, on a non-binding, advisory basis, on the named executive officer merger-related compensation. This compensation is summarized in the table under “The Merger (Proposal 1) — Interests of Lydall’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” beginning on page 52 of this proxy statement, including the footnotes to the table.
The board of Lydall encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.
The board of Lydall unanimously recommends that the stockholders of Lydall approve the following resolution:
“RESOLVED, that the stockholders of Lydall hereby approve, on a non-binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by Lydall to its named executive officers that are based on or otherwise relate to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table, the footnotes to that table and the accompanying narrative disclosure.”
The vote on the proposal to approve, on a non-binding, advisory basis, the named executive officer merger-related compensation is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve and adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Lydall or Unifrax. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Lydall stockholders.
The above resolution approving the named executive officer merger-related compensation on an advisory basis will require the affirmative vote of at least a majority of the outstanding shares of Lydall common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (provided a quorum is present or represented by proxy).
The Lydall board of directors unanimously recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger.

VOTE ON ADJOURNMENT (PROPOSAL 3)

Lydall stockholders are being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If this proposal to adjourn the special meeting is approved, the special meeting could be adjourned by Lydall as permitted under the terms of the merger agreement to any date. In addition, Lydall, as permitted under the terms of the merger agreement, could postpone the special meeting before it commences, if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal. Lydall does not intend to call a vote on this proposal if the merger proposal has been approved at a special meeting.
The special meeting may be adjourned to another place, date or time, upon the affirmative vote of at least a majority of the outstanding shares of Lydall common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (whether or not a quorum is present). Notwithstanding the inclusion or approval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another place, if applicable, date or time, in accordance with the Bylaws.
The Lydall board of directors recommends a vote “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 9, 2021 (except as otherwise noted), with respect to the beneficial ownership of Lydall common stock by:
•
Each non-employee director of Lydall;

•
Each named executive officer of Lydall;

•
All current directors and executive officers as a group; and

•
Each person, or group of affiliated persons, known to Lydall to beneficially own more than 5% of the outstanding shares of Lydall common stock.

The following table sets forth certain information as of August 9, 2021, based on 18,037,202 shares of common stock outstanding as of such date (excluding 7,722,312 shares held by Lydall as treasury stock) (except as otherwise noted) regarding the amount of Lydall common stock beneficially owned by each non-employee director of Lydall, each named executive officer of Lydall, all current directors and executive officers as a group, and all persons or group of affiliated persons known to Lydall to beneficially own more than 5% of the outstanding shares of Lydall common stock. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Lydall common stock. Shares of Lydall common stock subject to options that are currently exercisable or exercisable within 60 days after August 9, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Lydall common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Lydall, Inc., One Colonial Road, Manchester, CT 06042.
Name	Amount and Nature of Beneficial Ownership	Percent of Class
Non-Employee Directors
David G. Bills	23,363	*
James J. Cannon	14,578	*
Marc T. Giles	34,557	*
Paul W. Graves	773	*
Suzanne Hammett	42,130	*
Katherine C. Harper	773	*
Named Executive Officers
Ashish Diwanji	51,617(1)	*
David D. Glenn	42,289(2)	*
Randall B. Gonzales	102,658(3)	*
Sara A. Greenstein (also a Director)	203,350(4)	1.13%
Chad A. McDaniel	127,942(5)	*
Current Non-Employee Directors, Director nominee(s) and Executive Officers as a Group (14 persons, including 11 named above)	711,835(6)	3.91%
5% Stockholders
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,559,708(7)	14.05%**
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,232,774(8)	6.77%**

Name	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,090,659(9)	5.99%**
Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104	1,066,828(10)	5.86%**
Magnetar Financial, LLC 1603 Orrington Ave. Evanston, IL 60201	1,061,925(11)	5.83%

*
Represents less than one (1) percent of our outstanding Common Stock.

**
Ownership percentages were obtained from Schedule 13F filings and reflect the number of shares of Common Stock held as of March 31, 2021, except as otherwise stated.

(1)
Includes 10,217 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of August 9, 2021; also includes 17,825 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 23,575 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(2)
Includes 24,645 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of August 9, 2021; also includes 4,310 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 10,830 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(3)
Includes 31,784 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of August 9, 2021; also includes 8,970 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 31,660 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(4)
Includes 36,873 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of August 9, 2021; also includes 65,584 shares underlying RSAs granted under the Inducement Restricted Share Award Agreement dated November 20, 2019 pursuant to the inducement grant exception under NYSE Listing Company Manual Rule 303A.08 (“Rule 303A.08”) or granted under the 2012 Stock Plan that carry full voting rights; also includes 79,010 shares underlying PSAs granted under the Inducement Performance Share Award Agreement dated November 20, 2019 pursuant to Rule 303A.08 or granted under the 2012 Stock Plan that carry full voting rights.

(5)
Includes 61,827 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of August 9, 2021, also includes 6,100 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 25,820 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(6)
Includes 175,619 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of August 9, 2021; 116,239 shares underlying RSAs granted under the 2012 Stock Plan or Rule 303A.08 that carry full voting rights and 197,671 shares underlying PSAs granted under the 2012 Stock Plan or Rule 303A.08 that carry full voting rights.

(7)
Based on information reported in Schedule 13F filed with the SEC for reporting date of March 31, 2021 by BlackRock, Inc., a holding company.

(8)
Based on information reported in Schedule 13F filed with the SEC for reporting date of March 31, 2021 by Dimensional Fund Advisors LP, an investment adviser reporting on behalf of certain funds.

(9)
Based on information reported in a Schedule 13F filed with the SEC for reporting date March 31, 2021 by The Vanguard Group, an investment advisor.

(10)
Based on information reported in Schedule 13F filed with the SEC for reporting date March 31, 2021 by Neuberger Berman Group LLC, an investment adviser.

(11)
Based on information reported in Schedule 13D filed with the SEC on July 28, 2021 by Magnetar Financial LLC (“Magentar”), an investment advisor. As set forth in said filing, Magnetar had shared voting power and shared dispositive power with respect to all of the shares held, consisting of 612,250 shares for the PRA Master Fund, 332,645 shares for the Constellation Fund, and 117,030 shares for the Systematic Master Fund.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following are the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Lydall common stock. This discussion applies only to holders that hold their Lydall common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•
Dealers or brokers in securities or non-U.S. currencies

•
Traders subject to a mark-to-market method of tax accounting with respect to Lydall common stock;

•
Persons holding Lydall common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•
Persons whose functional currency is not the U.S. dollar;

•
Partnerships or other entities classified as partnerships or pass through entities for U.S. federal income tax purposes;

•
Persons who acquired Lydall common stock through the exercise of employee stock options or otherwise as compensation;

•
Foreign pension funds and their affiliates;

•
Certain financial institutions (including banks) and insurance companies;

•
Mutual funds;

•
Regulated investment companies;

•
Real estate investment trusts;

•
Certain former citizens or residents of the United States;

•
Holders of Lydall common stock who exercise dissenters’ rights;

•
Tax-exempt entities;

•
Persons that hold Lydall common stock through an “individual retirement account,” “Roth IRA,” or other tax-deferred account;

•
Persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement; or

•
Persons subject to the United States alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Lydall common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Lydall common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, tax considerations under state, local and foreign laws are not addressed nor is potential application of the Medicare contribution tax on net investment income. Each Lydall stockholder is strongly urged to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Lydall common stock that is:
•
A citizen or resident of the United States;

•
A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
A trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The exchange of Lydall common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Lydall common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Lydall common stock (i.e., shares of Lydall common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Lydall common stock exceeds one (1) year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.
Non-U.S. Holders
A “non-U.S. holder” is a beneficial owner of Lydall common stock that is not a U.S. holder or a partnership (or an entity treated as a partnership). Payments made to a non-U.S. holder in exchange for shares of Lydall common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
The gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment or fixed base in the United States);

•
The non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Lydall common stock for cash pursuant to the merger and certain other conditions are met; or

•
The non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Lydall common stock at any time during the five (5)-year period preceding the merger, and Lydall is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five (5)-year period preceding the merger or the period that the non-U.S. holder held Lydall common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by certain U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.
If Lydall is or has been a USRPHC at any time within the shorter of the five-year period preceding the effective time of the merger or a non-U.S. holder’s holding period with respect to the applicable shares of Lydall common stock, the exchange of Lydall common stock for cash in the merger by such non-U.S. holder will be subject to U.S. federal income tax at rates generally applicable to U.S. holders, except that the branch profits tax will not apply; provided, that, so long as Lydall common stock is regularly traded on an established securities market for purposes of the USRPHC rules, Lydall’s treatment as a USRPHC would cause only a non-U.S. holder who holds or held, directly or indirectly under certain ownership rules of the Code, more than 5% of Lydall common stock (at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Lydall common stock), and is not eligible for a treaty exemption, to be subject to such U.S. federal income tax. Lydall believes that it is not, and has not been at any time during the five-year period preceding the merger, a USRPHC.

Information Reporting and Backup Withholding
Payments made in exchange for shares of Lydall common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.
You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or foreign tax laws.

FUTURE LYDALL STOCKHOLDER PROPOSALS

If the merger is completed, we may not hold an annual meeting of stockholders in 2022. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2022 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2022 annual meeting will be held. If the 2022 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2022 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Consistent with SEC regulations, proposals of stockholders of Lydall that are intended to be presented at the annual meeting to be held in 2022, and which stockholders desire to have included in Lydall’s proxy materials relating to such annual meeting, must be received by Lydall no later than November 8, 2021, which is one hundred twenty (120) calendar days prior to the first anniversary of the mailing date for the 2021 annual meeting’s proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that annual meeting.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Lydall and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Lydall if you are a stockholder of record. You can notify us by sending a written request to Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042, Attn: Secretary, or calling (860) 646-1233. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Lydall at the telephone and address set forth in the prior sentence. In addition, Lydall will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION

Lydall is subject to the reporting requirements of the Exchange Act. Accordingly, Lydall files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Lydall’s SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. Lydall also makes available free of charge on the Investor Relations section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Lydall’s internet website address is www.lydall.com. The information located on, or hyperlinked or otherwise connected to Lydall’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows Lydall to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Lydall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 23, 2021;

•
Lydall’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on April 27, 2021 and July 28, 2021, respectively; and

•
Lydall’s Current Reports on Form 8-K filed with the SEC on June 22, 2021 and July 28, 2021.

We also incorporate by reference into this proxy statement additional documents that Lydall may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the office of the Secretary at Lydall, Inc., One Colonial Road, Manchester, CT 06042, Tel. (860) 646-1233.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 10, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

YOUR VOTE IS EXTREMELY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card by mail or submit your proxy over the internet as promptly as possible. If you attend the special meeting and wish to vote your shares personally, you may do so.
By Order of the Board of Directors of Lydall, Inc.
Chad A. McDaniel
Executive Vice President, General Counsel &
Chief Administrative Officer
Manchester, Connecticut
August 10, 2021

Annex A
CONFIDENTIAL
EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
dated as of
June 21, 2021
among
LYDALL, INC.,
UNIFRAX HOLDING CO.,
OUTBACK MERGER SUB, INC.
and
UNIFRAX I LLC

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of June 21, 2021, among Lydall, Inc., a Delaware corporation (the “Company”), Unifrax Holding Co., a Delaware corporation (“Parent”), Outback Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely with respect to the payment obligations of Parent pursuant to Section 11.04(c), Unifrax I LLC, a Delaware limited liability company (“Unifrax”).
W I T N E S S E T H
WHEREAS, each of the board of directors of the Company (the “Board of Directors”) and the board of directors of Parent and Merger Sub have approved the execution of this Agreement and the transactions contemplated hereby and declared it advisable that the respective stockholders of the Company and Merger Sub approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement.
WHEREAS, concurrently with the execution of this Agreement, the guarantors party thereto (collectively, the “Guarantor”) has executed and delivered a limited guarantee (the “Guarantee”).
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE 1
Definitions
Section 1.01.   Definitions.   (a) As used herein, the following terms have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any Third Party offer or proposal relating to (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or other transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, “controlled” and “under common control with” have correlative meanings.
“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010.
“Applicable Law” means, with respect to any Person, any domestic or foreign federal, state or local law (statutory, common or otherwise), act, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, statute or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“Business” means the business of the Company and its Subsidiaries as of the Closing, including without limitation the business of manufacturing specialty engineered products for the thermal/acoustical and filtration/separation market.
“Business Data” means all confidential or proprietary business information and all personally-identifying information and data (whether of employees, contractors, consultants, customers, consumers, or other natural persons and whether in electronic or any other form or medium), in each case that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems of the Company of any of its Subsidiaries.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by Applicable Law to close.
“Business Systems” means all Software, computer hardware (whether general or special purpose), networks (other than the Internet), interfaces, platforms, servers, peripherals and electronic data processing, information, record keeping, communications, telecommunications and computer systems, including any outsourced systems and processes, in each case that are owned or used by or for the Company or any of its Subsidiaries in the conduct of the Business.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), the Families First Coronavirus Response Act of 2020 (H.R. 6201), “Division N — Additional Coronavirus Response and Relief” of the Consolidated Appropriations Act, 2021 (H.R. 133), the American Rescue Plan Act of 2021 (Pub. L. 117-2), and any other similar Applicable Law.
“Code” means the Internal Revenue Code of 1986.
“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020.
“Company Balance Sheet” means the consolidated balance sheet of the Company as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company’s report on Form 10-Q for the quarterly period ended on the Company Balance Sheet Date.
“Company Balance Sheet Date” means March 31, 2021.
“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Sub.
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means a material adverse effect on (x) the financial condition, assets, business or results of operations of the Company and its Subsidiaries, taken as a whole or (y) the ability of the Company and its Subsidiaries to perform their obligations under, or to consummate the transactions contemplated by, this Agreement, excluding, solely in the case of clause (x), any effect resulting directly or indirectly from (i) changes in GAAP or the official interpretation thereof, (ii) general economic, political, regulatory, legal or tax conditions in the United States or any other country or region, including changes in financial, credit, securities or currency markets (including changes in interest or exchange rates), (iii) conditions generally affecting the industries in which the Company and its Subsidiaries operate, (iv) changes in Applicable Law or the interpretation thereof, (v) geopolitical conditions, the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, cyberattacks, natural disasters, acts of god, demonstrations, public disaster, epidemics, pandemics or other diseases (including COVID-19 and any COVID-19 Measures) including any deterioration or worsening thereof, (vi) the announcement, pendency, or consummation of the transactions contemplated by this Agreement or the announcement of Parent’s plans or intentions with respect to the conduct of the business of the Company following Closing, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company and any of its Subsidiaries with customers, suppliers, service providers, employees, Governmental Authorities or any other Persons and any stockholder or derivative litigation relating to the execution, delivery and performance of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement, (vii) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (viii) any actions taken (or omitted to be taken) by the Company or any of its Subsidiaries in order to comply with the obligations contained in Section 8.01 or at the written request of Parent or Merger Sub, or (ix) changes in the price and/or trading volume of the shares of Company Common Stock or any other securities of the Company on NYSE or any other market on which such securities are quoted for purchase and sale or changes in the credit ratings of the Company (it being understood that any underlying facts giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect) or (x) any actions taken (or omitted to be taken) by the Company or any of its Subsidiaries that are required to be taken (or omitted to be taken) pursuant to this Agreement, including any actions required under this Agreement to obtain any approvals, consents, registrations, permits, authorizations and other confirmations under applicable Competition Laws and Foreign Investment Laws for the consummation of the Merger, except, with respect to clauses (i), (ii), (iii) and (v), to the extent that such event has had a disproportionate adverse effect on the Company or any of its Subsidiaries relative to other companies operating in the industry or industries in which the Company or any of its Subsidiaries conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect.
“Company Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) or (ii) other compensatory or benefit plan, program, policy, agreement or arrangement, in each case that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former Company Service Provider, or under or with respect to which the Company or any of its Subsidiaries has any liability or obligation, other than any such plan or agreement that is administered or operated by any Governmental Authority.
“Company Service Provider” means an employee, officer, director or other individual service provider of the Company or any of its Subsidiaries.
“Company Stock Plans” means the Company’s 2003 Stock Incentive Compensation Plan, the Company’s Amended and Restated 2012 Stock Incentive Plan and any inducement share agreements with current or former Company Service Providers.
“Company Stockholder Approval” means adoption of this Agreement by the affirmative vote, at a stockholders’ meeting duly called and held for such purpose, of holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote on such matter.
“Competition Laws” means Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.
“Compliant” means, with respect to the Required Information, that (a) such financial information, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact regarding the Company necessary in order to make such financial information, in light of the circumstances under which the statements contained in the financial information are made, not misleading; provided that the availability of financial information of the Business, including any “flash” numbers, prior to the time that the Required Information would become not Compliant for periods subsequent to the latest quarterly or annual period for which financial information is included in the Required Information, shall not, by virtue of such availability, render such previously delivered Required Information not Compliant, (b) such financial information is compliant in all material respects with all applicable requirements of Regulation S-X and Regulation S-K under the Securities Act for a registered public offering of debt securities on Form S-1 to be declared effective by the Securities and Exchange Commission on the last day of the Marketing Period by a non-reporting company (other than such provisions for which compliance is not customary in a Rule 144A offering of debt securities), and (c) the independent registered public accountants of the Company have consented to or otherwise authorized the use of their audit opinions related to any audited financial information and have confirmed they are prepared to issue customary comfort letters upon the “pricing” of the debt securities included in the Debt Financing and throughout the period ending on the last Business Day of the Marketing Period (subject to the completion by such accountants of customary procedures relating thereto).
“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19, and all related strains and sequences, including any variants or evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks.

“COVID-19 Measures” shall mean (a) any quarantine, “shelter in place,” “stay at home,” social distancing, shutdown, closure, sequester, safety or similar Applicable Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act, or any other response to COVID-19 (including any such response undertaken by any similarly situated industry participants) and (b) the reversal or discontinuation of any of the foregoing.
“COVID-19 Tax Measure” means any Applicable Law enacted or issued by any Governmental Authority with respect to any Tax matter in response to COVID-19 (including the CARES Act and the Memorandum for the Secretary of the Treasury signed by President Trump on August 8, 2020) and any administrative authority issued pursuant to such Applicable Law or otherwise issued with respect to any Tax matter in response to the COVID-19 Pandemic (including IRS Notice 2020-65).
“Data Security Requirements” means, collectively, all of the following to the extent relating to the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, security, protection, destruction, or disposal of any personal information or other legally protected Business Data (whether in electronic or any other form or medium) or privacy, security, or security breach notification requirements, in each case applicable to the Company and its Subsidiaries in relation to the conduct of the Business: (i) the Company’s own published or otherwise publicly disclosed rules, policies, and procedures; (ii) all applicable laws (including, if applicable, the General Data Protection Regulation (GDPR) (EU) 2016/679)); (iii) binding industry standards applicable to the industry in which the Business operates (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (iv) contracts into which the Company and its Subsidiaries have entered or by which it is otherwise bound.
“Debt Financing Sources” means the entities that are party to the Debt Commitment Letter that have committed to provide or otherwise entered into agreements in connection with all or any part of the Debt Financing, and including the parties to any related joinder agreements, credit agreements or indentures (including the definitive agreements relating thereto), any underwriters, placement agents or initial purchasers in connection with the Debt Financing and their respective successors and assigns, and their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, representatives and agents and their respective successors and assigns; provided that none of Parent or any of its Affiliates shall be deemed to be “Debt Financing Sources”.
“Delaware Law” means the General Corporation Law of the State of Delaware.
“Environmental Laws” means any and all Applicable Laws concerning public or worker health or safety (with respect to exposure to Hazardous Substances), pollution, or the protection of the environment or natural resources.
“Equity Financing” means the equity financing contemplated by the executed equity commitment letter, dated as of date hereof  (the “Equity Commitment Letter”), pursuant to which the investors party thereto have agreed to make an equity investment in the Parent, subject only to the terms and conditions therein.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person who was at any relevant time considered a single employer with the Company or any of its Subsidiaries under Section 4001(b) of ERISA or Section 414(b), (c), (m), or (o) of the Code.
“Excluded Information” shall mean (1) pro forma financial statements; (2) description of all or any portion of the Debt Financing, including any “description of notes”, and other information customarily provided by financing sources or their counsel; (3) risk factors relating to all or any component of the Debt Financing; (4) “segment” financial information and (5) other information required by Rules 3-05 (with respect to acquisitions by the Company), 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or any other information customarily excluded from an offering memorandum for private placements of nonconvertible high-yield debt securities under Rule 144A promulgated under the Securities Act.
“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including, without limitation, the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.
“Foreign Investment Laws” means Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of threatening national security, public order or security of supply.

“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, arbitral body (public or private), department, court, agency or official, including any political subdivision thereof, or NYSE or any self-regulatory organization.
“Government Contract” means any Contract that is (a) between the Company and a Governmental Authority or (b) is entered into by the Company as a subcontractor (at any tier) to provide supplies or services in connection with a Contract between another Person and a Governmental Authority.
“Government Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization.
“Hazardous Substances” means any substance, material, chemical, pollutant or waste regulated by, or pursuant to which liability or standards of conduct may be imposed under, any Environmental Law, including petroleum products or byproducts, asbestos, radiation, lead, polychlorinated biphenyls, and per- and polyfluoroalkyl substances.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with all rules and regulations promulgated thereunder.
“Intellectual Property” means trademarks, service marks, trade names, trade dress, domain names and other indications of origin, and the goodwill associated with the foregoing, mask works, inventions, patents, trade secrets, copyrights, know-how, rights in computer software and code (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property rights, in each case anywhere in the world.
“International Plan” shall mean each Company Plan (i) primarily for the benefit of any current or former employees, directors or other service providers who perform services outside the United States or (ii) which is subject to laws of a jurisdiction other than the United States.
“Key Employees” means any employees of the Company that hold positions at the level of Vice President or above.
“Knowledge” means (i) with respect to the Company, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 1.01(a) of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge of the officers of Parent.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other similar adverse claim of any kind in respect of such property or asset.
“Marketing Period” means the first period of fifteen (15) consecutive Business Days commencing on the Business Day on which Parent receives the Required Information that would be applicable if the Closing Date were to occur on the last Business Day of such period (whether or not the Closing Date shall so occur (or be expected to occur) on such Business Day), and during which period (a) such Required Information is and remains Compliant and (b) subject to the last sentence of this definition of  “Marketing Period”, nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 9.01 and Section 9.02 to fail to be satisfied (other than (x) as set forth in the last sentence of this definition and (y) those conditions that by their terms are to be satisfied at the Closing), assuming that the Closing Date were to be scheduled for any time during such fifteen (15) consecutive Business Day period; provided that (x) none of July 5, 2021, November 24, 2021 and November 26, 2021 shall count as a Business Day for purposes of calculating the Marketing Period (which dates shall be excluded for purposes of, but shall not reset, the period and such period shall not be required to be consecutive to the extent it includes such date), (y) if the Marketing Period shall not have ended on or prior to August 20, 2021, then the Marketing Period shall be deemed not to have commenced until September 7, 2021 and (z) if the Marketing Period shall not have ended on or prior to December 23, 2021, then the Marketing Period shall be deemed not to have commenced until January 3, 2022. If the Company in good faith reasonably believes that it has delivered the Required Information and the Required Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes the Required Information was delivered), in which case the Marketing Period shall be deemed to have commenced on the date of delivery specified in such notice and the Required Information shall be deemed to be Compliant, unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Information or the Required Information is not Compliant and, within two (2) Business Days after receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered); provided that it is understood and agreed that the delivery of such written notice from Parent to the Company will not prejudice the Company’s right to assert that the Required Information has in fact been delivered or that the Required Information is Compliant. Notwithstanding anything in this definition to the contrary, (i) the Marketing Period shall not commence and shall be deemed not to have commenced if, prior to the completion of such fifteen (15) consecutive Business Day period (a) the applicable auditor shall have withdrawn any audit opinion contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by the auditor or another independent public accounting firm reasonably acceptable to Parent, (b) the financial statements included in Required Information that are available to Parent on the first day of the Marketing Period would not be sufficiently current on any day during such period to satisfy the requirements of Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement of the Company on Form S-1 for a non-reporting company using such financial statements to be declared effective by the Securities and Exchange Commission on the last day of such period, in which case the Marketing Period shall not be deemed to commence until the receipt by Parent of updated Required Information that would be required under Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement of the Company on Form S-1 for a non-reporting company using such financial statements to be declared effective by the Securities and Exchange Commission on the last day of such new fifteen (15) consecutive Business Day period or (c) the Company issues a public statement indicating its intent to, or determines that it is required to, restate any historical financial statements of the Company included in Required Information or that any such restatement is under consideration, in which case the Marketing Period shall not be deemed to commence unless and until, as applicable, such restatement has been completed and the relevant Required Information has been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP, (ii) the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is otherwise funded in an amount, when taken together with the Equity Financing, sufficient to satisfy the Required Amount (excluding any revolving facility), taking into account, for the purposes of this clause (ii) only, any amounts (if any) of the Debt Financing funded into escrow and (iii) in no event shall the Marketing Period restart (or cease to continue) if additional financial information constituting Required Information becomes available after the Marketing Period has commenced or has been completed. Notwithstanding the foregoing, clause (b) of the first sentence of this definition shall cease to apply at all times after September 7, 2021.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.
“NYSE” means the New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control within the U.S. Department of the Treasury.
“Parent Material Adverse Effect” means any event, change, effect, development or occurrence that would reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay the consummation of the transactions contemplated by this Agreement.
“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet or notes thereto or securing liabilities reflected on the Company Balance Sheet or notes thereto, (ii) Liens for Taxes, assessments and similar charges that are not yet due and payable or are being contested in good faith and for which adequate reserves have been established on the Financial Statements in accordance with GAAP, (iii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith, (iv) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over the Real Property, which are not currently violated by the use or occupancy of such Real Property or the operation of the business conducted thereon, (v) any matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially and adversely impair the continued use and operation of the property to which they relate in the business of the Company and its Subsidiaries as currently conducted, (vi) any Liens or encumbrances on title affecting a lessor’s (or sublessor’s) interest in any of the Leased Real Property or affecting the interest of a subtenant of Company or its Subsidiaries therein, and for which adequate reserves have been established on the Financial Statements in accordance with GAAP, (vii) Liens constituting non-exclusive licenses of Intellectual Property rights granted in the ordinary course of business, (viii) any state of facts which an accurate survey of the Real Property would disclose and which, individually or in the aggregate, do not materially and adversely impair the continued use and which are not currently violated by the use or occupancy of such Real Property or the operation of the business conducted thereon, and (ix) Liens disclosed on Section 1.01 of the Company Disclosure Schedule.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
“Redacted Fee Letter” means a fee letter from a Debt Financing Source in which the only redactions relate to fee amounts, “market flex” provisions and “securities demand” provisions, provided that such redactions do not relate to conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing or other funding being made available by such Debt Financing Source.
“Refinancing Debt” means all existing third-party indebtedness for borrowed money of the Company and its Subsidiaries under that certain Credit Agreement, dated as of April 26, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified or extended from time to time), by and among the Company, the guarantors identified therein, the lenders identified therein and Bank of America, N.A., as administrative agent.
“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, attorneys, accountants, representatives and other advisors of such Person, acting on such Person’s behalf.
“Required Information” means (i) the Financial Statements (which Parent hereby acknowledges have been received by it), (ii) solely if the Closing Date shall not have occurred on or prior to August 12, 2021, the unaudited consolidated financial statements of the Company consisting of condensed consolidated balance sheets and related condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows for the fiscal quarter (or year to date period through the end of such fiscal quarter) (and the corresponding period in the prior fiscal year) ended June 30, 2021, reviewed by the Company’s public accountants as provided in AS Section 4105, Reviews of Interim Financial Information, (iii) solely if the Closing Date shall not have occurred on or prior to November 15, 2021, the unaudited consolidated financial statements of the Company consisting of condensed consolidated balance sheets and related condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows for the fiscal quarter (or year to date period through the end of such fiscal quarter) (and the corresponding period in the prior fiscal year) ended September 30, 2021, reviewed by the Company’s public accountants as provided in AS Section 4105, Reviews of Interim Financial Information, (iv) solely if the Closing Date shall not have occurred on or prior to February 14, 2022, audited consolidated financial statements of the Company consisting of the audited consolidated balance sheets and related consolidated statements of operations, consolidated statements of comprehensive (loss) income and consolidated statements of cash flows as of the fiscal year ended December 31, 2021, (v) solely if the Closing Date shall not have occurred on or prior to May 16, 2022, the unaudited consolidated financial statements of the Company consisting of condensed consolidated balance sheets and related condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows for the fiscal quarter (or year to date period through the end of such fiscal quarter) (and the corresponding period in the prior fiscal year) ended March 31, 2022, reviewed by the Company’s public accountants as provided in AS Section 4105, Reviews of Interim Financial Information, (vi) to the extent reasonably requested by the Parent, historical financial information and other information relating to the Company reasonably necessary to permit the Parent to prepare a pro forma consolidated balance sheet and related pro forma statements of operations of the Parent, solely as of and for the twelve (12) month period ending on the last day of the applicable fiscal year or quarter (as applicable) referred to in the preceding clause (i), (ii), (iii), (iv) or (v) (as applicable) that is the basis for the commencement of the Marketing Period, and solely the interim year-to-date period ending on the last day of such fiscal year or quarter (as applicable) referred to in the preceding clause (i), (ii), (iii), (iv) or (v) (as applicable) that is the basis for the commencement of the Marketing Period (it being understood that the Parent shall be responsible for, and Required Information shall not include, (x) the information relating to the proposed debt and equity capitalization of the Parent and its Subsidiaries after the Effective Date or (y) any assumptions underlying the pro forma adjustments to be made in such pro forma financial statements, which assumptions shall be the responsibility of the Parent, or any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be made in such pro forma financial statements) and (vi) to the extent reasonably requested by the Parent, financial and other information regarding the Company (solely as of the end of the applicable fiscal year or quarter (as applicable) referred to in the preceding clause (i), (ii), (iii), (iv) or (v) (as applicable) that is the basis for the commencement of the Marketing Period) of the type required in a registered offering pursuant to Regulation S-X and Regulation S-K under the Securities Act (other than Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or information that would be required by Item 10, Item 402 or Item 601 of

Regulation S-K, XBRL exhibits and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34- 54302A and IC-27444A and other customary exceptions in Rule 144A-for-life exempt offerings of nonconvertible high-yield unsecured debt securities) that are customarily included in offering memoranda for offerings pursuant to Rule 144A promulgated under the Securities Act (subject to customary exceptions) or that would be necessary for the Company’s independent auditors to provide customary (for high yield debt securities) “comfort” (including “negative assurance” and “change period” comfort) with respect to such financial statements and other financial information to be included in such offering memoranda with respect to such period referred to above. For all purposes of this Agreement, including for purposes of the commencement of the Marketing Period, “Required Information” shall be deemed (but shall not be required to be) delivered through the filing by the Company of its annual report on Form 10-K or quarterly report on Form 10-Q with respect to the applicable fiscal year or fiscal quarter. Notwithstanding the foregoing, under no circumstances shall the Required Information include (or be deemed to include) any Excluded Information.
“Reverse Termination Fee” means an amount equal to $91,700,000.
“Sanctioned Country” means any country or region that is (or the government of which is) the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).
“Sanctioned Person” means any individual or entity that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any individual or entity listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of a Sanctioned Country.
“Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission.
“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.
“Tax” means any and all domestic or foreign, federal, state, or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind that are in the nature of a tax, including income taxes (whether imposed on or measured by net income, gross income, income as specially defined, earnings, profits, or selected items of income, earnings, or profits), capital taxes, gross receipts taxes, sales taxes, use taxes, value added taxes, goods and services taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment or unemployment taxes, excise taxes, severance taxes, stamp taxes, occupation taxes, premium taxes, ad valorem taxes, property taxes (real, personal, abandoned, or unclaimed), windfall profits taxes, alternative or add-on minimum taxes, and customs duties, and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.
“Tax Return”means any report, return, document, declaration, form, claim for refund, election, document, statement or other information or filing filed or required to be supplied to any Taxing Authority with respect to Taxes, including any schedules or related or supporting information, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, form, claim for refund, election, document, statement or other information or filing, and including any amendment thereof or supplement thereto.

“Taxing Authority” means any Governmental Authority responsible for or otherwise having jurisdiction with respect to the imposition, collection, assessment, or regulation of any Tax or Tax Return.
“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than the Company, Parent or any of their respective Affiliates.
“Title IV Plan” means any Company Plan (other than any Multiemployer Plan) that is or was subject to Title IV of ERISA or Section 412 of the Code.
“Trade Control Laws” means any Sanctions Laws, Ex-Im Laws, or the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service.
“Transactions” means the Merger and the other transactions contemplated by this Agreement.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Applicable Laws.
(b)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
2021 Bonus Plan	7.03(c)
Acceptable Confidentiality Agreement	6.04(b)
Adverse Recommendation Change	6.04(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.04(a)
Antitrust Division	8.01(b)
Board of Directors	Recitals
Business Intellectual Property	4.15(a)
CBA	4.20(a)(vi)
Certificate of Merger	2.01(c)
Certificates	2.03(a)
Closing	2.01(b)
Closing Date	2.01(b)
Collection Costs	11.04(b)
Commitment Letters	5.08
Company	Preamble
Company Common Stock	4.05(a)
Company Option	2.05
Company Preferred Stock	4.05(a)
Company PSA	2.05
Company Recommendation	4.02(b)
Company RSA	2.05
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Stockholder Meeting	6.02
Company Subsidiary Securities	4.06(b)
Confidentiality Agreement	6.03(b)
Continuing Employee	7.03(a)
D&O Insurance	7.02(d)
Debt Commitment Letter	5.08

Term	Section
Debt Financing	5.08
e-mail	11.01
Earned Bonuses	7.03(c)
Effective Time	2.01(c)
End Date	10.01(b)(i)
Enforceability Exceptions	4.02(a)
Equity Commitment Letter	1.01(a)
Exchange Agent	2.03(a)
Exercise Period	2.05
Financing	5.08
FTC	8.01(b)
Guarantee	Recitals
Guarantor	Recitals
Incentive Stock Options	2.05
Indemnified Person	7.02(a)
Interest	11.04(b)
Intervening Event	6.04(f)(ii)
Leased Real Property	4.14(b)
Merger	2.01(a)
Merger Consideration	2.02(a)
Merger Sub	Preamble
Owned Real Property	4.14(b)
Parent	Preamble
Parent Plans	7.03(b)
Parent Related Parties	11.04(e)
Proceeding	4.13
Proxy Statement	4.09
Real Property	4.14(b)
Real Property Lease	4.14(b)
Required Amount	5.07
Solvent	5.12
Superior Proposal	6.04(f)(i)
Surviving Corporation	2.01(a)
Termination Fee	11.04(b)(i)
Uncertificated Shares	2.03(a)
Unifrax	Preamble
Section 1.02.   Other Definitional and Interpretative Provisions.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”. References to any statute, law or other Applicable Law shall be deemed to refer to such statute, law or other Applicable Law as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States currency in the manner and at the times set forth herein. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. References to documents or information “made available” or “provided” to Parent or similar terms shall mean documents or information (i) publicly available on the SEC EDGAR database prior to the date of this Agreement or (ii) uploaded prior to 12:00 PM eastern time on June 20, 2021 in the “Project Sage” dataroom hosted on Intralinks.
ARTICLE 2
The Merger
Section 2.01.   The Merger.   (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).
(b)   Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 or through the electronic exchange of the applicable documents, using PDFs or electronic signatures as soon as possible, but in any event no later than five (5) Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree (the “Closing Date”).Notwithstanding the foregoing, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article 9 (other than such conditions that by their terms or nature are to be satisfied at the Closing or on the Closing Date, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), then the Closing shall occur instead on the date following the satisfaction or waiver of such conditions that is the earlier to occur of  (a) any Business Day as may be specified by Parent on no less than two Business Days’ prior notice to the Company and (b) one Business Day following the final day of the Marketing Period.
(c)   Subject to the provisions of this Agreement, at the Closing, the Company and Merger Sub shall file a certificate of merger (the “Certificate of Merger”) with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the Certificate of Merger).
(d)   From and after the Effective Time, the Surviving Corporation shall possess all of the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under Delaware Law.
Section 2.02.   Conversion of Shares.   (a) Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $62.10 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03, without interest.
(b)   Each share of Company Common Stock held by the Company as treasury stock or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.
(c)   Each share of Company Common Stock held by any Subsidiary of either the Company or Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and shall thereafter be converted into such number of common shares of the Surviving Corporation such that each such Person owns the same percentage of the outstanding shares of capital stock in the Surviving Corporation immediately following the Effective Time as such Person owned in the Company immediately prior to the Effective Time.
(d)   Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.03.   Surrender and Payment.   (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Common Stock (the “Certificates”) or (ii) uncertificated shares of Company Common Stock (the “Uncertificated Shares”). The Exchange Agent agreement pursuant to which Parent shall appoint the Exchange Agent shall be in form and substance reasonably acceptable to the Company and Parent. As promptly as practicable after the Effective Time, Parent shall make available to the Exchange Agent the aggregate Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. As promptly as practicable after the Effective Time (but no later than two Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall be in a form reasonably acceptable to the Company and finalized prior to the Effective Time and which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.
(b)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal in customary form reasonably acceptable to Parent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each share of Company Common Stock represented by a Certificate or for each Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.
(c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d)   After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(e)   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares of Company Common Stock without any interest thereon.
Section 2.04.   Dissenting Shares.   Notwithstanding Section 2.02, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent or as required by Applicable Law, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
Section 2.05.   Treatment of Equity Awards.   (a) At the Effective Time, each award of, or with respect to, Company Common Stock that is subject to vesting or other forfeiture conditions (including any restricted stock unit awards but other than a Company Option) (each, a “Company RSA”) that is outstanding and unvested under a Company Stock Plan as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company RSA, become fully vested and shall be automatically canceled and converted into the right of the holder thereof to receive a cash payment, without interest, in an amount equal to the product of  (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Common Stock underlying such Company RSA (and then adding, if applicable, the value of any dividends accrued with respect to such Company RSA as of the Effective Time). With respect to each Company RSA for which the number of shares of Company Common Stock deliverable under such award is determined based on the satisfaction of performance conditions (each, a “Company PSA”), such performance conditions shall be deemed to have been earned at the greater of  (A) the target amount under the terms of the award agreement relating to such award and (B) the amount reasonably projected to be earned under the terms of the award agreement based on performance achievement through the Effective Time.
(b)   At the Effective Time, each option to purchase Company Common Stock granted under any Company Stock Plan, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time (each, a “Company Option”) shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company Option, become fully vested and shall be automatically canceled and converted into the right of the holder thereof to receive a cash payment, without interest, in an amount equal to the product of  (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such Company Option, multiplied by (ii) the number of shares of Company Common Stock issuable in respect of such fully vested Company Option as of immediately prior to the Effective Time. For the avoidance of doubt, each Company Option that has a per share exercise price that is equal to or greater than the Merger Consideration shall automatically be forfeited and canceled without consideration, effective as of the Effective Time.
(c)   With respect to Company Options that were intended to qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Code and Treasury Regulations thereunder, at least ten (10) Business Days prior to the Closing, the Company shall without any action on the part of the holder of such Incentive Stock Option, fully vest such Incentive Stock Options and each holder of Incentive Stock Options shall be provided with written notice that such holder shall, during the period beginning on the date of such notice and ending on the business day immediately preceding the Closing Date (the “Exercise Period”), have the right to exercise such Incentive Stock Option by providing the Company with a notice of exercise and a cash amount equal to the applicable exercise price. In the event that a holder of an Incentive Stock Option elects to exercise his or her Incentive Stock Option (or any portion thereof) pursuant to this Section 2.05(c), such Incentive Stock Option (or any portion thereof) shall be deemed to be exercised as of prior to the Closing with such holder receiving in exchange a number of shares of Company Common Stock equal to the number of shares of Company Common Stock underlying the portion of such Incentive Stock Option that such holder elected to exercise immediately prior to the Closing and such shares of Company Common Stock will be treated in accordance with Section 2.02(a). Each Incentive Stock Option (or portion thereof) that is not exercised during the Exercise Period and remains outstanding immediately prior to the Effective Time shall be treated in accordance with Section 2.05(b).

(d)   All payments under Section 2.05(a) and Section 2.05(b) in respect of Company RSAs and Company Options, respectively, shall be made at or as soon as practicable after the Effective Time, in accordance with the Company’s or the Surviving Corporation’s ordinary payroll practices, and shall be subject to any required withholding Taxes.
(e)   The Company shall, prior to the Effective Time, take or cause to be taken all actions necessary to effectuate the provisions of this Section 2.05 and to terminate the Company Stock Plans, effective as of the Effective Time, such that, following the Effective Time there shall be no outstanding Company RSAs, Company PSAs or Company Options (whether vested or unvested).
Section 2.06.   Adjustments.   If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from the vesting of any Company RSAs or Company PSAs or exercise of Company Options, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.
Section 2.07.    Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article 2.
Section 2.08.   Withholding.   Notwithstanding anything to the contrary contained in this Agreement, each of the Exchange Agent, Parent, the Surviving Corporation, the Merger Sub, and any other applicable payor shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax law. To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
Section 2.09.   No Dividends.   No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Date will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
Section 2.10.   Necessary Further Actions.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.
ARTICLE 3
The Surviving Corporation
Section 3.01.   Certificate of Incorporation.   Subject to Section 7.02(b), the certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.01 shall affect in any way the indemnifications obligations provided for in Section 7.02.
Section 3.02.   Bylaws.   Subject to Section 7.02(b), the bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.02 shall affect in any way the indemnifications obligations provided for in Section 7.02.
Section 3.03.   Directors and Officers.   From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4
Representations and Warranties of the Company
Except as disclosed in any Company SEC Document filed before the date of this Agreement (including the exhibits and schedules thereto) or, subject to Section 11.05, as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that:
Section 4.01.   Corporate Existence and Power.   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate powers required to carry on its business as now conducted, and authority necessary to enable the Company to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted, except for any failure to have such power or authority as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification or licensing is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the charter, bylaws or equivalent documents of the Company.
Section 4.02.   Corporate Authorization.   (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the Company Stockholder Approval in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The Company Stockholder Approval is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Applicable Laws of general applicability relating to or affecting creditor’s rights, or by principles governing the availability of equitable remedies, whether considered in suit, action or proceeding at law or in equity (collectively, the “Enforceability Exceptions”)).
(b)   At a meeting duly called and held, the Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders and (iv) resolved, subject to Section 6.04(b), to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the “Company Recommendation”).
Section 4.03.   Governmental Authorization.   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing by the Company with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws or Foreign Investment Laws in the jurisdictions identified in Section 4.03(a) of the Company Disclosure Schedule, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, including the filing with the SEC of the Proxy Statement, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (d) compliance with the rules and regulations of NYSE and (e) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.04.   Non-Contravention.   The execution, delivery and performance by the Company of this Agreement and, assuming compliance with the matters referred to in Section 4.03 and receipt of the Company Stockholder Approval, the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or equivalent document) of the Company or any of its Subsidiaries, (b) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) require any consent or other action by any Person under, constitute a default under (or an event that with notice or lapse of time or both would become a default), or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, note, bond, mortgage, contract, license, or other instrument binding upon the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any properties or assets (including intangible assets) of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.05.   Capitalization.   (a) The authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $0.01 per share (“Company Common Stock”) and 500,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of June 18, 2021, there were outstanding (i) 25,751,224 shares of Company Common Stock, (ii) no shares of Company Preferred Stock, (iii) Company RSAs relating to an aggregate of 258,375 shares of Company Common Stock, (iv) Company PSAs relating to an aggregate of 197,671 and 328,520 shares of Company Common Stock (assuming target and maximum achievement, respectively, of any applicable performance goals), and (v) Company Options to purchase an aggregate of 453,081 shares of Company Common Stock (of which Company Options to purchase an aggregate of 172,366 shares of Company Common Stock were exercisable). All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Options will be, when issued, duly authorized and validly issued and fully paid and non-assessable. As of June 18, 2021, other than the items listed in (i)  – (v) of the second sentence of this Section 4.05(a), there are no issued and outstanding Company Securities.
(b)   As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of Company Common Stock may vote.
(c)   Except as set forth in this Section 4.05, and for changes since March 31, 2021 resulting from the vesting of any Company RSAs or Company PSAs or the exercise of Company Options, as of the date hereof there are no issued, reserved for issuance, existing or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company or its Subsidiaries convertible or exchangeable into or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in the Company, (iv) stock options, restricted shares, stock appreciation rights, “phantom” stock, performance units or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”), or (v) contractual obligations or commitments of any character relating to any Company Securities, including any agreements restricting transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any Company Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.
(d)   Except as set forth on Section 4.05(d) of the Company Disclosure Schedule, there are no voting trusts, proxies or any other contracts or understandings with respect to the voting of the Company Common Stock or the Company Preferred Stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Company Common Stock or Company Preferred Stock of the Company. There are no declared or accrued but unpaid dividends or distributions with respect to any Company Common Stock or Company Preferred Stock of the Company.
(e)   None of the Company Securities are owned by any Subsidiary of the Company.
Section 4.06.   Subsidiaries.   (a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and has all organizational powers required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing or any failure to have such powers as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. A complete and accurate list of all of the Subsidiaries of the Company and their respective jurisdictions of incorporation is set forth in Section 4.06(a) of the Company Disclosure Schedule.

(b)   All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly. As of the date hereof, there are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) stock options, restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.
Section 4.07.   SEC Filings; Internal Control.   (a) The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2019 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).
(b)   As of its filing date, each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.
(c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, as of the date of such amended or superseded filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(d)   Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e)   The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in material compliance with Rule 13a-15 under the 1934 Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Board of Directors (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.
Section 4.08.   Financial Statements.   The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (the “Financial Statements”) included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements, in each case, none of which could reasonably be expected to be material, individually or in the aggregate).
Section 4.09.   Disclosure Documents.   The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Proxy Statement”) will, when definitively filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or any of their respective Representatives specifically for use or incorporation by reference therein.
Section 4.10.   Absence of Certain Changes.   Since the Company Balance Sheet Date through the date of this Agreement (a) there has not been any Company Material Adverse Effect, and (b) except as set forth on Section 4.10 of the Company Disclosure Schedule or except with respect to actions taken or not taken as reasonably required in connection with COVID-19 Measures, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects, and (c) without limiting the generality of the foregoing, the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of, or require the consent of, Parent under Section 6.01.
Section 4.11.   No Undisclosed Liabilities.   There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities or obligations disclosed and provided for on the face of the Company Balance Sheet or in the notes thereto; (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date; (c) liabilities or obligations incurred in connection with the transactions contemplated hereby; (d) liabilities or obligations set forth on Section 4.11 of the Company Disclosure Schedule; and (e) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.12.   Compliance with Laws; Permits.
(a)   The Company and each of its Subsidiaries is, and for the past three (3) years has been, in compliance with, and to the Knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries, is currently, or has been in the last three (3) years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, or (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country.
(c)   Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries, has, in the last three (3) years made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Government Official or other Person in material violation of any applicable Anti-Corruption Laws.
(d)   During the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries has, in connection with or relating to the business of the Company or any of its Subsidiaries, received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential material violation or wrongdoing related to Trade Control Laws or Anti-Corruption Laws.
Section 4.13.   Litigation.   There is, and for the past three (3) years has been, no action, claim, suit, charge, audit, complaint, investigation or proceeding (each a “Proceeding”) pending against, or, to the Knowledge of the Company, threatened by or against, or affecting the Company or any of its Subsidiaries before (or, in the case of threatened actions, suits or proceedings, that would be before) or by any Governmental Authority, or any order, injunction, judgment, decree, writ, or ruling of any Governmental Authority outstanding against the Company or any of its Subsidiaries, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.14.   Properties.   (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets necessary to operate its business, free and clear of all Liens other than Permitted Liens.

(b)   As of the date hereof, Section 4.14(b) of the Company Disclosure Schedule sets forth a true and complete list of  (i) all real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”), and (ii) all real property leased by or for the benefit of the Company or any of its Subsidiaries for which the Company or its Subsidiaries made gross rental payments to the lessor of at least $2,000,000 in the Company’s 2020 fiscal year (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”). Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Real Property represents all of the real property used or intended to be used in, or otherwise held by the business. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has delivered or made available to Parent true and complete copies of all leases, subleases or licenses, and all material amendments and modifications thereof, with respect to the Leased Real Property (each, a “Real Property Lease”).
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has good and marketable indefeasible fee simple title to the Owned Real Property, free and clear of all Liens other than Permitted Liens.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Real Property Lease is valid, binding, enforceable and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a material default under the provisions of such Real Property Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Real Property Lease.
(e)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not received any written notice that all or any portion of Real Property is subject to any governmental order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Authority with or without payment of compensation therefor and, to the Knowledge of the Company, no such order is threatened.
(f)   Except for any Permitted Liens and as set forth in Section 4.14(f) of the Company Disclosure Schedule and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Company’s Knowledge (i) there are no contractual or legal restrictions that prevent the Company or any of its Subsidiaries from using any Real Property for its current use and (ii) all structures and other buildings on the Real Property are in good operating condition sufficient for the operation of the Company’s business and none of such structures or buildings is in need of maintenance or repairs except for ordinary, routine maintenance and repairs, and except for ordinary wear and tear.
Section 4.15.   Intellectual Property.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) to the Knowledge of Company, all Company Intellectual Property is valid, subsisting and enforceable, (ii) the Company or its Subsidiaries own all right, title and interest in, or has a written license to use, all Intellectual Property that is necessary for the operation of the Business (collectively, the “Business Intellectual Property”) as of the date hereof and as of the Closing, free and clear of all Liens, other than Permitted Liens, and (iii) the Company’s and its Subsidiaries’ respective rights in the Business Intellectual Property shall not be adversely affected by the consummation of the transactions contemplated by this Agreement.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) to the Knowledge of the Company, the conduct of the Business as currently conducted by the Company and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate (and, in the past three (3) years, the Company and its Subsidiaries have not infringed, misappropriated, diluted or otherwise violated) any valid and enforceable Intellectual Property rights of any Person, and neither the Company nor any of its Subsidiaries have in the past three (3) years received any notices, requests for indemnification or threats from any Third Party related to the foregoing, (ii) there is no claim pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries have infringed, misappropriated, diluted or otherwise violated any valid and enforceable Intellectual Property rights of any Person, (iii) to the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating the Intellectual Property rights owned by the Company or its Subsidiaries and (iv) to the Knowledge of the Company, none of the Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding judgment, injunction, order or decree restricting the use thereof by the Company or its Subsidiaries, and there are no pending or threatened claims or allegations seeking to challenge the validity, enforceability or ownership of the Company or any of its Subsidiaries’ rights in any material Intellectual Property owned by the Company or its Subsidiaries.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property owned by the Company or its Subsidiaries, the value of which to the Company and its Subsidiaries is contingent upon maintaining the confidentiality thereof and the Company and its Subsidiaries have not disclosed any confidential Company Intellectual Property to any Third Party other than pursuant to a written confidentiality agreement (or equivalent professional obligations of confidentiality) pursuant to which such Third Party agrees to protect such confidential information.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries and the conduct of the Business are in compliance with, and have for the past three (3) years been in compliance with, all Data Security Requirements, (ii) to the Knowledge of the Company, in the past three (3) years, there have not been any actual or alleged incidents of data security breaches, unauthorized access or use of any of the Business Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Business Data or other notices received by the Company or any of its Subsidiaries from any Governmental Authorities relating to Data Security Requirements, and (iii) to the Knowledge of the Company, there is no virus, worm, trojan horse or similar disabling code or program in any of the Business Systems.
Section 4.16.   Taxes.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law (taking into account all extensions), and all such Tax Returns are true, correct, and complete.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has timely paid in full to the appropriate Taxing Authority all Taxes due and payable by each of them (whether or not shown on any Tax Return), except for Taxes being contested in good faith and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP, and (ii) the Company and each of its Subsidiaries has timely withheld and remitted to the appropriate Taxing Authority all Taxes required to be so withheld and remitted with respect to any amounts paid or owing to any employee, creditor, independent contractor or other third party under Applicable Law and has and have complied in all material respects with Applicable Laws relating to the payment, collection, reporting, withholding, and collection of Taxes or remittance thereof.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no claim, audit, action, suit, proceeding, examination or investigation now pending or otherwise in process, to the Company’s Knowledge, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax Return. Except as would not have a Company Material Adverse Effect,no Taxing Authority has asserted by written notice to the Company or its Subsidiaries any deficiency, assessment, adjustment, proposed adjustment, or claim for any Taxes that has not been paid or otherwise resolved in full.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no Liens for Taxes upon the assets of the Company and its Subsidiaries except for Permitted Liens.
(e)   The Company and its Subsidiaries have not been granted any currently-effective waiver of any statute of limitations with respect to, or any extension of period for the assessment or collection of, any income or other material Tax (other than any routine extension granted in the ordinary course of business), nor is any request from any Taxing Authority for any such waiver or extension currently outstanding.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no claim has been made in writing by any Taxing Authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax by or is or may be required to file (or be included in) a Tax Return in that jurisdiction. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company has, nor has ever had, a permanent establishment (as defined in any applicable Tax treaty or convention between the United States and such country) or other taxable presence in any country other than its country of incorporation.
(g)   Neither the Company nor any Subsidiary of the Company is or with respect to any period for which the statute of limitations remains open has ever been a party to any “listed transaction” as defined in Code Section 6707A(c)(2) and Treasury Regulation Section 1.6011-4(b) (or any corresponding or similar provision of U.S. state or local or non-U.S. Applicable Law).
(h)   Within the past two (2) years, neither the Company nor any Subsidiary of the Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 (or so much of Code Section 356 as relates to Code Section 355).
(i)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) or other combined, consolidated, unitary, or other similar group for Tax purposes (other than a group the common parent of which was the Company or a Subsidiary of the Company), (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by contract (other than (x) contracts solely among the Company and its Subsidiaries and (y) customary commercial contracts entered into in the ordinary course of business, the principal purpose of which is not related to Taxes), by operation of Applicable Law, or otherwise, or (iii) is a party to or bound by, nor does it have any obligation under, any Tax allocation, Tax sharing, Tax indemnity, Tax gross-up, or other similar contract or arrangement with any Person (other than pursuant to (x) contracts solely among the Company and its Subsidiaries and (y) the customary provisions of a commercial contract entered into in the ordinary course of business, the primary purpose of which is not related to Taxes, including but not limited to leases, licenses or credit agreements).
(j)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company (including the Surviving Corporation) nor any Subsidiary of the Company will be required to include or accelerate any item of income in, or exclude or defer any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) installment sale, open transaction, or other disposition made on or prior to the Closing, (ii) adjustment under Section 481(a) of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Applicable Law) or change in method of accounting required or initiated on or before the Closing, (ii) use of an improper method of accounting prior to the Closing, (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Applicable Law) executed prior to the Closing, or (iv) prepaid amount, advanced amount, or deferred revenue received or accrued on or prior to the Closing.
(k)   The Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.
Section 4.17.    Employee Benefit Plans.   (a) Section 4.17(a) of the Company Disclosure Schedule contains a correct and complete list of each material Company Plan. Copies of such plans and all material amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report on Form 5500, if any.
(b)   No Title IV Plan is in “at-risk status” (within the meaning of Section 303(i)(4) of ERISA), and none of the following events has occurred in connection with any Title IV Plan for which any liability or obligation remains outstanding: (i) a “reportable event,” within the meaning of Section 4043 of ERISA, other than any such event for which the 30-day notice period has been waived by the Pension Benefit Guaranty Corporation, or (ii) any event described in Section 4062 or 4063 of ERISA, except for such events that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Except as set forth in Section 4.17(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any liability in the last six (6) years (including on account of an ERISA Affiliate) on account of a “complete withdrawal” or a “partial withdrawal” (within the meaning of Sections 4203 and 4205 of

ERISA, respectively) from any “multiemployer plan” as defined in Section 3(37) of ERISA for which a material liability or obligation remains outstanding, nor does the Company or any of its Subsidiaries reasonably expect to be assessed any additional material liability on account of such withdrawal (including redetermination liability or reallocation liability as described in 29 C.F.R. § 4219.16).
(d)   Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter, or has pending or has time remaining in which to file, an application for such determination or opinion from the Internal Revenue Service, and, to the Company’s Knowledge, no event has occurred or condition exits which could reasonably be expected to adversely affect such qualified status.
(e)   Each Company Plan has been established, funded, maintained and administered in compliance with its terms and Applicable Law, including ERISA and the Code, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred, nor could reasonably expect to incur, any penalty or Tax (whether or not assessed) under Section 4980B, 4980D, 4980H 6721 or 6722 of the Code, except for any such penalties or Taxes that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) would reasonably be expected to (i) entitle any current or former Company Service Provider to any material payment or material benefit, (ii) accelerate the time of payment, vesting or funding of any material compensation or material benefits, or materially increase the amount payable, other than the accelerated vesting of Company RSAs, Company PSAs and Company Options in accordance with Section 2.04 or (iii) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise Tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.
(g)   Except as set forth on Section 4.17(g) of the Company Disclosure Schedule, no Company Plan is, and neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation (including on account of an ERISA Affiliate) under or with respect to: (i) a Multiemployer Plan; (ii) Title IV Plan; (iii) a multiple employer plan (as described in Section 413(c) of the Code); or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). Except as set forth on Section 4.17(g)(ii) of the Company Disclosure Schedule, no Company Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, any post-retirement medical, dental or life insurance benefits to any current or former Company Service Provider (other than coverage mandated by Applicable Law, including the Consolidated Omnibus Budget Reconciliation Act of 1985) that would reasonably be expected to result in material liability to the Company.
(h)   No action, suit, investigation, audit, proceeding or claim (other than routine claims for benefits) is pending, or, to the Company’s Knowledge, is threatened against or with respect to, any Company Plan, including before any Governmental Authority, that, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(i)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) if an International Benefit Plan is intended to qualify for special tax treatment, it meets all the requirements for such treatment and (ii) each International Benefit Plan required to be registered has been registered and has been maintained in good standing (to the extent required) with applicable regulatory authorities. Except as set forth on Section 4.17(i) of the Company Disclosure Schedule, (A) no International Benefit Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), and (B) no International Benefit Plan has any material unfunded liabilities that are not reflected or reserved against on the Company Balance Sheet, nor are such unfunded liabilities reasonably expected to arise in connection with the transaction contemplated by this Agreement.
(j)   Each Company Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Sections 409A and 457A of the Code and applicable guidance thereunder.
(k)   The Company does not have any obligation to “gross-up” or otherwise indemnify any individual for any excise tax or penalty imposed on such individual, including under Sections 4999 or 409A of the Code.

Section 4.18.   Employee and Labor Matters.
(a)   Except as set forth on Section 4.18(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by, or is currently negotiating in connection with entering into, any CBA, and no employees of the Company or its Subsidiaries are represented by a labor union, works council or other labor organization. To the Company’s Knowledge, as of the date hereof there is, and for the past three (3) years there has been, no labor union organizing activity being conducted with respect to any employees of the Company or any of its Subsidiaries. In the past three (3) years, there has been no actual or, to the Company’s Knowledge, threatened unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, handbilling or other material labor disputes against or affecting the Company or its Subsidiaries except as would not reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect. In the past three (3) years, no labor union, works council, other labor organization, or group of employees of the Company or its Subsidiaries has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have no notice or consultation obligations to any labor union, labor organization or works council in connection with the execution of this Agreement or consummation of the transactions contemplated by this Agreement.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect the Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with all Applicable Laws relating to labor, employment and employment practices, including all Applicable Laws relating to terms and conditions of employment, labor relations, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), overtime, worker classification, discrimination, harassment, retaliation, work authorization and immigration, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including with respect to the WARN Act), COVID-19, affirmative action, unemployment insurance, safety and health, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes. The Company and its Subsidiaries have no material liability for any unpaid wages, salaries, wage premiums, commissions, bonuses, fees, or other compensation to their current or former directors, officers, employees and independent contractors under Applicable Law, Contract or Company policy.
(c)   Neither the Company nor any of its Subsidiaries reasonably expect any material liabilities with respect to any allegations relating to sexual harassment, or other discrimination or retaliation allegations and is not aware of any such allegations relating to officers, directors or employees of the Company or its Subsidiaries, that, if known to the public, would bring the Company or its Subsidiaries into material disrepute.
(d)   To the Company’s Knowledge, no current or former employee or independent contractor of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company or its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or its Subsidiaries.
(e)   The Company and its Subsidiaries do not otherwise have any ongoing material employment-related liability with respect to COVID-19.
Section 4.19.   Environmental Matters.   Except as would not be material to the Company and its Subsidiaries taken as a whole, and except as set forth on Section 4.19 of the Company Disclosure Schedule:
(a)   in the last three (3) years (or earlier to the extent unresolved),no written notice, demand, request for information, citation, summons, order, complaint, or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Company’s Knowledge, threatened in writing, against the Company (or, to the Company’s Knowledge, a predecessor thereof) or any Subsidiary, in each case which relate to or arise out of any liability under, or violation by the Company or any of its Subsidiaries of, any Environmental Laws;
(b)   the Company and each of its Subsidiaries have obtained and maintained all permits, licenses, authorizations, certifications, and registrations required under Environmental Laws and necessary for their operations or the occupancy of their Owned Real Property or Leased Real Property to comply with all Environmental Laws and are, and for the past three (3) years have been, in compliance with such permits;

(c)   the operations of the Company and each of its Subsidiaries are, and for the past three (3) years have been, in compliance with all the terms of applicable Environmental Laws; and
(d)   neither the Company nor its Subsidiaries (nor any Person whose liability the Company or its Subsidiaries have assumed, undertaken, or provided an indemnity with respect to), have generated, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, sold or released, exposed any Person to, or owned or operated any property contaminated by, any Hazardous Substances, in each case so as to give rise to any liabilities pursuant to Environmental Laws.
Section 4.20.   Material Contracts.   (a) Section 4.20(a) of the Company Disclosure Schedule contains an accurate and complete list of each contract described below (the “Material Contracts”) in this Section 4.20(a) under which the Company or any of its Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise), in each case as of the date hereof:
(i)   any partnership, joint venture, strategic alliance, collaboration, co-promotion or research and development project contract that is material to the Company and its Subsidiaries, taken as a whole;
(ii)   each contract relating to outstanding indebtedness of the Company or any of its Subsidiaries for borrowed money or any financial guaranty thereof in an amount in excess of  $1,000,000, other than (A) contracts among the Company and its wholly owned Subsidiaries and (B) financial guarantees entered into in the ordinary course of business;
(iii)   any contract (excluding licenses for commercial off-the-shelf computer software and non-exclusive licenses granted in the ordinary course of business) to which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries (A) is granted any material license or right to use, or covenant not to sue with respect to, any Intellectual Property of a Third Party or (B) has granted to a Third Party any license or right to use, or covenant not to sue with respect to, any Intellectual Property and, in the case of both (A) and (B), which contract is material to the Company and its Subsidiaries, taken as a whole;
(iv)   any agreement for the purchase, sale or lease of supplies, goods or products or for the furnishing or receipt of services, in each case, which provides for payments to or by the Company and its Subsidiaries that exceed $2,500,000 annually or $5,000,000 in the aggregate;
(v)   any stockholders, investors rights or registration rights agreement;
(vi)   any collective bargaining agreement or other contract with any labor union, labor organization, or works council (each a “CBA”);
(vii)   any contract that is a settlement, conciliation or similar agreement with any Governmental Authority or Person or pursuant to which the Company or a Subsidiary will have any material outstanding obligation after the date of this Agreement;
(viii)   any other agreement which provides for payments to or by the Company and its Subsidiaries that exceed $2,500,000 individually or $15,000,000 in the aggregate;
(ix)   any contract (i) prohibiting, or purporting to directly limit or restrict the Company’s (or, following the Closing, any of the Company’s Affiliates’) or any of its Subsidiaries’ ability to compete or to conduct its businesses in any geographical area or the type or line of business in which the Company or any of its Subsidiaries is engaged, (ii) providing “most favored nation” or similar provisions where the pricing, discounts or benefits to any customer or other business relation of the Company or any of its Subsidiaries changes based on the pricing, discounts or benefits offered to other customers or business relations, (iii) granting a right of first refusal or right of first offer or similar right for any line of business or assets of the Company or any of its Subsidiaries or (iv) establishing an exclusive sale or purchase or similar obligation with respect to any obligation or geographical area, in each case (i) through (iv), that would be material to the Company and its Subsidiaries taken as a whole;
(x)   any contract (i) granting a material royalty, dividend or similar arrangement based on the revenues or profits of the Company or (ii) with respect to any material partnership, manufacturer, development, joint venture or similar relationship or arrangement that involves a sharing of revenues, profits, losses, costs or liabilities relating to the Company or any of its Subsidiaries;

(xi)   any material Government Contract;
(xii)   any contract related to any completed, pending or future (i) disposition, divestiture or acquisition (whether by merger, sale of stock, sale of assets or otherwise) of any business, equity Interests or material portion of assets or properties by the Company or any of its Subsidiaries (other than sales or acquisitions of inventory, supplies, equipment or materials) or (ii) consolidation, recapitalization, reorganization or other business combination with respect to the Company or any of its Subsidiaries; and
(xiii)   any other contract, arrangement, commitment or understanding that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).
(b)   Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof  (i) each contract set forth in Section 4.20(a) of the Company Disclosure Schedule is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to any such contract, is in violation of any provision thereof.
Section 4.21.   Insurance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with Applicable Law, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy and (d) no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.
Section 4.22.   Finders’ Fees.   Except for BofA Securities, Inc., there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any brokerage fee, finder’s fee, commission or other similar fee from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Company has made available to Parent a true and complete copy of the BofA Securities, Inc. engagement letter and any other agreement providing for such fees.
Section 4.23.   Opinion of Financial Advisor.   The Board of Directors has received the opinion of BofA Securities, Inc., financial advisor to the Company, to the effect that, as of the date of such opinion, and based on and subject to the qualifications, assumptions, limitations and other matters set forth therein, the Merger Consideration is fair, from a financial point of view, to holders of Company Common Stock (other than, as applicable, Parent, Unifrax, Merger Sub, their respective affiliates, including Clearlake Capital Group, L.P. and its affiliates, and any subsidiary of the Company).
Section 4.24.   Antitakeover Statutes.   The Company has taken all action necessary to render inapplicable to this Agreement, the Merger or any of the transaction contemplated by this Agreement, the restrictions on “business combinations” (as defined in Section 203 of Delaware Law) as set forth in Section 203 of Delaware Law. Other than Section 203 of Delaware, no “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation under the laws of the State of Delaware or other Applicable Law (each, a “Takeover Statute”) is applicable to the Company, the Merger or any of the transactions contemplated by this Agreement.
Section 4.25.   No Other Representations and Warranties.   Except for the representations and warranties contained in this Article 4, none of the Company or any of its Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives or any other Person has made, or is making, any representation or warranty whatsoever to Parent or any of its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Parent or any of its Affiliates or Representatives.
ARTICLE 5
Representations and Warranties of Parent
Each of Parent and Merger Sub represent and warrant to the Company that:
Section 5.01.   Corporate Existence and Power.   Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted, except for any failures to be so incorporated, existing and in good standing and any failure to have such powers as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub was incorporated solely for the purpose of consummating the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Sub have been validly issued, are fully paid and non-assessable and are owned by, and at the Effective Time will be owned by, Parent, free and clear of all Liens.
Section 5.02.   Corporate Authorization.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of each of Parent and Merger Sub and have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub and no vote of the stockholders of Parent is necessary to authorize the execution, delivery or performance of this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each in accordance with its terms (except insofar as such enforceability may be limited by the Enforceability Exceptions). Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.03.   Governmental Authorization.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing by Parent or Merger Sub with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws or Foreign Investment Laws in the jurisdictions identified in Section 4.03(a) of the Company Disclosure Schedule, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, and (d) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.04.   Non-Contravention.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.05.   Disclosure Documents.   The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives or advisors specifically for use or incorporation by reference therein.
Section 5.06.   Litigation.   As of the date hereof, there is no action, suit or proceeding pending against or, to the Knowledge of Parent, threatened in writing against, Parent or any of its Subsidiaries before (or, in the case of threatened actions, suits or proceedings, that would be before) or by any Governmental Authority, or any order, injunction, judgment, decree or ruling of any Governmental Authority outstanding against Parent or any of its Subsidiaries, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.07.   Guarantee.   Concurrently with the execution of this Agreement, Parent has delivered to the Company the Guarantee, dated as of the date hereof. The Guarantee is in full force and effect and is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, and no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default on the part of the Guarantor under the Guarantee.
Section 5.08.    Financing.   As of the date hereof, Parent has delivered to the Company a true and complete copy of the executed (a) Equity Commitment Letter in respect of the Equity Commitment and (b) debt commitment letter (including all exhibits and schedules thereto) and Redacted Fee Letter (as each of the foregoing may be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived from time to time after the date hereof in compliance with Section 7.05, collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”), among Parent and the Debt Financing Sources party thereto, pursuant to which Debt Financing Sources have agreed and committed to provide, subject only to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing” and together with the Equity Financing, the “Financing”), in each case, for purposes of financing the transactions contemplated by this Agreement, the related fees and expenses to be incurred by Parent in connection therewith and for the other purposes set forth in such Commitment Letters. As of the date of this Agreement, (x) the Commitment Letters have not been amended, restated, modified or otherwise waived, and none of the commitments contained in such letter have been withdrawn, terminated, modified or rescinded in any respect; provided that the existence or exercise of any “market flex” provisions contained in the Debt Commitment Letter shall not be deemed to constitute a modification or amendment of the Debt Commitment Letter and (y) except as permitted by Section 7.05, no such amendment, restatement, modification, termination, withdrawal or rescission is contemplated by Parent, and to the knowledge of Parent, any other Person, under the Debt Commitment Letter. Parent has fully paid or caused to be paid any and all commitment fees or other fees and expenses required to be paid by it in connection with the Debt Commitment Letter that are payable on or prior to the date hereof, and will pay, after the date hereof, all such fees and expenses as they become due. Assuming the Financing is funded in accordance with the Commitment Letters on the Closing Date, the net proceeds contemplated by the Debt Commitment Letter (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex) provided thereunder), together with the amount of the Equity Financing and any cash, marketable securities, available lines of credit or other sources of immediately available funds, will in the aggregate be sufficient for Parent to pay the aggregate consideration payable under Article 2 (and any repayment, redemption, satisfaction, discharge or refinancing of debt contemplated by, or required in connection with the transactions described in, this Agreement or the Debt Commitment Letter (including the Refinancing Debt)) and any other amounts required by this Agreement to be paid in connection with the consummation of the transactions contemplated by this Agreement and to pay all related fees and expenses of Parent (collectively, the “Required Amount”). The Commitment Letters are (x) legal, valid and binding obligations of Parent and, to Parent’s knowledge, each of the other parties thereto, (y) enforceable in accordance with their respective terms against Parent and each of the other parties thereto, subject to the Enforceability Exceptions, and (z) in full force and effect. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of  (x) Parent or any of its Affiliates or any other Person under the Equity Commitment Letter or (y) Parent or, to the knowledge of Parent, any other Person, under the Debt Commitment Letter. As of the date of this Agreement, subject to the satisfaction of the conditions contained in Section 9.01 and Section 9.02, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Commitment Letters required to be satisfied by it, that the conditions thereof will not otherwise be satisfied on or prior to the Closing Date or that the full amount of the Financing will not be available on the Closing Date. The only conditions precedent or other contingencies related to the obligations of Debt Financing Sources and the providers of the Equity Financing to fund the full amount of the Financing are those expressly set forth in the Commitment Letters. As of the date of this Agreement, there are no side letters or other contracts or written arrangements (other than customary engagement and fee credit letters with respect to the offering of debt securities referenced in the Debt Commitment Letter to which Parent or any of its Affiliates is a party directly or indirectly related to the availability or conditionality of all or any portion of the Financing necessary to fund the Required Amount other than as expressly contained in the Commitment Letters and delivered to the Company prior to the execution and delivery of this Agreement. As of the date hereof, Parent has fully paid (or caused to be fully paid) all commitment fees or other fees and expenses which are due and payable on or prior to the date hereof pursuant to the terms of the Debt Commitment Letter and will pay, after the date hereof, all such fees as they come due. Each of Parent and Merger Sub acknowledges and agrees that the availability of the Financing shall not be a condition to the obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby and thereby.

Section 5.09.   Finders’ Fees.   Except for Morgan Stanley & Co., whose fees will be paid by Parent, there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Sub who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.
Section 5.10.   Knowledge of Parent.   As of the date hereof, Parent has no Knowledge of any facts or circumstances which would cause the representations and warranties of the Company as set forth in Article 4 to fail to be true and correct in all material respects, or which would otherwise reasonably be expected to impede or delay the consummation of the transactions contemplated hereby.
Section 5.11.   Ownership of Common Stock.   None of Parent or its Subsidiaries or Affiliates (a) beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Company Securities or Company Subsidiary Securities or (b) has any rights to acquire, directly or indirectly, any Company Securities or Company Subsidiary Securities except pursuant to this Agreement.
Section 5.12.   Solvency.   Assuming (a) the satisfaction of the conditions to Parent’s obligation to consummate the Merger, (b) the accuracy of the representations and warranties set forth in Article 5 of this Agreement and (c) after giving effect to the transactions contemplated by this Agreement, including any alternative financing, the payment of the aggregate Merger Consideration and the payment of all related fees and expenses, the Surviving Corporation on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, “Solvent” when used with respect to any Person means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.
Section 5.13.   Acknowledgment of No Other Representations and Warranties.   Except for the representations and warranties set forth in Article 4, each of Parent and Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Merger Sub, or any of their respective Representatives or Affiliates, and each of Parent and Merger Sub hereby disclaims reliance on any such other representation or warranty (including as to the accuracy or completeness of any information provided by the Company to Parent or Merger Sub), whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Each of Parent and Merger Sub also acknowledges and agrees that the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates.
ARTICLE 6
Covenants of the Company
The Company agrees that:
Section 6.01.   Conduct of the Company.   Except (v) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (w) as expressly required or contemplated by this Agreement, (x) as set forth in Section 6.01 of the Company Disclosure Schedule, or (y) as required by Applicable Law, the Company (a) shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice, except in connection with any action taken, or omitted to be taken, in order to comply with any COVID-19 Measures or such action which is otherwise taken, or omitted to be taken, as a necessary response to COVID-19, as determined by the Company in its reasonable discretion (provided that in the case of this clause (a), no action with respect to the matters addressed by any subclause of the following clause (b) shall constitute a breach of clause (a) unless any such action would constitute a breach of such subclause of the following clause (b)) and (b) shall not, and shall not permit any of its Subsidiaries to:
(i)   amend its certificate of incorporation, bylaws or other similar organizational documents, other than in immaterial respects and except as may be required by the rules and regulations of the SEC or NYSE;
(ii)   (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its wholly owned Subsidiaries or (C) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities, except as required by the terms of any Company Plan in effect on the date hereof;
(iii)   (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of  (1) any shares of Company Common Stock upon the exercise of Company Options or the vesting of Company RSAs or Company PSAs that are outstanding on the date of this Agreement in accordance with their terms or (2) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company or (B) amend any term of any Company Security or any Company Subsidiary Security, except as required by the terms of any Company Stock Plan in effect on the date hereof;
(iv)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, other than (A) pursuant to any Material Contract set forth on Section 4.20 of the Company Disclosure Schedule or (B) the acquisition of inventory, supplies, or materials in the ordinary course of business;
(v)   sell, lease, license or otherwise transfer any of its material assets (including any Company Intellectual Property), securities, properties, interests or businesses, other than (A) pursuant to any Material Contract set forth on Section 4.20 of the Company Disclosure Schedule, (B) sales of inventory for fair consideration in the ordinary course of business and (C) non-exclusive licenses of Company Intellectual Property granted in the ordinary course of business consistent with past practice;
(vi)   other than in connection with actions permitted by Section 6.01(b)(iii), make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) advances of business expenses to employees in the ordinary course of business, (B) accounts receivable from customers in the ordinary course of business and (C) loans or advances among the Company and any of its wholly owned Subsidiaries and capital contributions to or investments in its wholly owned Subsidiaries);
(vii)   establish, adopt or amend (except as required by Applicable Law) any collective bargaining agreement;
(viii)   incur any indebtedness for borrowed money or guarantees thereof, other than, indebtedness incurred between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or guarantees by the Company of indebtedness of any wholly owned Subsidiary of the Company;
(ix)   amend in any material respect or waive any of its material rights under any Material Contract, or enter into any contract that would, if entered into prior to the date hereof, constitute a Material Contract;
(x)   settle any material litigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries, other than settlements that (i) do not require monetary payments by the Company or any of its Subsidiaries in excess of  $1,000,000 individually or $3,000,000 in the aggregate and (ii) do not involve injunctive relief against the Company or any of its Subsidiaries, admission of guilt or wrongdoing or other restrictions on business activities that could be expected to limit the Company or any of its Subsidiaries in the conduct of their business;
(xi)   except as required under the terms of any Company Plan set forth on Section 4.17(a) of the Company Disclosure Schedule in effect on the date hereof  (including, for the avoidance of doubt, any collective bargaining agreement), (A) increase or decrease the compensation or benefits to be paid or provided to any Key Employee, (B) grant or award any bonus or incentive compensation (excluding equity or equity-based incentive compensation) severance payments to any current or former Company Service Provider other than bonus or incentive compensation (excluding equity or equity-based incentive compensation) provided to new hires in the ordinary course of business consistent with past practice, (C) establish, adopt, enter into, terminate or materially amend any Company Plan or any benefit or compensation plan or arrangement that would be a Company Plan if in effect on the date hereof, or take any action to accelerate the vesting, funding or timing of payment of any compensation or benefits payable to or to become payable to any current or former Company Service Provider, (D) hire or terminate (without “cause”) the employment of any Key Employee, or (E) negotiate, modify, extend, or enter into any CBA or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company
(xii)   implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act;
(xiii)   waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Key Employee;
(xiv)   change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;
(xv)   (i) make, change, revoke, rescind, or otherwise modify any material Tax election, (ii) file any amended or otherwise modify any income or other material Tax Return; (iii) prepare, file, or take any position on any income or other material Tax Return inconsistent with past practice in any material respect; (iv) adopt, change, or otherwise modify any Tax accounting period or any material Tax accounting method, principles, or practices, (v) settle, consent to, or compromise (in whole or in party) any claim, liability, assessment, audit, examination, proceeding, or other litigation related to income or other material Taxes (including, without limitation, by entering into any closing or other settlement agreement with any Taxing Authority); (vi) surrender any right to claim a material Tax refund, offset, or other reduction in liability; (vii) consent to any extension or waiver of the limitation period applicable to any income or other material Tax claim or assessment (other than any routine extension granted in the ordinary course of business); (viii) participate in, initiate any discussion with respect to, or enter into any voluntary disclosure program (or similar program or agreement) with any Taxing Authority with respect to material Taxes; or (ix) fail to pay any income or other material Tax that becomes due and payable(other than any Tax being contested in good faith and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP);
(xvi)   convene any special meeting of their stockholders (or any postponement or adjournment thereof), or propose any matters for consideration and a vote of its stockholders at the Company Stockholder Meeting other than as expressly permitted or required pursuant to this Agreement
(xvii)   enter into or adopt any “poison pill” or similar stockholder rights plan;
(xviii)   make, or enter into any new commitments to make, any capital expenditures, or acquisitions of real or personal property, that deviate by more than 10% from the annual capital expenditures budget for the Company approved by the Board of Directors and provided to Parent prior to the date hereof; or
(xix)   agree or commit to do any of the foregoing, or announce an intention, enter into an agreement or otherwise make a commitment to do any of the foregoing.
Section 6.02.   Company Stockholder Meeting.   The Company shall (a) as soon as reasonably practicable following the date on which the SEC staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, duly call and give notice of, and commence mailing of the Proxy Statement to the holders of Company Common Stock as of the record date established for, a meeting of holders of the shares of Company Common Stock (the “Company Stockholder Meeting”) to consider and vote upon the adoption of this Agreement and (b) as soon as reasonably practicable following the commencement of the first mailing of the Proxy Statement, and no later than the fortieth (40th) day following the first mailing of the Proxy Statement, pursuant to the foregoing clause (a), convene and hold the Company Stockholder Meeting, provided that the Company may (and if requested by Parent (on no more than two occasions), shall) adjourn or postpone the Company Stockholder Meeting to a later date with Parent’s consent or to the extent the Company believes in good faith that such adjournment or postponement is reasonably necessary (i) to ensure that any required supplement or amendment to the Proxy

Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Company Stockholder Meeting, (ii) to allow reasonable additional time to solicit additional proxies necessary to obtain the Company Stockholder Approval, (iii) to ensure that there are sufficient shares of Company Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting or (iv) otherwise where required to comply with Applicable Law. Subject to Section 6.04, (A) the Board of Directors shall recommend that the holders of the shares of Company Common Stock adopt this Agreement, (B) the Company shall use its commercially reasonable efforts to obtain the Company Stockholder Approval and (C) the Company shall otherwise comply in all material respects with all legal requirements applicable to the Company Stockholder Meeting.
Section 6.03.   Access to Information.   (a) From the date hereof until the Effective Time, subject to Applicable Law, the Company shall (i) give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the offices, personnel, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its Representatives to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access, or to disclose any information (A) if providing such access or disclosing such information would violate any Applicable Law (including Competition Laws and privacy laws) or binding agreement entered into prior to the date of this Agreement or (B) protected by attorney-client privilege to the extent such privilege cannot be protected by the Company through exercise of its reasonable efforts; provided that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall reasonably cooperate with Parent to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate clause (A) or (B). Notwithstanding anything to the contrary, neither Parent nor its Representatives shall be provided access to any offices or properties of the Company or its Subsidiaries to conduct any Phase II environmental audits or other invasive or intrusive sampling of any building materials, indoor or outdoor air, water, soil, sediments or other environmental media.
(b)   All information exchanged pursuant to Section 6.03(a) shall be subject to the confidentiality agreement set forth on Section 6.03(b) of the Company Disclosure Schedule between the Company and Parent (the “Confidentiality Agreement”).
Section 6.04.   No Solicitation; Other Offers.
(a)   No-Shop.   Subject to the remainder of this Section 6.04, from the execution of this Agreement until the earlier of receipt of the Company Stockholder Approval and the termination of this Agreement in accordance with the terms of Article 10, the Company shall not and shall cause its Subsidiaries and each of its or their respective Representatives, officers, directors and financial advisors, and shall use reasonable best efforts to cause each of its or their respective other Representatives not to (i) solicit or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) initiate, solicit, facilitate, participate, engage with, enter into or knowingly encourage any discussions or negotiations with, furnish any nonpublic information relating to the Company or any of its Subsidiaries or grant or afford access to the business, properties, assets, personnel, books or records of the Company or any of its Subsidiaries to, or otherwise knowingly cooperate with, any Third Party, in each case relating to an Acquisition Proposal or any inquiry, proposal or request that could reasonably be expected to lead to an Acquisition Proposal, (iii) (A) fail to make, withdraw, withhold, qualify or modify in a manner adverse to Parent, or propose publicly to withdraw, withhold, qualify or modify the Company Recommendation (or recommend an Acquisition Proposal), (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, or otherwise declare advisable, any Acquisition Proposal or proposal that would reasonably be excepted to lead to an Acquisition Proposal, (C) fail to publicly recommend against any publicly disclosed Acquisition Proposal (other than a tender offer or exchange offer) within five (5) Business Days after Parent so requests in writing, (D) fail to recommend against any Acquisition Proposal structured as a tender offer or exchange offer within ten (10) Business Days after the commencement thereof or take any public position in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Company’s board of directors, or (E) fail to include the recommendation of the Company’s board of directors in favor of approval and adoption of this Agreement and the Merger in the Proxy Statement (any action described in this clause (iii), an “Adverse Recommendation Change”), (iv) grant any waiver or amendment or release under any standstill or confidentiality agreement; provided that the foregoing clause (iv) shall not prohibit the Company or any of its Subsidiaries from amending, modifying or granting any waiver or release of any standstill provision contained in a standstill, confidentiality or similar agreement of the Company or any of its Subsidiaries, in each case solely to the extent the Board of Directors determines, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, (vi) allow, authorize or cause the Company or any of its Subsidiaries to enter into any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement or other Contract providing for or relating to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, agreement or Contract, an “Alternative Acquisition Agreement”) or announce the intention to do so or (vii) resolve, propose or agree to do any of the foregoing.
(b)   Exceptions.   Notwithstanding anything contained in this Agreement to the contrary but subject to compliance with the rest of this Section 6.04, at any time prior to receipt of the Company Stockholder Approval, in the event the Company receives an unsolicited Acquisition Proposal which did not result from a breach of this Section 6.04:
(i)   if the Board of Directors determines, after consultation with its outside legal counsel and financial advisors, that (1) a bona fide unsolicited Acquisition Proposal that was received from a Third Party and did not result from a breach of Section 6.04 constitutes, or would reasonably be expected to lead to, a Superior Proposal and (2) failure to engage in negotiations or discussions with such Third Party with respect thereto would be reasonably likely to be inconsistent with its fiduciary duties then the Company, directly or indirectly through its Subsidiaries or Representatives, may (A) engage in negotiations or discussions with such Third Party and its Representatives, and (B) furnish to such Third Party or its Representatives nonpublic information relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries pursuant to a confidentiality agreement no less favorable in any material respect to the Company than the Confidentiality Agreement, except that such confidentiality agreement need not include a standstill provision or prohibit the submission of any Acquisition Proposals or amendments thereto (an “Acceptable Confidentiality Agreement”); provided that, to the extent that any nonpublic information relating to the Company or its Subsidiaries is provided to any such Third Party, such nonpublic information is provided or made available to Parent promptly (and in any event within 24 hours) thereafter; and
(ii)   subject to compliance with Section 6.04(d), the Board of Directors may, (A) in response to its receipt of a bona fide unsolicited written Acquisition Proposal which did not result from a breach of this Section 6.04 and that the Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal, make an Adverse Recommendation Change or terminate this Agreement pursuant to and in accordance with Section 10.01(d)(i) in order to enter into a definitive agreement for a Superior Proposal, or (B) in response to an Intervening Event, make an Adverse Recommendation Change (solely pursuant to clause (A) thereof), if and only if, in each case, the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.
In addition, nothing contained herein shall prevent the Company or the Board of Directors (or any committee thereof) from (A) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal (provided that neither the Company nor the Board of Directors may recommend any Acquisition Proposal unless permitted by this Section 6.04, (B) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act or (C) contacting and engaging in discussions with any Person who has made an Acquisition Proposal that was not solicited, and did not otherwise result from a breach of, this Section 6.04 solely for the purpose of clarifying the terms of such offer or proposal or informing such Third Party of the restrictions imposed by this Section 6.04.
(c)   Required Notices.   From and after the date hereof and prior to obtaining the Company Stockholder Approval, the Company shall notify Parent in writing promptly (and in any event within 48 hours) after receipt by the Company of any Acquisition Proposal or any inquiry, proposal or request that would reasonably be expected to lead to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the business, properties, personnel, assets, books or records of the Company or any of its Subsidiaries by any Third Party that could reasonably be expected to make, or has made, an Acquisition Proposal and keep Parent reasonably informed, on a prompt basis, of the status and material terms and conditions (and amendments and modifications thereof) of any Acquisition Proposal, inquiry or request, including promptly (but in no event later than 48 hours after receipt) providing Parent copies of all material correspondence and written materials (including any such amendment or modifications) sent or provided to the Company or any of its Subsidiaries or any of their respective Representatives in connection therewith.
(d)   Last Look.   Neither the Board of Directors nor the Company shall take any of the actions referred to in Section 6.04(b)(ii) unless and until: (i) the Company shall have notified Parent, in writing and at least five Business Days prior to taking such action, of its intention to take such action, specifying, in reasonable detail, the reasons for the Adverse Recommendation Change, and attaching a copy of any proposed agreements for the Superior Proposal or a reasonably detailed description of the Intervening Event, as applicable (such written notice, a “Notice of Superior Proposal”), (ii) Parent shall not have made, within five Business Days after receipt of such written notification (the “Notice Period”), an offer that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, obviates the need to effect the Adverse Recommendation Change, or is at least as favorable from a financial point of view to the Company’s stockholders, taking into consideration the identity of the counterparty, the expected timing and likelihood of consummation and such other factors determined by the Board of Directors to be relevant, in the case of any such Superior Proposal, as applicable, (iii) during the Notice Period, the Company and its Representatives shall have negotiated with Parent and its Representatives in good faith (to the extent Parent so desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that either the failure to make an Adverse Recommendation Change in response to such Intervening Event would no longer be reasonably expected to be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law or such Acquisition Proposal would cease to constitute a Superior Proposal, as appropriate, and (iv) in determining whether to make such Adverse Recommendation Change in response to such Intervening Event or Superior Proposal or terminate this Agreement in connection with such Superior Proposal, as applicable, the Board of Directors shall have taken into account any changes to the terms of this Agreement timely proposed by Parent in response to any Notice of Superior Proposal during the Notice Period (as may be extended); provided, further, that any material revision to any Acquisition Proposal shall require a new written notice to be provided in accordance with clause (i) and the Company shall be required to comply again with the requirements of this Section 6.04(d); provided, further, that the new Notice Period shall be three (3) Business Days (but in no event shorter than the original five (5) Business Day Notice Period).
(e)   Obligation to Terminate Discussions.   Subject to the remainder of this Section 6.04, the Company shall, and shall cause each of its Subsidiaries and shall direct their respective directors, officers and Representatives to cease immediately and cause to be terminated any and all existing activities, solicitations of discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal and the Company shall promptly (and in any event, within two (2) Business Days of the date hereof) request in writing that each Third Party that has previously executed a confidentiality or similar agreement promptly return to the Company or destroy all non-public information previously furnished or made available to such third party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such confidentiality agreement.
(f)   Certain Definitions.   For purposes of this Agreement, the following terms shall have the following meanings:
(i)   “Superior Proposal” means a bona fide written Acquisition Proposal (but substituting “50%” for all references to “20%” in the definition of such term) on terms that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors and considering all relevant legal, regulatory and financing aspects of such Acquisition Proposal, is reasonably likely to be consummated in accordance with its terms, and if consummated would be more favorable from a financial point of view to the Company’s stockholders than the Merger (taking into account any changes to the terms of this Agreement proposed by Parent to the Company in writing in response to such Acquisition Proposal under the provisions of Section 6.04(d) taking into consideration (A) the identity of the counterparty, (B) the expected timing, conditionality and likelihood of consummation of the contemplated transaction(s), (C) any other legal, financial or regulatory aspects of such Acquisition Proposal and (D) any other factors determined by the Board of Directors to be relevant (including any changes to this Agreement that may be proposed by Parent in response to such Acquisition Proposal).
(ii)   “Intervening Event” means any material event, fact, circumstance, development or occurrence that was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, to the Board of Directors as of the date of this Agreement and does not relate to (x) an Acquisition

Proposal or (y) any changes after the date hereof in the market price or trading volume of the Company Common Stock (it being understood that the underlying cause of any of such changes may be considered and taken into account), and in any case, which event or circumstance becomes known to or by the Board of Directors prior to receipt of the Company Stockholder Approval.
(g)   Any breach of this Section 6.04 by any director, officer or Representative of the Company or any of its Subsidiaries will be deemed to be a breach of this Agreement by the Company.
Section 6.05.   Stock Exchange Delisting.   Prior to the Effective Time, the Company shall reasonably cooperate with Parent and use its reasonable best efforts to take all actions reasonably necessary, proper or advisable on its part under Applicable Laws and the rules and policies of the NYSE to enable the delisting of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under the 1934 Act as promptly as practicable after the Effective Time.
Section 6.06.   Cooperation in Respect of the Debt Financing.   (a) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide (or in the case of clause (i) below, shall provide and shall cause their Affiliates to provide (without any “reasonable best efforts” or other qualifier)), and to cause its Subsidiaries and will use its reasonable best efforts to cause its and their Representatives to provide, to Parent, in each case at Parent’s sole cost and expense, such reasonable cooperation as is customary for financings of the type contemplated by the Debt Commitment Letter and reasonably requested by Parent in connection with the arrangement of the Debt Financing (and taking into account the timing of the Marketing Period), including using such reasonable best efforts to:
(i)   furnish Parent and its Debt Financing Sources (x) the applicable Required Information and (y) to the extent requested prior to the commencement of the Marketing Period, other customary pertinent financial information of the Company, reasonably requested by Parent to permit Parent to prepare the pro forma financial statements necessary for the Debt Financing and other customary pertinent historical, financial and operating information, in the case of this clause (y), to the extent such information may be obtained from the historical books and records of the Company and its Subsidiaries as Parent shall reasonably request of a type and form customarily included in marketing materials for a senior secured bank financing or an offering memorandum with respect to a private placement of high yield debt securities pursuant to Rule 144A under the Securities Act, as applicable, that would be necessary for independent accountants to provide “comfort” customary for high yield debt securities (including customary “negative assurance” comfort and, if available, change period comfort) and if requested, “management discussion and analysis” or information of the type required for the preparation of  “management discussion and analysis” and subject to exceptions customary for such financings and, if the Marketing Period commences more than ten (10) calendar days after the end of the Company’s fiscal year or quarter for any period, but prior to the delivery of annual or quarterly financial statements for such period, as applicable, customary “flash” or “recent developments” revenue for such period (which may be provided in a reasonable range or estimate and may be provided on a non-GAAP basis); provided that, notwithstanding anything in this Section 6.06 to the contrary, (x) the Company shall not be obligated to furnish any of the Excluded Information and (y) neither the Company nor any of its Subsidiaries will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements relating to (X) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (Y) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (Z) any financial information related to Company or any adjustments that are not directly related to the acquisition of the Company and its Subsidiaries;
(ii)   as promptly as reasonably practicable, inform Parent if the Company or its Subsidiaries shall have actual knowledge of any facts that would be reasonably likely to (x) require the restatement of any financial statements comprising a portion of the Required Information in order for such financial statements to comply with GAAP or (y) result in any of the Required Information no longer being Compliant;
(iii)   upon reasonable advance notice, assist in preparation for and participate (and use reasonable best efforts to cause senior management and Representatives, with appropriate seniority and expertise, of the Company and its Subsidiaries to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise cooperate with the marketing and due diligence efforts for any of the Debt Financing at reasonable times (it being understood that any such meetings, presentations, road shows and/or sessions may be held virtually and not in person and shall be scheduled at mutually convenient times);
(iv)   assist Parent and the Debt Financing Sources with the preparation of customary rating agency presentations and prospectuses, private placement memoranda, information memoranda, offering memoranda and packages and lender and investor presentations customarily used to arrange transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company and its Subsidiaries;
(v)   (A) assist Parent in connection with the preparation, registration, execution and delivery (but in the case of registration, execution and delivery, solely to the extent any such registration, execution and delivery would only be effective on or after the Closing Date) of any pledge and security documents, mortgages, and currency or interest hedging arrangements and (B) facilitate the delivery of all stock and other certificates representing equity interests in the Company and its Subsidiaries to the extent required in connection with the Debt Financing, and otherwise reasonably facilitate the pledging of collateral and granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Closing;
(vi)   provide customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors (in each case, only to the extent necessary for financing of the type contemplated by the Debt Commitment Letter); provided, however, that (A) all such materials (including the underlying materials to which such authorization covers) have been previously identified to, and provided to, the Company and the Company and its advisors shall have been given reasonably opportunity to review and comment thereon and (B) such authorization letters shall relate solely to information about the Company and not any information concerning the Parent and/or its Affiliates and its or their securities and/or businesses;
(vii)   facilitate and assist in the preparation, execution and delivery of one or more credit agreements, indentures, purchase agreements, guarantees, certificates (other than solvency certificates) and other definitive financing documents as may be reasonably requested by Parent (including furnishing all information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates); provided that the foregoing documentation shall be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date;
(viii)   take all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing;
(ix)   promptly furnish (but in no event later than three (3) Business Days prior to the Closing Date) Parent and the Debt Financing Sources with all documentation and other information about the Company and its Subsidiaries as is reasonably requested in writing by Parent or the Debt Financing Sources at least ten (10) days prior to the Closing and required pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the requirements of 31 C.F.R. § 1010.230, to the extent requested in writing at least ten (10) days prior to the Closing Date, in each case to the extent required to satisfy the conditions set forth in Exhibit E to the Commitment Letter; and
(x)   cause the Company’s auditors to provide, consistent with customary practice consent to the use of their reports in any materials relating to the Debt Financing and to deliver customary comfort letters (including customary “negative assurance” with respect to any “change period” and with respect to the pro forma financial statements included in any such materials) to the Debt Financing Sources in connection with any offering of high yield debt securities as part of the Debt Financing, and to provide drafts thereof reasonably in advance of  “pricing” and “closing” upon reasonable request of Buyer.
It is understood and agreed that no such requested cooperation shall be required if, in the Company’s reasonable judgment, such cooperation would interfere with the ongoing business or operations of the Company and any of its Subsidiaries. In no event shall the Company or any of its Subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement, incur any other liability or obligation (including the imposition of any Lien on any of their respective assets), make any other payment or agree to provide any indemnity in connection with the Debt Financing or any of the foregoing effective prior to the Closing. In addition, nothing in this Section 6.06(a) shall require any action that would (a) conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any laws, rules or regulations or result in, prior to the Closing, the contravention of, or that would reasonably be expected to result in, prior to the Closing, a material violation or breach of, or default under, or require a waiver or amendment of the terms of, any material contract to which the Company or any of its Subsidiaries is a party, (b) require providing access to or providing disclosure of information that could result in the loss of privilege (provided that in such instances the Company and its Subsidiaries shall inform Parent and its Debt Financing Sources of the general nature of the information being withheld and reasonably cooperate with Parent and its Debt Financing Sources to provide such information, in whole or in part, in the manner that would not result in the loss of such privilege) or, (c) subject any Person to any actual or potential personal liability, (d) subject the Company or any of its Subsidiaries to actual or potential liability, require it to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Commitment Letters, the definitive documents related to the Financing, the Financing or any information utilized in connection therewith prior to the Closing for which they are not expected to receive reimbursement or indemnity by or on behalf of Parent. For the avoidance of doubt, none of the Company or its Subsidiaries or their respective officers, directors or employees shall be required to execute or enter into or perform any agreement, certificate or other document with respect to the Debt Financing contemplated by the Debt Commitment Letter (other than customary representation and authorization letters referred to in Section 6.06(a)(vi)) that is not contingent upon the Closing or that would be effective prior to the Closing and no directors of the Company or its Subsidiaries that will not be continuing directors, acting in such capacity, shall be required to execute or enter into or perform any agreement, or to pass any resolutions or consents, with respect to the Debt Financing that would be effective prior to the Closing. Parent shall, at the Closing (or if the Closing does not occur on or before the End Date, promptly), upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented (A) attorneys’ fees and (B) fees and expenses of the Company’s accounting firms engaged to assist in connection with the Debt Financing) incurred by the Company or any of its Subsidiaries or any of their respective Representatives in connection with the Debt Financing, including the cooperation of the Company or any of its Subsidiaries or any of their respective Representatives contemplated by this Section 6.06(a) and the compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.06, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Debt Financing and any information used in connection therewith, including compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.06, except (x) as a result of the bad faith, willful misconduct, gross negligence or material breach of this Agreement by the Company or any of its Subsidiaries or any of their respective Representatives or (y) to the extent arising from any material inaccuracy of any financial information furnished in writing by or on behalf of the Company or any of its Subsidiaries or any of their respective Representatives, including financing statements. Nothing contained in this Section 6.06 or otherwise shall require the Company or any of its Subsidiaries to be an issuer or obligor with respect to the Debt Financing prior to the Closing. Notwithstanding any other provision of this Agreement, nothing in this Section 6.06 (or elsewhere in this Agreement) shall require (or be deemed to require) the delivery of any Excluded Information.
(b)   The Company and its Subsidiaries consent to the use of their logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries; (ii) are used solely in connection with a description of the Company and its Subsidiaries, their business and products or the transactions contemplated by this Agreement; and (iii) are used in a manner consistent with the other terms and conditions that the Company and its Subsidiaries reasonably impose.
(c)   Parent acknowledges and agrees that, notwithstanding the Company’s obligations under Section 6.06(a), none of the obtaining of the Debt Financing or any permitted alternative financing, or the completion of any issuance of securities contemplated by the Debt Financing, is a condition to the Closing, and reaffirm their obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Debt Financing or any permitted alternative financing or the completion of any such issuance.
(d)   All material non-public information provided by the Company or any of its Subsidiaries or any of their Representatives pursuant to this Section 6.06 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub shall be permitted to disclose such information to the financing sources, other potential sources of capital, rating agencies and prospective lenders during syndication and marketing of the Debt Financing or any permitted replacement, amended, modified or alternative financing subject to the potential sources of capital, ratings agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities).

ARTICLE 7
Covenants of Parent
Parent agrees that:
Section 7.01.   Obligations of Merger Sub.   Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement.
Section 7.02.   Director and Officer Liability.   Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(a)   For six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to indemnify and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries and any individuals serving in such capacity at or with respect to other Persons at the Company’s or its Subsidiaries request (each, an “Indemnified Person”) from and against any losses, damages, liabilities, costs, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the Indemnified Person’s having served in such capacity prior to the Effective Time to the fullest extent permitted by Delaware Law or any other Applicable Law or provided under the Company’s certificate of incorporation and bylaws in effect on the date hereof. If any Indemnified Person is made party to any claim, action, suit, proceeding or investigation arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Parent shall, and shall cause the Company to, advance fees, costs and expenses (including attorneys’ fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation.
(b)   For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of directors, officers and employees and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.
(c)   From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to honor and comply with their respective obligations under any indemnification agreement with any Indemnified Person, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any right of any Indemnified Person thereunder.
(d)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), which D&O Insurance shall (i) be for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time; (ii) be from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance and (iii) have terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of his or her having served in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to (and the Company shall not be permitted to) expend for such policies pursuant to this Section 7.02(d) an aggregate premium amount in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount is set forth in Section 7.02(d) of the Company Disclosure Schedule; and provided further that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
(e)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.02.
(f)   The rights of each Indemnified Person under this Section 7.02 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.
Section 7.03.   Employee Matters.   (a) For a period beginning on the Closing Date until the twelve (12) month anniversary of the Closing Date (or until the termination of employment of the applicable Continuing Employee, if earlier) (the “Continuation Period”), Parent shall cause its Affiliates (including the Surviving Corporation and its Subsidiaries) to, provide to each Company Service Provider who is employed immediately prior to the Closing (including any Company Service Provider who is not actively working on the Closing Date as a result of an approved leave of absence) and who remains in the employ of Parent, the Company or any of their respective Subsidiaries immediately following the Closing (each such individual, a “Continuing Employee”) (i) base compensation and annual cash bonus opportunity in each case that is no less favorable than the base compensation and annual cash bonus opportunity to which such Continuing Employee was entitled to immediately prior to the date hereof and (ii) employee benefits (other than defined benefit pension, nonqualified deferred compensation, one-time bonuses, or retiree or post-termination health or welfare benefits) that are substantially comparable in the aggregate to the employee benefits (subject to the same exclusions as above) provided to such Continuing Employee as of immediately prior to the Closing. In addition, for the Continuation Period, Parent shall cause its Affiliates (including the Surviving Corporation and its Subsidiaries) to, provide each Continuing Employee severance compensation that is no less favorable than the greater of  (x) the severance compensation that would have been provided to such Continuing Employee under the Company’s severance policies as set forth in Section 7.03(a) of the Company Disclosure Schedule in effect immediately prior to the date hereof and (y) the severance benefits maintained for similarly situated employees of Parent at the time of such Continuing Employee’s termination of employment.
(b)   Parent shall cause its Affiliates (including the Surviving Corporation and its Subsidiaries) to, cause any employee benefit plans established, maintained or contributed to by Parent or any of its Affiliates that cover any of the Continuing Employees following the Closing (collectively, the “Parent Plans”) to (i) recognize the pre-Closing service of participating Continuing Employees with the Company for purposes of vesting (other than with respect to compensatory incentive awards), eligibility to participate, and level of paid time off and severance benefits (but not including for purposes of accrual of benefits under any defined benefit plan or equity or equity-based compensation plan) to the same extent and for the same purpose as such service was recognized by the Company and its Subsidiaries immediately prior to the Effective Time under the corresponding Company Plan, provided that no such credit shall be provided to the extent such service credit would result in a duplication of benefits or compensation for the same period. In addition, Parent shall use commercially reasonable efforts to cause its Affiliates (including the Surviving Corporation and its Subsidiaries) to (i) waive any pre-existing condition limitations or exclusions, actively-at-work requirements and waiting periods for participating Continuing Employees under any Parent Plan to the extent waived or satisfied by such Continuing Employee under the corresponding Company Plan as of the Effective Time, and (ii) provide credit to each participating Continuing Employee under the applicable Parent Plan for eligible amounts paid by the Continuing Employee prior to the Closing during the year in which the Closing occurs under any analogous Company Plan during the same period for purposes of applying deductibles, co-payments, offsets and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of such Parent Plan to the same extent and for the same purpose as credited under such Company Plan.
(c)   If the Closing occurs before the date annual bonuses for fiscal year 2021 are paid under any Company Plan that is an annual cash incentive compensation plan or arrangement and is listed on Section 7.03(c)of the Company

Disclosure Schedule (each, a “2021 Bonus Plan”), Parent shall cause its Affiliates (including the Surviving Corporation and any of its respective Subsidiaries) to (i) pay to each Continuing Employee a prorated bonus in an amount that is no less than the bonus amount accrued by the Company under the applicable 2021 Bonus Plan with respect to such Continuing Employee for the period through the Closing Date (the “Accrued Bonuses”) and (ii) (A) continue to operate each such 2021 Bonus Plan in good faith and in the ordinary course of business substantially consistent in all material respects with the Company’s or its applicable Subsidiary’s past practice, (B) after consulting with the Company’s Chief Executive Officer (as of immediately prior to the Closing Date) or her delegee, determine the amounts to be paid under the 2021 Bonus Plan for the period beginning on the Closing Date and ending on the last day of the applicable performance period (together with the Accrued Bonuses, the “Earned Bonuses”) reasonably, in good faith and in a manner that is consistent in all material respects with the terms of the applicable 2021 Bonus Plan and the Company’s or its applicable Subsidiary’s past practice, including with respect to maintaining accruals, and (C) pay Earned Bonuses in the ordinary course of business consistent in all material respects with the Company’s or its applicable Subsidiary’s past practice and at substantially the same time as annual bonuses have historically been paid by the Company or its applicable Subsidiaries (but in no event later than March 15, 2022) to each Continuing Employee participating in a 2021 Bonus Plan, in accordance with the terms of such 2021 Bonus Plan.
(d)   Parent shall cause the Surviving Corporation and its Subsidiaries to continue to credit under any applicable Parent Plans each Continuing Employee for all vacation and personal holiday pay that such Continuing Employee is entitled to use but has not used as of the Closing.
(e)   Without limiting the generality of Section 11.06, the provisions of this Section 7.03 are solely for the benefit of the parties to this Agreement, and no current or former Company Service Provider or any other individual associated therewith or any other Person shall be regarded for any purpose as a third-party beneficiary of this Section 7.03. Nothing herein, express or implied, (i) shall be deemed to establish, amend or modify any Company Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, Merger Sub, the Company or any of their respective Affiliates, and (ii) shall limit the ability of Parent or any of its Affiliates (including, after the Closing, the Surviving Corporation) to amend, modify or terminate any particular benefit plan, program, agreement, or arrangement, or (iii) is intended to confer upon any Person any right to employment, continued employment, or any particular benefit or other term or condition of employment with Parent or any of its Affiliates (including, after the Closing, the Surviving Corporation).
Section 7.04.   Voting of Shares.   Parent shall vote all shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.
Section 7.05.   Parent’s Obligations in Respect of the Financing.   (a) Parent shall use, and shall cause its Affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate and obtain the Debt Financing on terms and conditions (including the “market flex” provisions) not materially less favorable than those set forth in the Debt Commitment Letter, including using reasonable best efforts to (i) maintain in effect and comply in all material respects with the Debt Commitment Letter, including the payment of related fees and expenses in connection therewith as and when due and payable, until the transactions contemplated by this Agreement are consummated, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and subject only to the conditions (including the “market flex” provisions) set forth in the Debt Commitment Letter or on other terms not materially less favorable to Parent than the terms and conditions (including the “market flex” provisions) contained in the Debt Commitment Letter, (iii) upon satisfaction of the conditions contained in Section 9.01 and Section 9.02 (other than those conditions that by their nature are to be satisfied at the Closing), satisfy (and cause its Affiliates to satisfy) (or obtain waiver of) on a timely basis all conditions to funding in the Debt Commitment Letter and the definitive agreements related thereto (or, if necessary or deemed advisable by Parent, seek the waiver of conditions contained therein or such definitive agreements related thereto) and (iv) subject to the terms and upon satisfaction of the conditions set forth in the Debt Commitment Letter and Section 9.01 and Section 9.02, consummate the Debt Financing at or prior to the Closing Date, including using its (and causing its Affiliates to use) reasonable best efforts to cause the lenders and the other Persons committing to fund the Debt Financing to fund the Debt Financing at the Closing (including by enforcing its rights under the Debt Commitment Letter). Parent shall not, and shall not permit any of its Affiliates to, take any action not otherwise required under this Agreement that is a breach of, or would result in termination of, the Debt Commitment Letter. Parent shall not, without the prior written consent of the Company, agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Debt Commitment Letter or the definitive agreements relating to the Debt Financing, other than as contemplated by the Debt Commitment Letter as of the date hereof, if such termination, amendment, supplement, modification or waiver (A) reduces the aggregate amount of any portion of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount except by operation of the “market flex” provisions) from that contemplated by the Debt Commitment Letter (unless an equal amount from alternative financing sources or equity financing is then made available) delivered as of the date hereof  (other than in accordance with its terms) to fund the amounts required to be paid by Parent under this Agreement below the Required Amounts, (B) imposes new or additional conditions precedent to the availability of the Debt Financing or otherwise expands, amends or modifies in any manner materially adverse to the interests of the Company any of the conditions precedent to the Debt Financing as set forth in the Debt Commitment Letter, or otherwise expands, amends or modifies any other provision of the Debt Commitment Letter in a manner that would reasonably be expected to (I) make the timely funding of the Debt Financing, or the satisfaction of the conditions to obtaining the Debt Financing, less likely to occur when required pursuant to the terms hereof or (II) impact the ability of Parent, Merger Sub or the Company, as applicable to enforce its rights against other parties to the Debt Commitment Letter or the definitive agreements with respect to the Debt Financing, (C) adversely change the timing of the funding of the Debt Financing thereunder, (D) be reasonably expected to impair, delay or prevent the availability of all or a portion of the Debt Financing below the Required Amount or the consummation of the transactions contemplated by this Agreement, or (E) otherwise adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement or the timing of the Closing, including by making the funding of the Debt Financing less likely to occur. Subject to the limitations set out in this clause (a), Parent may amend, supplement, modify or replace the Debt Commitment Letter as in effect at the date of this Agreement to add or replace lenders, lead arrangers, bookrunners, syndication agents, managers or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement. Parent shall furnish to the Company a copy of any executed written amendment, supplement, replacement, substitution, termination, modification or waiver of the Debt Commitment Letter.
(b)   Parent and Merger Sub shall give the Company prompt notice (i) of any termination, cancellation or repudiation by any party to any of the Debt Commitment Letter or definitive documents related to the Financing of which Parent becomes aware, (ii) of the receipt of any written notice or other written communication from any Debt Financing Source with respect to (x) any actual or potential default, termination, cancellation or repudiation by any party to the Debt Commitment Letter or any definitive document related to the Debt Financing of any provisions of the Debt Commitment Letter or any definitive document related to the Debt Financing or (y) any (1) breach of Parent’s or Merger Sub’s obligations under the Debt Commitment Letter or definitive agreements related to the Debt Financing or (2) material dispute between or among any parties to the Debt Commitment Letter or definitive agreements related to the Debt Financing, (iii) of the receipt of any written notice or other written communication on the basis of which Parent or Merger Sub expects that a party to the Debt Financing will fail to fund the Debt Financing or is reducing the amount of the Debt Financing and (iv) of any breach or default by any party to any of the Debt Commitment Letters, or any definitive agreements related to the Debt Financing or any provisions of the Debt Commitment Letter. Promptly after the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence.
(c)   If funds in the amounts, together with cash on hand at Parent necessary to fund the Required Amount and on the terms and conditions (including any applicable “market flex” provisions) contemplated by in the Debt Commitment Letter become (or are reasonably expected to become) unavailable, and such funds are necessary to pay the Required Amount, Parent shall promptly notify the Company and Parent shall use its reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources in an amount (together with all other sources of cash that will be available to the Parent on the Closing Date) sufficient to pay the Required Amount with conditions not materially less favorable to Parent (or its Affiliates) than the conditions set forth in the Debt Commitment Letter; provided that Parent shall not be required to (x) seek equity financing from any source, (y) pay any fees or any interest rates applicable to the Debt Financing materially in excess of those contemplated by the Debt Commitment Letter (including the “market flex” provisions), or agree to any “market flex” term less favorable to Parent or Company than such corresponding “market flex” term contained in or contemplated by the Debt Commitment Letter (in either case, whether to secure waiver of any conditions contained therein or otherwise) or (z) agree to economic terms that are materially less favorable than those contemplated by the Debt Commitment Letter as in effect on the date hereof. Upon the Company’s request, Parent shall deliver to the Company true and complete copies of any commitment letter pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing. For purposes of this Section 7.05, (x) references to the “Debt Commitment Letter” shall include such documents as permitted to be amended, modified, supplemented or replaced by this Section 7.05 and (y) references to “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 7.05.
Section 7.06.   Transfer Taxes.   Parent shall timely and duly pay all sales, use, transfer, gains, real property transfer, and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger; provided, that, for the avoidance of doubt, that any Taxes imposed on income, profits, gains, or other similar items as a result of the transactions contemplated by this Agreement shall be for the account of the applicable Company stockholder or holder of Company Options, Company PSAs, Company RSAs, or any other interest in the Company.
ARTICLE 8
Covenants of Parent and the Company
The parties hereto agree that:
Section 8.01.   Regulatory Undertakings; Reasonable Best Efforts.   (a) Subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, any actions taken by the Company permitted by Section 6.02 or Section 6.04), the Company and Parent shall use reasonable best efforts to take, or cause to be taken (including by causing their Affiliates to take), all actions (including instituting or defending any action, suit or proceeding), and do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement as soon as practicable (and in any event prior to the End Date), including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required or advisable to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement as soon as practicable (and in any event prior to the End Date).
(b)   In furtherance and not in limitation of the foregoing, each of Parent or its applicable Affiliate and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) as promptly as practicable and in any event within 10 Business Days after the date hereof  (and such filings shall request early termination of any applicable waiting period under the HSR Act) and the filings required pursuant to applicable Competition Laws or Foreign Investment Laws as promptly as practicable after the date hereof, and furnish to the other party or its outside counsel as promptly as practicable all information within its (or its Affiliates’) control requested by such other party and required or advisable for such other party to make any application or other filing to be made by it pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement. Each of Parent and the Company shall (i) make an appropriate response as promptly as reasonably practicable to any inquiries received from any Governmental Authority for additional information or documentary material that may be requested or required pursuant to the HSR Act or the equivalent period pursuant to any other applicable Competition Laws or Foreign Investment Law and shall promptly take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any equivalent period pursuant to the Competition Laws or Foreign Investment Laws in the jurisdictions identified in Section 4.03(a) of the Company Disclosure Schedule as promptly as practicable, and (ii) not extend any waiting period under the HSR Act or equivalent period under any other Competition Law or Foreign Investment Laws or enter into any agreement with the FTC or the Antitrust Division or any other Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Notwithstanding the foregoing, (I) each of Parent and the Company may designate any non-public information provided to any Governmental Entity as restricted to “outside counsel” only and any such information shall not be shared with employees, officers, managers or directors or their equivalents of the other party without approval of the party providing the non-public information, and (II) materials may be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.
(c)   If any objections are asserted with respect to the transactions contemplated by this Agreement under the HSR Act or any other Competition Law set forth on Section 9.01(c) of the Company Disclosure Schedule, or if any action, suit or proceeding is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated by this Agreement as violative of the HSR Act or any other Competition Law set forth on Section 9.01(c) of the Company Disclosure Schedule, Parent shall use its reasonable best efforts to promptly resolve such objections. In furtherance of the foregoing, Parent shall, and shall cause its Subsidiaries to, (i) take all actions, including (A) agreeing to hold separate or to divest any of the businesses or properties or assets of Parent, the Company or any of their respective Subsidiaries, (B) terminating any existing relationships and contractual rights and obligations, (C) terminating any venture or other arrangement, (D) effectuating any other change or restructuring of Parent, the Company or any of their respective Subsidiaries and (E) opposing, fully and vigorously, (1) any administrative or judicial action or proceeding that is initiated or threatened to be initiated challenging this Agreement or the consummation of the transactions contemplated hereby and (2) any request for, the entry of, and seek to have vacated or terminated, any order that could restrain, prevent or delay the consummation of the transactions contemplated hereby, including in the case of either (1) or (2) by defending through litigation any action asserted by any Person in any court or before any Governmental Authority, and vigorously pursuing all available avenues of administrative and judicial appeal (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any Governmental Authority in connection with any of the foregoing and in the case of actions by or with respect to the Company, by consenting to such action), as may be required (x) by the applicable Governmental Authority in order to resolve such objections as such Governmental Authority may have to such transactions under the HSR Act or any other Competition Law set forth on Section 9.01(c) of the Company Disclosure Schedule or (y) by any domestic or foreign court or other tribunal, in any action, suit or proceeding challenging such transactions as violative of the HSR Act or any other Competition Law set forth on Section 9.01(c) of the Company Disclosure Schedule, in order to avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any order that has the effect of restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement and (ii) not enter into any written agreement to acquire another business or assets if such action would reasonably be expected to prevent or materially delay the Merger and the other transactions contemplated hereby. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company or any of its Subsidiaries, provided that any such action shall be conditioned upon consummation of the Merger and the other transactions contemplated hereby.
Each party shall (i) promptly notify the other parties of any substantive communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority and, subject to Applicable Law, permit the other parties or their outside counsel to review in advance any proposed material written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with this Agreement or the Merger and the other transactions contemplated hereby unless in each case it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat; and (iii) furnish the other parties or their outside counsel with copies of all material correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to any Competition Laws or Foreign Investment Laws in connection with this Agreement; provided that such material may be designated as restricted to “outside counsel” or redacted as described in Section 8.01(b). Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the parties, control and lead all communications and strategy for (1) preparing and filing with any Governmental Authority or other Third Party any documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (2) obtaining and maintaining any approvals, consents, registrations, permits, authorizations and other confirmations required or advisable to be obtained from any Governmental Authority, or (3) defending any action, suit or proceeding challenging any of the transactions contemplated by this Agreement with respect to the HSR Act and any other Applicable Law (including Competition Law).
Section 8.02.   Certain Filings.   As promptly as reasonably practicable after the date of this Agreement and with respect to clause (a) below, no later than 30 days following the date of this Agreement, the Company shall (a) prepare and file the Proxy Statement with the SEC in preliminary form as required by the 1934 Act and (b) in consultation with Parent, set a preliminary record date for the Company Stockholder Meeting and commence a broker search pursuant to Section 14a-13 of the 1934 Act in connection therewith. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. The Company shall obtain and furnish the information required to be included in the Proxy Statement, shall provide Parent and Merger Sub with any comments that may be received from the SEC or its staff with respect thereto, shall respond as promptly as practicable to any such comments made by the SEC or its staff with respect to the Proxy Statement, shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement each time before it is filed with the SEC, shall give reasonable and good-faith consideration to any comments thereon made by Parent and its counsel, and shall cause the Proxy Statement in definitive form to be mailed to the Company’s stockholders at the earliest reasonably practicable date. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers. Each of the Company and Parent shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and (to the extent reasonably available to the applicable party) stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries, to the SEC or NYSE in connection with the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC and, to the extent required under Applicable Law, disseminated to the stockholders of each of the Company and Parent.
Section 8.03.   Public Announcements.   Except in connection with the matters contemplated by Section 6.04, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution) or making any other public statement, or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby (other than any press release, communication, public statement, press conference or conference call which has a bona fide purpose that does not relate to this Agreement or the transactions contemplated hereby and in which this Agreement and the transactions contemplated hereby are mentioned only incidentally) and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation. Notwithstanding the foregoing, after the issuance of any press release or the making of any public statement with respect to which the foregoing consultation procedures have been followed, either party may issue such additional publications or press releases and make such other customary announcements without consulting with any other party hereto so long as such additional publications, press releases and announcements do not disclose any non-public information regarding the transactions contemplated by this Agreement beyond the scope of the disclosure included in and as materially consistent with, the press release or public statement with respect to which the other party had been consulted.
Section 8.04.   Merger Without Meeting of Stockholders.   Immediately following the execution of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement.
Section 8.05.   Section 16 Matters.   Prior to the Effective Time, each party shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock in connection with the transactions contemplated by this Agreement (including derivative securities of such shares of Company Common Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.
Section 8.06.   Notices of Certain Events.   Each of the Company and Parent shall promptly notify the other of any of the following, if such party has Knowledge thereof: (a) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened in writing against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement; provided that a party’s good faith failure to comply with this Section 8.06 shall not provide any other party the right not to effect the transactions contemplated by this Agreement, except to the extent that any other provision of this Agreement independently provides such right.
Section 8.07.   Litigation and Proceedings.   The Company shall control the defense or settlement of any Proceeding (other than a Proceeding in connection with, or arising out of or otherwise related to a demand for dissenters’ rights under Applicable Law which shall be governed by Section 2.04) against the Company or any of its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (“Transaction Litigation”); provided that the Company shall (a) give Parent prompt written notice of any Transaction Litigation, including by providing copies of all pleadings with respect thereto, (b) give Parent reasonable opportunity to participate, at Parent’s expense, in the defense, settlement or prosecution of any Transaction Litigation, and (c) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and provided, further, that the Company agrees that it shall not settle, or offer to settle, any Transaction Litigation without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned.
Section 8.08.   No Control of the Other Party’s Business.   The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
Section 8.09.   Resignation.   At the written request of Parent, the Company shall cause each director or officer of the Company or any director or officer of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.
Section 8.10.   Tender Offer.   At any time after the date hereof and prior to the Company Stockholder Approval, upon written request by Parent and subject to the consent of the Company (which may be withheld in the Company’s sole discretion), the Parties agree to cooperate and work in good faith to effectuate the transactions contemplated by this Agreement by means of a tender offer for all of the outstanding shares of Company Common Stock for the same value as the Merger Consideration (including effecting the Merger pursuant to Section 251(h) of the Delaware Law) and to make such reasonable and customary amendments to this Agreement as the Parties mutually agree are necessary to reflect such structure; provided that (i) such tender offer structure shall not delay the Closing and (ii) the inability to make or complete such a tender offer shall not relieve the obligations of Parent or Merger Sub to consummate the Merger as required under this Agreement.
ARTICLE 9
Conditions to the Merger
Section 9.01.   Conditions to the Obligations of Each Party.   The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:
(a)   the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;
(b)   no Applicable Law or order issued by any court of competent jurisdiction or other legal restraint prohibiting, rendering illegal or enjoining the consummation of the Merger whether on a preliminary or permanent basis will be in effect; and
(c)   any applicable waiting period under the HSR Act and any extensions thereof shall have expired or been terminated and any other approvals, clearances, non-interventions or expirations of waiting periods under the Competition Laws and Foreign Investment Laws set forth on Section 9.01(c) of the Company Disclosure Schedule shall have been obtained or deemed obtained as a result of the expiry of applicable waiting periods.
Section 9.02.   Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
(a)   the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(b)   the representations and warranties of the Company contained in Section 4.01, Section 4.02, Section 4.05(b), Section 4.05(c) and Section 4.22 (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time),
(c)   the representations and warranties of the Company contained in Section 4.05(a) (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), except where failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $2,500,000;
(d)   Other than representations and warranties of the Company listed in Section 9.02(b) and Section 9.02(c), the representations and warranties of the Company contained in this Agreement (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(e)   Since the date hereof, there shall not have occurred any event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and
(f)   Parent shall have received a certificate signed by an executive officer of the Company to the effect that the conditions set forth in the preceding clauses (a), (b), (e), (d), and (e) have been satisfied.
Section 9.03.   Conditions to the Obligations of the Company.   The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of the following additional conditions:
(a)   each of Parent and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;
(b)   the representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true in all respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions in the case of this clause (b) as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and
(c)   the Company shall have received a certificate signed by an executive officer of Parent to the effect that the conditions set forth in the preceding clauses (a) and (b) have been satisfied.
Section 9.04.   Frustration of Closing Conditions.   None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any of the conditions set forth in Article 9 to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.
ARTICLE 10
Termination
Section 10.01.   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):
(a)   by mutual written agreement of the Company and Parent;
(b)   by either the Company or Parent, if:
(i)   the Merger has not been consummated on or before June 21, 2022 (the “End Date”); provided that, the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach (including, in the case of Parent, a breach by Merger Subsidiary) of any provision of this Agreement has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article 9 prior to the End Date;
(ii)   there shall be any permanent injunction or other order issued by a court of competent jurisdiction preventing the consummation of the Merger and such injunction or other order shall have become final and nonappealable; provided that, the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach (including, in the case of Parent, a breach by Merger Subsidiary) of any provision of this Agreement is the primary cause of, or primarily resulted in such permanent injunction or other order; or
(iii)   at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained;
(c)   by Parent, if:
(i)   prior to receipt of the Company Stockholder Approval, an Adverse Recommendation Change shall have occurred; or
(ii)   a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause or result in the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, the Company shall not have cured such breach within 30 calendar days after receipt of written notice thereof from the Parent stating the Parent’s intention to terminate this Agreement pursuant to this Section 10.01(c)(ii); provided that, at the time at which Parent would otherwise exercise such termination right, neither Parent nor Merger Sub shall be in material breach of its or their obligations under this Agreement so as to cause any of the conditions set forth in Section 9.01 or Section 9.03 not to be capable of being satisfied; or
(d)   by the Company, if:
(i)   prior to the receipt of the Company Stockholder Approval, the Board of Directors authorizes the Company to enter into a written agreement concerning a Superior Proposal, subject to compliance with Section 6.04, provided that concurrently with such termination, the Company pays to Parent (or its designee) the Termination Fee payable pursuant to Section 11.04 and enters into the Alternative Acquisition Agreement with respect to such Superior Proposal;
(ii)   a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause or result in the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Parent or Merger Sub shall not have cured such breach within 30 calendar days after receipt of written notice thereof from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 10.01(c)(ii) Section 10.01(d)(ii); provided that, at the time at which the Company would otherwise exercise such termination right, the Company shall not be in material breach of its obligations under this Agreement so as to cause any of the conditions set forth in Section 9.01 or Section 9.02 not to be capable of being satisfied; or
(iii)   (A) all the conditions set forth in Section 9.01 and Section 9.02 have been and continue to be satisfied (other than those conditions (x) the failure of which to be satisfied is attributable primarily to or results primarily from a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements hereunder and (y) that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions in this clause (y) are at the time of termination capable of being satisfied as if such time were the Closing), (B) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required to occur by Section 2.01, (C) the Company has notified Parent in writing that all of the conditions set forth in Article 9 have been satisfied or, with respect to the conditions set forth in Section 9.03, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, (D) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 10.01(d)(iii) and (E) the Merger shall not have been consummated by the end of such three (3) Business Day period.
The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other parties.
Section 10.02.   Effect of Termination.   If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, subject to Section 11.04(b); provided that, subject to Section 11.04(d), if such termination shall result from the Willful Breach by any party, such party shall be liable for any and all liabilities and damages incurred or suffered by the other parties as a result of such failure. The provisions of this Section 10.02, Section 6.03(b), Section 7.02 and Article 11 (other than Section 11.13) shall survive any termination hereof pursuant to Section 10.01. For purposes of this Agreement, “Willful Breach” means any breach of this Agreement that is the consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of this Agreement.
ARTICLE 11
Miscellaneous
Section 11.01.   Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Sub, to:
Unifrax Holdings Co. or Unifrax I LLC
600 Riverwalk Parkway, Suite 120
Tonawanda, NY 14150
Attention: John Dandolph
E-mail: jdandolph@unifrax.com
with a copy, which shall not constitute notice, to:
Kirkland & Ellis LLP
2049 Century Park East, Suite 3700
Los Angeles, California 90067
Attention:
Luke Guerra, P.C.
David M. Klein, P.C.
Aisha P. Lavinier

E-mail:
luke.guerra@kirkland.com
dklein@kirkland.com
aisha.lavinier@kirkland.com

if to the Company, to:
Lydall, Inc.
One Colonial Road
Manchester, CT 06042
Attention: Chad A. McDaniel
Email: CMcDaniel@Lydall.com

with copies, which shall not constitute notice, to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:
William Aaronson
Daniel Brass

E-mail:
william.aaronson@davispolk.com
daniel.brass@davispolk.com

or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
Section 11.02.   No Survival.   The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. The covenants and agreements of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing, except to the extent that any covenants and agreements by their terms are to be performed in whole or in part at or after the Closing, including those covenants and agreements set forth in this Article 11.
Section 11.03.   Amendments and Waivers.   (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that in no event shall the condition set forth in Section 9.01(a) be waivable by any party; provided, further, that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained. Notwithstanding anything to the contrary contained herein, Section 10.02 (Effect of Termination), this Section 11.03 (Amendments and Waivers), clauses (e) and (f) of Section 11.04 (Expenses; Termination Fee; Reverse Termination Fee; Debt Financing Sources), Section 11.06 (Binding Effect; Benefit; Assignment), Section 11.07 (Governing Law), Section 11.08 (Jurisdiction), Section 11.09 (Waiver of Jury Trial) and Section 11.13 (Specific Performance) (and any provision of this Agreement to the extent an amendment, supplement or modification of such provision would modify the substance of any of the foregoing provisions) may not be amended or waived in a manner that is adverse in any respect to a Debt Financing Source without the prior written consent of such Debt Financing Source.
(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.04.   Expenses; Termination Fee; Reverse Termination Fee; Debt Financing Sources.   (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(b)   Termination Fee.   (i) If this Agreement is terminated (A) by the Company pursuant to Section 10.01(d)(i) (Superior Proposal) or (B) by Parent pursuant to Section 10.01(c)(i) (Adverse Recommendation Change), then the Company shall pay or cause to be paid to Parent in immediately available funds $31,500,000 (in each case, such fee, the “Termination Fee”), in the case of a termination by Parent, within two Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination (or, if later, after Parent’s written request thereof). If the Company fails to pay the Termination Fee pursuant to this Section 11.04(b) on or prior to the date such amount is due hereunder, the Company shall pay, or cause to be paid, to Parent, interest on such amount at any annual rate equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date such amount was originally due hereunder (“Interest”) which shall accrue from such date through the date that such payment is actually delivered to Parent, and if, in order to obtain payment of the Termination Fee, Parent or its Affiliates commence an action or proceeding that results in a final judgment against the Company for the payment of the Termination Fee pursuant to this Section 11.04(b), the Company shall pay, or cause to be paid, to Parent, the costs and expenses (including reasonable attorneys’ fees and expenses actually incurred by Parent in connection with such action or proceeding) in an amount not to exceed $5,000,000 in the aggregate (collectively, the “Collection Costs”).
(ii)   If, prior to receipt of the Company Stockholder Approval, (A) this Agreement is terminated pursuant to Section 10.01(b)(iii) (Company No Vote) or Section 10.01(c)(ii) (Company Breach), (B) after the date of this Agreement and prior to date of the Company Stockholder Meeting, an Acquisition Proposal shall have become public and (C) within 12 months after the date of such termination, an Acquisition Proposal shall have been consummated or the Company or its Subsidiaries has entered into a definitive agreement with respect to an Acquisition Proposal (provided that for purposes of this Section 11.04(b)(ii), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay or cause to be paid to Parent in immediately available funds, concurrently with the earlier of the execution of a definitive agreement and the consummation of such Acquisition Proposal, the Termination Fee together with applicable Interest and Collection Costs.
(c)   Reverse Termination Fee.   If this Agreement is terminated by (i) the Company pursuant to Section 10.01(d)(ii) or Section 10.01(d)(iii) or (ii) the Company or Parent pursuant to Section 10.01(b)(i) and, at the time of such termination, the Company would have been entitled to terminate the Agreement pursuant to Section 10.01(d)(ii) or Section 10.01(d)(iii), then Parent shall or Unifrax, in the case of termination by (A) Parent, simultaneously with such termination or (B) the Company, no later than five (5) Business Days after the date of such termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of the Company, the Reverse Termination Fee (it being understood that in no event shall Parent and/or Unifrax be required to pay the Reverse Termination Fee on more than one occasion). If Parent and Unifrax fail to pay the Reverse Termination Fee pursuant to this Section 11.04(c) on or prior to the date such amount is due hereunder, Parent or Unifrax shall pay, or cause to be paid to the Company, Interest on such Reverse Termination Fee which shall accrue from such date through the date that such payment is actually delivered to the Company or its designee, and if, in order to obtain payment of the Reverse Termination Fee, the Company commences an action or proceeding that results in a final judgment against Parent or Unifrax for the payment of the Reverse Termination Fee pursuant to this Section 11.04(c), Parent or Unifrax shall pay, or cause to be paid, to the Company, its Collection Costs actually incurred in an amount not to exceed $5,000,000 in the aggregate.
(d)   Notwithstanding anything herein to the contrary, Parent and Merger Sub agree that, upon any termination of this Agreement under circumstances where the Termination Fee together with the applicable Interest and Collection Costs is payable by the Company pursuant to this Section, if such amounts are paid in full, the receipt by Parent of the Termination Fee together with applicable Interest and Collection Costs shall be deemed to be liquidated damages and the sole and exclusive remedy of Parent and Merger Sub in connection with this Agreement or the transactions contemplated hereby, and the Parent Related Parties shall be precluded from any other remedy against the Company, at law or in equity or otherwise, and neither Parent nor Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives (the “Company Related Parties”) in connection with this Agreement or the transactions contemplated hereby, including any breach of this Agreement (other than a Willful Breach by the Company). Each party acknowledges and agrees that in no event shall the Company be required to pay the Termination Fee on more than one occasion or if the Company actually pays any liabilities or damages in respect of a Willful Breach pursuant to Section 10.02. Each party acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement.
(e)   Notwithstanding anything herein to the contrary, the Company agrees that, upon any termination of this Agreement under circumstances where the Reverse Termination Fee is payable by Parent pursuant to this Section, if such Reverse Termination Fee together with applicable Interest and Collection Costs is paid in full, the receipt by the Company (or its designee) of the Reverse Termination Fee together with applicable Interest and Collection Costs shall be deemed to be liquidated damages and the sole and exclusive remedy of the Company Related Parties in connection with this Agreement or the transactions contemplated hereby, and the Company Related Parties shall be precluded from any other remedy against Parent, Merger Sub or their respective Affiliates, at law or in equity or otherwise, and no Company Related Party shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Sub, any Debt Financing Source or any of their respective directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives (the “Parent Related Parties”) in connection with this Agreement or the transactions contemplated hereby, including any breach of this Agreement (other than a Willful Breach by Parent or Merger Sub). Notwithstanding anything to the contrary herein, each party acknowledges and agrees that in no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion or if Parent actually pays any liabilities or damages in respect of a Willful Breach pursuant to Section 10.02. Each party acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement. Nothing in this Section 11.04(e) shall limit the right of the Company to bring or maintain any action for injunction, specific performance or other equitable relief to the extent, and solely to the extent, provided in Section 11.13.
(f)   Debt Financing Sources.   Notwithstanding any provision of this Agreement, each Company Related Party agrees that none of the Debt Financing Sources shall have any liability or obligation to any Company Related Party (other than Parent and its Affiliates) relating to this Agreement or any of the transactions contemplated by this Agreement (including the Debt Financing) (provided that, notwithstanding the foregoing, nothing herein shall affect the rights of Parent against the Debt Financing Sources pursuant to the documentation related to the Debt Financing, including the Debt Commitment Letter.
Section 11.05.   Disclosure Schedule.   The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) is reasonably apparent on its face. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (or covenant, as applicable) shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect.
Section 11.06.   Binding Effect; Benefit; Assignment.   (a) Subject to Section 11.06(b), the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except (i) as provided in Section 7.01, Section 10.02 or Section 11.04(d) and (ii) for the right of the Company, on behalf of its stockholders, to pursue damages (which the parties acknowledge and agree shall include damages based on the benefit of the bargain lost by the Company’s stockholders, which shall be deemed in such event to be damages of the Company) and other relief, including equitable relief, for Parent’s or Merger Sub’s breach of this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, and other than the right of any holders of shares of Company Common Stock, Company Options, Company RSAs and Company PSAs to receive the Merger Consideration in respect thereof.Notwithstanding the foregoing, the Debt Financing Sources are intended third party beneficiaries of Section 10.02 (Effect of Termination), Section 11.03 (Amendments and Waivers), clause (f) of Section 11.04 (Expenses; Termination Fee; Reverse Termination Fee; Debt Financing Sources), this Section 11.06 (Binding Effect; Benefit; Assignment), Section 11.07 (Governing Law), Section 11.08 (Jurisdiction), Section 11.09 (Waiver of Jury Trial) and Section 11.13 (Specific Performance).
(b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment, delegation or other transfer without such consent shall be void.
Section 11.07.   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES HERETO AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE OF ANY KIND OR NATURE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ASSERTED AGAINST ANY DEBT FINANCING SOURCE THAT IS IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, INCLUDING BUT NOT LIMITED TO ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT FINANCING OR THE DEBT COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO

PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION).
Section 11.08.   Jurisdiction.   The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party. NOTWITHSTANDING THE FOREGOING, EACH PARTY HERETO AGREES THAT IT WILL NOT BRING OR SUPPORT, OR PERMIT ANY OF ITS AFFILIATES TO BRING OR SUPPORT, ANY ACTION, CONTROVERSY OR DISPUTE OF ANY KIND OR NATURE (WHETHER IN LAW OR EQUITY AND WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) AGAINST OR INVOLVING ANY DEBT FINANCING SOURCE THAT ARISES OUT OF, OR IS RELATED TO, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT FINANCING, THE DEBT COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES THEREUNDER OR THE TRANSACTIONS CONTEMPLATED THEREBY, IN ANY FORUM OTHER THAN THE STATE OR FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE COUNTY OF NEW YORK, AND ANY APPELLATE COURT THEREOF OR, IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION VESTED IN THE FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND APPELLATE COURTS THEREOF).
Section 11.09.   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY RELATED AGREEMENTS (INCLUDING BUT NOT LIMITED TO ANY LITIGATION AGAINST OR INVOLVING ANY DEBT FINANCING SOURCE, ANY LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT FINANCING, THE DEBT COMMITMENT LETTER) OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.10.   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 11.11.   Entire Agreement.   This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.12.   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 11.13.   Specific Performance.   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties hereto agree that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding anything to the contrary in this Agreement, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund a portion of the Required Amount (but not the right of the Company to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied (other than those conditions (x) that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions and (y) the failure of which to be satisfied is caused by or primarily results from a breach by Parent or Merger Sub of this Agreement) and the Closing is required to occur pursuant to Section 2.01(b), (ii) the Debt Financing has been funded in full in accordance with the terms and conditions thereof or will be funded in full at the Closing in accordance with the terms and conditions of the Debt Commitment Letter if the Equity Financing is funded and (iii) the Company has irrevocably confirmed in writing that if the Equity Financing and Debt Financing are funded, then the Company shall take such actions that are required of it by this Agreement to consummate the Closing pursuant to the terms of this Agreement. The parties further agree that (x) by seeking the remedies provided for in this Section 11.13, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including, subject to Section 10.02, monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 11.13 are not available or otherwise are not granted and (y) nothing contained in this Section 11.13 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 11.13 before exercising any termination right under Article 10 (and pursuing damages after such termination) nor shall the commencement of any action pursuant to this Section 11.13 or anything contained in this Section 11.13 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 10 or pursue any other remedies under this Agreement that may be available then or thereafter.
[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
LYDALL, INC.
By:
/s/ Chad A. McDaniel

Name:
Chad A. McDaniel

Title:
Executive Vice President, General Counsel and Chief Administrative Officer

[Signature page to Merger Agreement]

UNIFRAX HOLDING CO.
By:
/s/ John C. Dandolph IV

Name: John C. Dandolph IV
Title:
President

OUTBACK MERGER SUB, INC.
By:
/s/ John C. Dandolph IV

Name: John C. Dandolph IV
Title:
President & Chief Executive Officer

UNIFRAX I LLC, solely for purposes of its obligations pursuant to Section 11.04(c)
By:
/s/ John C. Dandolph IV

Name: John C. Dandolph IV
Title:
President & Chief Executive Officer

[Signature page to Merger Agreement]

Annex B
Opinion of BofA Securities, Inc.
June 20, 2021
The Board of Directors
Lydall, Inc.
One Colonial Road
Manchester, Connecticut 06042
The Board of Directors:
We understand that Lydall, Inc. (“Lydall”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) among Lydall, Unifrax Holding Co. (“Unifrax HoldCo”), an affiliate of Clearlake Capital Group, L.P. (“Clearlake”), Outback Merger Sub, Inc., a wholly owned subsidiary of Unifrax HoldCo (“Merger Sub”), and, solely for specified purposes, Unifrax I LLC (“Unifrax LLC”), pursuant to which, among other things, Merger Sub will merge with and into Lydall (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of Lydall (“Lydall Common Stock”) will be converted into the right to receive $62.10 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to holders of Lydall Common Stock (other than, as applicable, Unifrax HoldCo, Unifrax LLC, Merger Sub, their respective affiliates, including Clearlake and its affiliates, and any subsidiary of Lydall) of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to Lydall;

(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Lydall furnished to or discussed with us by the management of Lydall, including certain financial forecasts and estimates relating to Lydall prepared by the management of Lydall based on Lydall’s strategic plan (the “Strategic Plan Case”) and certain sensitivities thereto reflecting varying financial performance for Lydall, and discussed with the management of Lydall its assessments as to the relative likelihood of achieving the future financial results reflected in the Strategic Plan Case and such sensitivities;

(iii)
discussed the past and current business, operations, financial condition and prospects of Lydall with members of the senior management of Lydall;

(iv)
reviewed the trading history for Lydall Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)
compared certain financial and stock market information of Lydall with similar information of other companies we deemed relevant;

(vi)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(vii)
considered the results of our efforts on behalf of Lydall to solicit, at the direction of Lydall, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Lydall;

(viii)
reviewed a draft, dated June 20, 2021, of the Merger Agreement; and

(ix)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Lydall that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect.

With respect to the Strategic Plan Case and other estimates relating to Lydall that we have been directed to utilize in our analyses, we have been advised by Lydall and we have assumed that they have been reasonably prepared on bases
The Board of Directors
Lydall, Inc.
June 20, 2021

reflecting the best currently available estimates and good faith judgments of the management of Lydall as to the future financial performance of Lydall and the other matters covered thereby and, based on the assessments of the management of Lydall as to the relative likelihood of achieving the future financial results reflected in the Strategic Plan Case and the sensitivities thereto, we have relied, at the direction of Lydall, on the Strategic Plan Case for purposes of our analyses and opinion.
At the direction of Lydall, we have relied upon the assessments of the management of Lydall as to, among other things, (i) the potential impact on Lydall of certain market, seasonal, competitive, geopolitical and macroeconomic and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the engineered materials and specialty filtration solutions industries and the geographic regions in which Lydall operates, including as to future prices, supply and demand for raw materials and other commodities and currency exchange rates, which may be subject to significant volatility and which, if different than assumed could have a material impact on our analyses or opinion, (ii) implications for Lydall of the global COVID-19 pandemic, (iii) the products, technology and intellectual property of Lydall and associated risks (including, without limitation, with respect to the validity and duration of patents) and (iv) existing and future agreements and arrangements involving, and the ability to attract, retain and/or replace, key employees, customers, suppliers, derivatives counterparties and other commercial relationships of Lydall, as well as agreements and arrangements involving certain labor unions. We have assumed, with the consent of Lydall, that there will be no developments with respect to any such matters or any modification to the transaction structure as permitted by the Merger Agreement that would be meaningful in any respect to our analyses or opinion.
We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of Lydall or any other entity, nor have we made any physical inspection of the properties or assets of Lydall or any other entity. We have not been requested to make, and we have not made, an independent evaluation of, and we express no opinion or view as to, any pending or potential litigation, claims or governmental, regulatory or other proceedings, actions or investigations or possible unasserted claims or other contingent liabilities affecting Lydall or any other entity. We have not evaluated the solvency or fair value of Lydall or any other entity under any state, federal, foreign or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Lydall, that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements or amendments or modifications, will be imposed or occur that would have an adverse effect on Lydall or the Merger (including the contemplated benefits of the Merger) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, at the direction of Lydall, that the final executed Merger Agreement will not differ in any material respect from the draft reviewed by us.
We express no opinion or view as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any terms, aspects or implications of any guarantee or any other agreements, arrangements or understandings entered into in connection with, related to or contemplated by the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to holders of Lydall Common Stock (other than as specified below), without regard to individual circumstances of specific holders (whether by virtue of voting, control, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness. No opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors or employees of any party to the Merger or any related entities, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Lydall or in which Lydall might
The Board of Directors
Lydall, Inc.
June 20, 2021

engage or as to the underlying business decision of Lydall to proceed with or effect the Merger. We also are not expressing any opinion or view with respect to accounting, tax, legal, regulatory or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Lydall or any other entity or the Merger, as to which we understand such advice has been obtained as deemed necessary from qualified professionals, and we have relied, at the direction of Lydall, upon the assessments of representatives of Lydall as to such matters. In addition, we express no opinion or recommendation as to how any securityholder should vote or act in connection with the Merger or any other matter.
We have acted as financial advisor to Lydall in connection with the Merger and will receive a fee for our services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon consummation of the Merger. In addition, Lydall has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of  (i) Lydall and certain of its affiliates, and (ii) Unifrax HoldCo, Unifrax LLC and certain of their respective affiliates, including Clearlake and certain of its affiliates and portfolio companies.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Lydall and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as an administrative agent, collateral agent, book manager, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements (including acquisition financing) of Lydall and/or certain of its affiliates, (ii) having provided or providing certain derivatives, foreign exchange and other trading services to Lydall and/or certain of its affiliates, and (iii) having provided or providing certain treasury management products and services to Lydall and/or certain of its affiliates.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Unifrax HoldCo, Unifrax LLC and/or certain of their respective affiliates, including Clearlake and certain of its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Clearlake and certain of its affiliates and portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as a book-running manager and/or underwriter for certain debt offerings of certain affiliates and portfolio companies of Clearlake, (iii) having acted or acting as an administrative agent, collateral agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements (including acquisition financing) of certain affiliates of Unifrax HoldCo and/or Unifrax LLC, including Clearlake and/or certain of its affiliates and portfolio companies, (iv) having provided or providing certain derivatives, foreign exchange and other trading services to certain affiliates of Unifrax HoldCo and/or Unifrax LLC, including Clearlake and/or certain of its affiliates and portfolio companies, and (v) having provided or providing certain treasury management products and services to certain affiliates of Unifrax HoldCo and/or Unifrax LLC, including Clearlake and/or certain of its affiliates and portfolio companies.
It is understood that this letter is for the benefit and use of the Board of Directors of Lydall (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

The Board of Directors
Lydall, Inc.
June 20, 2021

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Lydall Common Stock (other than, as applicable, Unifrax HoldCo, Unifrax LLC, Merger Sub, their respective affiliates, including Clearlake and its affiliates, and any subsidiary of Lydall) is fair, from a financial point of view, to such holders.
Very truly yours,
BOFA SECURITIES, INC.

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262 Appraisal Rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of  (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY LYDALL, INC. VIRTUAL SPECIAL MEETING OF STOCKHOLDERS September 14, 2021 at 9:00 am, Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LYDALL, INC. The undersigned hereby appoints Marc T. Giles, James J. Cannon, and Sara A. Greenstein, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Lydall, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on September 14, 2021 at 9:00 am Eastern Time and any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The Special Meeting of Stockholders will be held virtually. In order to attend the Special Meeting, you must register at http://viewproxy.com/lydall/2021/ by 11:59 PM Eastern time on September 13, 2021. On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON OTHER SIDE) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the virtual Special Meeting: The Proxy Statement is available at http://viewproxy.com/Lydall/2021

PLEASE MARK YOUR VOTES LIKE THIS The Board of Directors recommends a vote “FOR” the following proposals: 1. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 21, 2021, by and among Lydall, Inc. (“Lydall”), Unifrax Holding Co. (“Parent”), Outback Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and solely with respect to certain payment obligations of Parent thereunder, Unifrax I LLC (“Unifrax”), as may be amended from time to time (the “merger agreement”), pursuant to which Merger Sub will be merged with and into Lydall, with Lydall surviving the merger as a wholly owned subsidiary of Parent (the “merger”). FOR AGAINST ABSTAIN DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) VIRTUAL CONTROL NUMBER 2. A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the merger. FOR AGAINST ABSTAIN 3. A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement. FOR AGAINST ABSTAIN Date Signature Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a stockholder of Lydall, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. As a Registered Holder, you may vote your shares at the Special Meeting by first registering at http://viewproxy.com/lydall/2021/ using your Virtual Control Number below. Your registration must be received by 11:59 PM Eastern time on September 13, 2021. On the day of the Special Meeting, if you have properly registered you may log in to the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmations and follow instructions to vote your shares. Please have your Virtual Control Number with you during the Special Meeting in order to vote. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone, or when voting during the Virtual Special Meeting INTERNET Vote Your Proxy on the Internet: Go to www.FCRvote.com/LDL Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.